UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filedby the Registrant ☒	Filedby a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Otix Global, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common stock, par value $0.005 per share, of Otix Global, Inc. (“Otix common stock”)

(2)	Aggregate number of securities to which transaction applies:

5,585,247

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The maximum aggregate value of the transaction is $50,062,208. The filing fee was determined by multiplying $0.0000713 by $50,062,208.

(4)	Proposed maximum aggregate value of transaction:

$50,062,208

(5)	Total fee paid:

$3,569

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Otix Global, Inc.

4246 South Riverboat Road, Suite 300

Salt Lake City, Utah 84123

Phone (801)312-1700

Fax (801)312-1702

www.otixglobal.com

October     , 2010

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders of Otix Global, Inc. (“Otix”) to be held on November     , 2010, at 9:00 a.m., local time, at Otix’s headquarters, 4246 South Riverboat Road, Suite 300, Salt Lake City, Utah 84123.

At the special meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of September 13, 2010, by and among William Demant Holding A/S (“WDH”), OI Merger Sub, Inc. (“Merger Sub”), and Otix Global, Inc., as such agreement may be amended from time to time. Pursuant to the merger agreement, Merger Sub will merge with and into Otix and Otix will become a wholly-owned subsidiary of WDH. We are also asking that you grant the authority to vote your shares to adjourn the special meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting.

If the merger is completed, Otix stockholders will be entitled to receive $8.60 in cash, without interest and less any applicable withholding taxes, for each share of Otix common stock owned by them as of the date of the merger.

After careful consideration, our board of directors unanimously determined that the merger agreement and the terms and conditions of the merger and the merger agreement are advisable, fair to, and in the best interests of Otix and its stockholders. Our board of directors has unanimously approved the merger agreement. Our board of directors unanimously recommends that you vote “FOR” the adoption of the merger agreement at the special meeting.

Our board of directors considered a number of factors in evaluating the transaction and consulted with its legal and financial advisors. The enclosed proxy statement provides detailed information about the merger agreement and the merger. We encourage you to read this proxy statement carefully in its entirety.

Your vote is very important, regardless of the number of shares you own. The proposal to adopt the merger agreement must be approved by the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting. Therefore, if you do not return your proxy card, submit a proxy via the Internet or telephone or attend the special meeting and vote in person, it will have the same effect as if you voted “AGAINST” adoption of the merger agreement. Only stockholders who owned shares of Otix common stock at the close of business on October 4, 2010, the record date for the special meeting, will be entitled to vote at the special meeting. To vote your shares, you may return your proxy card, submit a proxy via the Internet or telephone or attend the special meeting and vote in person. Even if you plan to attend the meeting, we urge you to promptly submit a proxy for your shares via the Internet or telephone or by completing, signing, dating and returning the enclosed proxy card.

Thank you for your continued support of Otix.

Sincerely,

Samuel L. Westover

Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger or the merger agreement, passed upon the merits or fairness of the merger or the merger agreement or passed upon the adequacy or accuracy of the disclosures in this proxy statement. Any representation to the contrary is a criminal offense. This proxy statement is dated October     , 2010 and is being mailed to stockholders of Otix on or about October     , 2010.

Otix Global, Inc.

4246 South Riverboat Road, Suite 300

Salt Lake City, Utah 84123

Phone (801)312-1700

Fax (801)312-1702

www.otixglobal.com

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be Held on November     , 2010

To the Stockholders of Otix Global, Inc.:

Otix Global, Inc., a Delaware corporation (“Otix”), will hold a special meeting of stockholders at its offices, 4246 South Riverboat Road, Suite 300, Salt Lake City, Utah 84123, at 9:00 a.m., local time, on November     , 2010, for the following purposes:

•

To consider and vote upon the adoption of the Agreement and Plan of Merger, dated as of September 13, 2010, by and among William Demant Holding A/S (“WDH”), a Danish public limited company, OI Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and wholly-owned subsidiary of WDH, and Otix, as such agreement may be amended from time to time; and

•

To consider and vote upon the adjournment of the special meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting.

Stockholders also will consider and act on any other matters that may properly come before the special meeting or any adjournment or postponement thereof, including any procedural matters incident to the conduct of the special meeting.

The Board of Directors of Otix has fixed October 4, 2010 as the record date for the determination of stockholders entitled to notice of and to vote at, the special meeting and any adjournment or postponement thereof. Only record holders of Otix common stock at the close of business on the record date are entitled to receive notice of, and will be entitled to vote at, the special meeting, including any adjournments or postponements of the special meeting.

Your vote is important and we urge you to complete, sign, date and return your proxy card as promptly as possible by mailing the card in the enclosed postage-prepaid envelope, whether or not you expect to attend the special meeting. If you are unable to attend in person and you return your proxy card, your shares will be voted at the special meeting in accordance with your proxy. You may also submit a proxy by telephone by calling 1-800-776-9437 or through the Internet at http://www.voteproxy.com using the control number on your proxy card. If your shares are held in “street name” by your broker or other nominee, only that holder can vote your shares unless you obtain a valid legal proxy from such broker or nominee. You should follow the directions provided by your broker or nominee regarding how to instruct such broker or nominee to vote your shares.

Under Delaware law, if the merger is completed, holders of Otix common stock who do not vote in favor of adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery. In order to exercise your appraisal rights, you must submit a written demand for an appraisal prior to the stockholder vote on the merger agreement, not vote in favor of adoption of the merger agreement and comply with other Delaware law procedures explained in the accompanying proxy statement.

The merger is described in the accompanying proxy statement, which we urge you to read carefully. A copy of the merger agreement is attached as Annex A to the proxy statement.

Salt Lake City, Utah

October     , 2010

By Order of the Board of Directors,

Brent H. Shimada

Vice President, General Counsel and Secretary

YOUR VOTE IS IMPORTANT.

Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-prepaid envelope, or submit a proxy by telephone by calling 1-800-776-9437 or through the Internet at http://www.voteproxy.com. Giving your proxy now will not affect your right to vote in person if you attend the meeting.

OTIX GLOBAL, INC.

SPECIAL MEETING OF STOCKHOLDERS

i

ANNEXES

Except as otherwise specifically noted in this proxy statement, “we,” “our,” “us” and similar words in this proxy statement refer to Otix Global, Inc. In addition, we refer to Otix Global, Inc. as “Otix,” to William Demant Holding A/S as “WDH” and to OI Merger Sub, Inc. as “Merger Sub.”

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to address some commonly asked questions regarding the special meeting of stockholders and the merger. These questions and answers may not address all questions that may be important to you as an Otix stockholder. We urge you to read carefully the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents we refer to in or incorporate by reference into this proxy statement.

The Proposed Merger

Q:	What will I receive for my shares of Otix common stock in the merger?

A:	As a result of the merger, our stockholders will be entitled to receive $8.60 in cash, without interest and less any applicable withholding taxes, for each share of our common stock they own as of the date of the merger. For example, if you own 1,000 shares of our common stock, you will be entitled to receive $8,600 in cash, less any applicable withholding taxes, in exchange for your 1,000 shares.

Q:	What will the holders of Otix stock awards receive in the merger?

A:	At the effective time of the merger, all of our outstanding stock options granted under our 1993 Stock Plan and 2000 Stock Plan, whether vested or unvested, will be cancelled in the merger and the holders of such stock options will be entitled to receive a cash payment from WDH in an amount equal to the product of (i) the number of shares subject to such stock options multiplied by (ii) $8.60 less the applicable per-share exercise price. That payment will be subject to reduction for any applicable withholding taxes. Stock options with per-share exercise prices greater than or equal to $8.60 will be cancelled without any payment being made in respect thereof. Each share of our restricted stock shall become fully vested and free of any repurchase rights or other restrictions immediately prior to the effective time of the merger. As a result, all restricted stock will be treated in a manner consistent with the other shares of common stock and will be converted into the right to receive $8.60 per share, without interest and less any applicable withholding taxes. See “The Merger—Effect of the Merger on Stock Options” beginning on page 28 and “The Merger—Effect of the Merger on Restricted Stock” beginning on page 29.

Q:	What effects will the proposed merger have on Otix?

A:	Upon completion of the proposed merger, Otix will cease to be a publicly traded company and will be wholly-owned by WDH. As a result, you will no longer have any future interest in Otix. Following completion of the merger, the registration of our common stock and our reporting obligations with respect to our common stock under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” are expected to be terminated. In addition, upon completion of the proposed merger, shares of Otix common stock will no longer be listed on The NASDAQ Global Market.

Q:	What regulatory approvals and filings are needed to complete the merger?

A:	The merger is not subject to any U.S. regulatory approvals or filings, but is subject to approval by German and Australian regulators.

Q:	When do you expect the merger to be completed?

A:	We are working toward completing the merger as quickly as possible and currently expect to consummate the merger between mid-November and the end of 2010. In addition to obtaining stockholder approval, we must satisfy all other closing conditions.

Q:	What happens if the merger is not completed?

A:	If the merger agreement is not adopted by our stockholders, or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares pursuant to the merger agreement. Instead, Otix will remain as a publicly-traded company and our common stock will continue to be registered under the Exchange Act and listed and traded on The NASDAQ Global Market. Under specified circumstances, WDH may be required to pay Otix a termination fee or Otix may be required to pay WDH a termination fee, as described in “The Merger Agreement—Fees and Expenses” beginning on page 43.

Q:	What rights do I have if I oppose the merger?

A:	Our stockholders are entitled to appraisal rights under Delaware law by following the requirements specified in Section 262 of the General Corporation Law of the State of Delaware. A copy of Section 262 is attached as Annex C to this proxy statement, See “Appraisal Rights” beginning on page 46.

Q:	Do any of Otix’s directors or officers have interests in the merger that may differ from those of Otix stockholders?

A:	Certain of our executive officers are parties to agreements with us that provide the executive officer with certain severance payments and benefits if the executive officer’s employment is terminated under certain circumstances within one year following the effective time of the merger. In addition, certain of our executive officers and directors (i) own shares of our common stock for which they will be entitled to receive the same cash consideration per share on the same terms and conditions as our other stockholders and (ii) hold stock options with exercise prices less than $8.60 per share and shares of restricted stock which will accelerate and be cashed out in connection with the merger. See “The Merger—Treatment of Stock Options Outstanding Under Our Stock Plans” beginning on page 30 and “The Merger—Treatment of Restricted Shares Outstanding Under Our Stock Plans” beginning on page 30. Also see “The Merger—Interests of Our Executive Officers and Directors in the Merger” beginning on page 26 for a description of these and other rights of our directors and executive officers that come into effect in connection with the merger.

Q:	What factors did the Otix board of directors consider in making its recommendation?

A:	In making its recommendation, our board of directors took into account, among other things, the $8.60 per share cash consideration to be received by holders of our common stock pursuant to the merger not only in relation to the market price as of signing and historical market prices of our common stock, but also in relation to our board of directors’ assessment of the business, competitive position and prospects of Otix, the strategic alternative evaluation process, and the terms and conditions of the merger agreement, our ability to shop Otix for 20 days and to solicit alternative acquisition proposals and to furnish information to, and conduct negotiations with, a third party should we receive an alternative proposal, and our right to terminate the merger agreement to accept a superior offer.

Q:	Will the merger be taxable to me?

A:

Yes. The receipt of cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. Generally, for U.S. federal income tax purposes, a U.S. stockholder will recognize gain or loss equal to the difference between the amount of cash received by the stockholder in the merger and the stockholder’s adjusted tax basis in the shares of our common stock converted into cash in the merger. If you are a non-U.S. holder, the merger will generally not be a taxable transaction to you under U.S. federal income tax laws unless you have certain connections to the United States, but may be a taxable transaction to you under non-U.S. federal income tax laws, and you are encouraged to seek tax advice regarding such

v

matters. Because individual circumstances may differ, we recommend that you consult your own tax advisor to determine the particular tax effects to you. See “The Merger—Material United States Federal Income Tax Consequences of the Merger” beginning on page 31.

The Special Meeting

Q:	Why am I receiving this proxy statement?

A:	Our board of directors is furnishing this proxy statement in connection with the solicitation of proxies to be voted at a special meeting of stockholders, or at any adjournments or postponements of the special meeting. This document contains important information about the merger and the special meeting of stockholders, and you should read it carefully.

Q:	Where and when is the special meeting of stockholders?

A:	The special meeting of our stockholders will be held on November , 2010 at 9:00 a.m., local time, at Otix’s offices, 4246 South Riverboat Road, Suite 300, Salt Lake City, Utah 84123.

Q:	What am I being asked to vote on?

A:	You will be asked to consider and vote on the following proposals:

•	to adopt the merger agreement; and

•

to approve the adjournment of the special meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting.

Stockholders will also consider and act upon other business that may properly come before the special meeting or any adjournment or postponement thereof.

Q:	How does Otix’s board recommend that I vote?

A:	At a meeting held on September 8, 2010, our board of directors unanimously approved the merger agreement and determined that the merger agreement and the terms and conditions of the merger and the merger agreement are advisable, fair to, and in the best interests of Otix and its stockholders. Our board of directors unanimously recommends that you vote “FOR” the adoption of the merger agreement and “FOR” the proposal to adjourn the special meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting.

Voting and Proxy Procedures

Q:	Who is entitled to vote at the special meeting?

A:	Only stockholders of record as of the close of business on October 4, 2010 are entitled to receive notice of the special meeting and to vote the shares of our common stock that they held at that time at the special meeting, or at any adjournments or postponements of the special meeting.

Q:	What vote is required to adopt the merger agreement?

A:	The proposal to adopt the merger agreement must be approved by the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting.

Q:	What vote is required to approve a proposal to adjourn the special meeting, if necessary, to solicit additional proxies?

A:	The proposal to adjourn the special meeting, if necessary, to solicit additional proxies requires that a quorum be present and then requires the affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy at the meeting and entitled to vote on the matter.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:	Your broker will NOT be able to vote your shares without instructions from you. You should instruct your broker to vote your shares in accordance with the procedure provided by your broker. Without instructions from you, your shares will not be voted, which will have the same effect as if you voted “AGAINST” adoption of the merger agreement.

Q:	What do I need to do now?

A:	We urge you to read this proxy statement carefully and consider how the merger affects you. Then mail your completed, dated and signed proxy card in the enclosed postage-prepaid return envelope as soon as possible, or submit a proxy via the Internet or telephone, so that your shares can be voted at the special meeting of our stockholders. Please do not send your stock certificates with your proxy card.

Q:	May I vote in person?

A:	Yes. If your shares are registered in your name, you may attend the special meeting and vote your shares in person, rather than signing and returning your proxy card by mail or submitting a proxy via the Internet or telephone. If your shares are held in “street name,” (that is through a broker, trustee, bank, or nominee) you must obtain a proxy from your broker or other nominee in order to attend the special meeting and vote in person. Even if you plan to attend the special meeting in person, we urge you to complete, sign, date and return the enclosed proxy by mail or submit a proxy via the Internet or telephone to ensure that your shares will be represented at the special meeting.

Q:	May I submit a proxy via the Internet or telephone?

A:	If your shares are registered in your name, you may cause your shares to be voted by returning a signed proxy card by mail or vote in person at the special meeting. Additionally, you may submit a proxy authorizing the voting of your shares via the Internet at http://www.voteproxy.com or telephonically by calling 1-800-776-9437. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy via the Internet or telephone.

If your shares are held in “street name” through a broker or other nominee, you may provide voting instructions by completing and returning the voting form provided by your broker or nominee, or via the Internet or telephone through your broker or nominee if your broker or nominee provides such a service. To provide voting instructions via the Internet or telephone through your broker or nominee, you should follow the instructions on the voting form provided by your broker or nominee.

Q:	What happens if I do not return my proxy card by mail, submit a proxy via the Internet or telephone or attend the special meeting and vote in person?

A:

The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting. Therefore, if you do not return your proxy card, submit a proxy via the Internet or telephone, or attend the special meeting and vote in person, it will have the same effect as if you voted “AGAINST” adoption of the merger agreement. In the event that we do receive the affirmative vote of the holders of a majority of the outstanding shares of our common stock, it is expected that the meeting will be adjourned to solicit additional proxies. If a quorum is present in person or represented by proxy at the special meeting, approval of the proposal to adjourn the special meeting, if necessary to solicit additional proxies, requires the affirmative vote of a majority of the votes cast on the matter by holders of our common stock present, in person or represented by proxy, at the special meeting and, therefore, if you do not vote in person or by proxy, it will have no effect on the outcome of such proposal to adjourn.

Q:	May I change my vote after I have mailed my signed proxy card?

A:	Yes. You may change your vote at any time before your proxy card is voted at the special meeting. If your shares are registered in your name, you may revoke your proxy by:

•

delivering a written revocation of the proxy or a later dated, signed proxy card, to our corporate secretary at our corporate offices at 4246 South Riverboat Road, Suite 300, Salt Lake City, Utah 84123, or by fax to the attention of Brent H. Shimada, Secretary, at (801) 312-1702, on or before the business day prior to the special meeting;

•	delivering a new, later dated proxy by telephone or via the Internet until immediately prior to the special meeting;

•	delivering a written revocation or a later dated, signed proxy card to us at the special meeting prior to the taking of the vote on the matters to be considered at the special meeting; or

•	attending the special meeting and voting in person.

If you have instructed a broker or other nominee to vote your shares, you may revoke your proxy only by following the directions received from your broker or nominee to change those instructions.

Revocation of the proxy will not affect any vote previously taken. Attendance at the special meeting will not in itself constitute the revocation of a proxy; you must vote in person at the special meeting to revoke a previously delivered proxy.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return by mail (or submit via the Internet or telephone) each proxy card and voting instruction card that you receive.

Q:	What happens if I sell my shares of Otix common stock before the special meeting?

A:	The record date for the special meeting, October 4, 2010, is earlier than the date of the special meeting and the date the merger is expected to be completed. If you transfer your shares of our common stock after the record date but before the special meeting, you will retain your right to vote at the special meeting, but will transfer the right to receive the merger consideration.

Q:	Should I send in my stock certificates now?

A:	No. After the merger is completed, you will receive written instructions for exchanging your shares of our common stock for the merger consideration of $8.60 in cash, without interest and less any applicable withholding taxes, for each share of our common stock you hold.

Q:	Who can help answer my questions?

A:	If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger, including the procedures for voting your shares, you should contact:

Otix Global, Inc.

Attn: Brent H. Shimada

4246 South Riverboat Road, Suite 300

Salt Lake City, Utah 84123

(801) 312-1700

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This proxy statement contains “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act that are based on our current expectations, assumptions, beliefs, estimates and projections about Otix and its industry. The forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “should” and similar expressions. Factors that may affect those forward-looking statements include, among other things:

•	the risk that the merger may not be consummated in a timely manner, if at all;

•	risks regarding a loss of or a substantial decrease in purchases by our major customers;

•	risks related to the diversion of management’s attention from our ongoing business operations; risks regarding employee retention; and

•

legal and regulatory proceedings, including but not limited to litigation arising out of the proposed merger, or other matters that affect the timing or our ability to complete the transactions as contemplated.

In addition, we are subject to risks and uncertainties and other factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 16, 2010, and updated in our subsequently filed quarterly reports on Form 10-Q and Current Reports on Form 8-K, which should be read in conjunction with this proxy statement. See “Where You Can Find More Information” beginning on page 55 of this proxy statement. We caution you that reliance on any forward-looking statement involves risks and uncertainties, and, although we believe that the assumptions on which our forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and, as a result, the forward-looking statements based on those assumptions could be incorrect. In light of these and other uncertainties, you should not conclude that we will necessarily achieve any plans and objectives or projected financial results referred to in any of the forward-looking statements. We do not undertake to release the results of any revisions of these forward-looking statements to reflect future events or circumstances.

SUMMARY TERM SHEET

This Summary Term Sheet highlights selected information from this proxy statement and may not contain all of the information that is important to you. To better understand the merger and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement, the annexes to this proxy statement and the documents we refer to and incorporate by reference in this proxy statement. See “Where You Can Find More Information” beginning on page 55. The merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement, which is the legal document governing the merger.

•	The Parties to the Merger (page 14)

Otix Global, Inc.

4246 South Riverboat Road, Suite 300

Salt Lake City, Utah 84123

Telephone: (801) 312-1700

Otix Global Inc. (“Otix”) was incorporated as Sonic Innovations, Inc. in Utah in 1991. In 1997, Sonic Innovations, Inc. was reincorporated in Delaware, and changed its name to Otix in 2009. Otix is a leading producer of advanced digital hearing aids designed to provide the highest levels of satisfaction for hearing impaired consumers. Otix sells its products to hearing care professionals or directly to hearing impaired consumers in North America and Australia, and formerly in Germany. In other parts of the world, Otix sells primarily to distributors.

Our website is located at http://www.otixglobal.com and our telephone number is (801) 312-1700. Additional information regarding Otix is contained in our filings with the SEC. See “Where You Can Find More Information” beginning on page 55.

William Demant Holding A/S

Kongebakken 9

DK-2765 Smorum

Denmark

Telephone: (45) 3917-7100

William Demant Holding Group is a listed company with more than 6,000 employees worldwide and revenues totaling $1,064,000,000 [DKK 5,700,000,000] in 2009. WDH is headquartered in Denmark and its products are distributed in more than 100 countries. WDH has more than 100 years of experience in the hearing aid business, and today the William Demant Group is one of the world’s leading manufacturers of hearing aids. The employees in WDH work together towards a common goal: to provide people who wish to improve their hearing with the best solutions.

WDH focuses on three business areas: Hearing Aids, Diagnostic Instruments and Personal Communication. Its core business is hearing aids. WDH aims to become the customers’ preferred supplier of state-of-the-art quality solutions and thus create a platform for continued organic growth. WDH plays a role in overall structural changes by acquiring enterprises in existing core and related businesses. Through such acquisitions, WDH hopes to capitalize on its technological and audiological expertise, managerial competencies and financial resources to create further growth. Moreover, WDH is committed to high standards of ethics, quality and fairness and is dedicated to meeting its environmental and social responsibilities. William Demant is listed on the Copenhagen Stock Exchange. The Oticon Foundation is the largest shareholder with a shareholding of approximately 60%. William Demant achieved sales of $1,064,000,000 in 2009, about 89% thereof in the Hearing Aids division.

OI Merger Sub, Inc.

c/o William Demant Holding A/S

Attn: Morten Lehmann Nielsen

Kongebakken 9

DK-2765 Smorum

Denmark

Telephone: (45) 3917-7100

Incorporated on September 7, 2010, OI Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of WDH, was organized solely for the purpose of entering into the merger agreement with Otix and completing the merger. Merger Sub has not conducted any business operations.

•	The Merger (page 15)

Upon the terms and subject to the conditions of the merger agreement, Merger Sub will be merged with and into Otix, and Otix will be become a wholly-owned subsidiary of WDH. If the merger is completed, you will be entitled to receive $8.60 in cash, without interest and less any applicable withholding taxes, in exchange for each share of our common stock that you own as of the date of the merger and for which you have not properly exercised appraisal rights. After the merger is completed, you will have the right to receive the merger consideration, but you will no longer have any rights as an Otix stockholder and will have no rights as a WDH stockholder as a result of the merger. Otix stockholders will receive the merger consideration after surrendering their Otix shares in accordance with the instructions contained in the letter of transmittal to be sent to our stockholders shortly after closing of the merger. As a result of the merger, Otix will cease to be a publicly-traded company.

The merger agreement is attached as Annex A to this proxy statement. Please read it carefully.

•	Treatment of Stock Options Outstanding Under Our Stock Plans (page 30)

At the effective time of the merger, all of our outstanding stock options granted under our 1993 Stock Plan and 2000 Stock Plan, whether vested or unvested, will be cancelled in the merger and each holder of such stock options will be entitled to receive a cash payment from WDH in an amount equal to the product of (i) the number of shares subject to such holder’s stock options, multiplied by (ii) $8.60 less the applicable per-share exercise price. That payment will be subject to reduction for any applicable withholding taxes. Stock options with per-share exercise prices greater than or equal to $8.60 will be cancelled without any payment being made in respect thereof.

•	Treatment of Restricted Shares Outstanding Under Our Stock Plans (page 30)

Each share of our restricted stock shall become fully vested and free of any repurchase rights or other restrictions immediately prior to the effective time of the merger. As a result, all restricted stock will be treated in a manner consistent with the other shares of common stock and will be converted into the right to receive $8.60 per share, less any applicable withholding taxes.

•	Reasons for the Merger and Recommendation of Our Board of Directors (page 17)

Our board of directors unanimously recommends that you vote “FOR” adoption of the merger agreement and “FOR” the proposal to adjourn the special meeting, if necessary, to solicit additional proxies. At a meeting of our board of directors on September 8, 2010, after consultation with financial and legal advisors, our board of directors unanimously determined that the merger agreement and the merger are advisable and in the best interests of Otix and its stockholders and unanimously approved the merger agreement.

In the course of reaching its decision, our board of directors consulted with our senior management, financial advisor and legal counsel, reviewed a significant amount of information and considered a number of factors, including, among others, the $8.60 per share cash consideration to be received by holders of our common stock pursuant to the merger not only in relation to the market price as of signing and historical market prices of our common stock, but also in relation to our board of directors’ assessment of the business, competitive position and future prospects of Otix, the strategic alternative evaluation process, and the terms and conditions of the merger agreement, including our ability to shop Otix for 20 days and to solicit alternative acquisition proposals and to furnish information to, and conduct negotiations with, a third party should we receive an alternative proposal, and our right to terminate the merger agreement to accept a superior offer.

•	Opinion of Our Financial Advisor (page 20)

Valuation Research Corp. (“VRC”), delivered its written opinion to our board of directors that, as of September 8, 2010, and based upon and subject to the factors, assumptions, qualifications and limitations set forth therein, the consideration to be paid to the holders of shares of our common stock in the merger was fair, from a financial point of view, to such holders.

The full text of the written opinion of VRC dated September 8, 2010, which sets forth, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken in connection with its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. VRC provided its opinion for the information of our board of directors in connection with and for the purposes of the evaluation of the transactions contemplated by the merger agreement. VRC’s written opinion addresses only the consideration to be paid to the holders of shares of our common stock in the merger, and does not address any other matter. VRC’s opinion does not constitute a recommendation to any stockholder of Otix as to how such stockholder should vote with respect to any matter.

•	The Special Meeting of Otix’s Stockholders (page 10)

Date, Time and Place. A special meeting of our stockholders will be held on November     , 2010, at Otix’s offices, 4246 South Riverboat Road, Suite 300, Salt Lake City, Utah 84123, at 9:00 a.m., local time, to consider and vote on:

•	adoption of the merger agreement; and

•

adjournment of the special meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting.

Stockholders will also consider and act upon such other business that may properly come before the special meeting or any adjournment or postponement thereof.

Record Date and Voting Power. You are entitled to vote at the special meeting if you owned shares of our common stock at the close of business on October 4, 2010, the record date for the special meeting. You will have one vote at the special meeting for each share of our common stock you owned. The holders of outstanding shares of our common stock are entitled to cast a total of 5,585,247 votes at the special meeting.

Required Vote. The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding at the close of business on the record date. Approval of any proposal to adjourn the special meeting, if necessary, to solicit additional proxies requires the affirmative vote of a majority of the votes cast on the matter by holders of our common stock present, in person or represented by proxy, at the special meeting, provided that a quorum is present, in person or represented by proxy, at the special meeting.

•	Revocation of Proxies (page 12)

You may change your vote at any time before your proxy card is voted at the special meeting. If your shares are registered in your name, you may revoke your proxy by:

•

delivering a written revocation of the proxy, or a later dated, signed proxy card, to our corporate secretary at our corporate offices at 4246 South Riverboat Road, Suite 300, Salt Lake City, Utah 84123, or by fax to the attention of Brent H. Shimada, Secretary, at (801) 312-1702, on or before the business day prior to the special meeting;

•	delivering a new, later dated proxy by telephone or via the Internet until immediately prior to the special meeting;

•	delivering a written revocation or later dated, signed proxy card to us at the special meeting prior to the taking of the vote on the matters to be considered at the special meeting; or

•	attending the special meeting and voting in person.

If you have instructed a broker or other nominee to vote your shares, you may revoke your proxy only by following the directions received from your broker or nominee to change those instructions.

Revocation of the proxy will not affect any vote previously taken. Attendance at the special meeting will not in itself constitute the revocation of a proxy; you must vote in person at the special meeting to revoke a previously delivered proxy.

•	Interests of Our Executive Officers and Directors in the Merger (page 26)

When considering the recommendation of Otix’s board of directors, you should be aware that Otix’s directors and executive officers have interests in the merger other than their interests as Otix stockholders generally, as described below. These interests may be different from, or in conflict with, your interests as an Otix stockholder. The members of our board of directors were aware of these additional interests, and considered them, when they approved the merger agreement. These interests include the following:

•

certain of our executive officers are parties to an agreements with us that provide severance payments and benefits if the executive officer’s employment is terminated under certain circumstances within one year following the effective time of the merger;

•

based on holdings as of September 13, 2010, our executive officers and directors beneficially own in the aggregate 99,632 shares of our common stock (excluding unvested restricted stock and shares underlying stock options) and will receive an aggregate of approximately $856,835 in cash for these shares in connection with the merger;

•

based on holdings as of September 13, 2010, our executive officers and directors hold stock options to purchase an aggregate of 15,000 shares of our common stock with per-share exercise prices less than $8.60 and will receive an aggregate of approximately $58,500 in cash (net of applicable exercise prices and subject to applicable withholding taxes) in exchange for these stock options in connection with the merger;

•

based on holdings as of September 13, 2010, our executive officers and directors hold 190,850 shares of unvested restricted stock and will receive an aggregate cash payment of approximately $1,641,310 in exchange for these shares of unvested restricted stock in connection with the merger, subject to applicable withholding taxes; and

•

following the effective time of the merger, the surviving corporation of the merger will provide continued indemnification and directors’ and officers’ liability insurance applicable to the period prior to the effective time of the merger.

•	Conditions to the Closing of the Merger (page 40)

Each party’s obligation to consummate the merger is subject to the satisfaction or waiver of various conditions, which include the following:

The obligations of Otix, WDH and Merger Sub to consummate the merger are subject to the satisfaction or waiver of each of the following conditions:

•	the adoption of the merger agreement by the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting; and

•

no Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Order (whether temporary, preliminary or permanent) that is then in effect and has the effect of making consummation of the Merger illegal or otherwise preventing or prohibiting consummation of the Merger and no Law shall have been adopted that makes consummation of the Merger illegal or otherwise prevented or prohibited.

In addition, the obligations of WDH and Merger Sub to consummate the merger are subject to the satisfaction of each of the following additional conditions (except that WDH and Merger Sub may not rely on the failure of any of the following conditions to the extent such failure results from their failure to use the standard of efforts to consummate the merger required from them under the terms of the merger agreement):

•

our representations and warranties must be true and correct, except for changes specifically contemplated by the merger agreement and where the failure to be true and correct has not had, and would not reasonably be expected to have, a “Material Adverse Effect;”

•

all necessary consents required from the governing regulatory authorities have been obtained including, but not limited to, the consent of the Bundeskartellamt, Germany, without such consents being subject to conditions that, in the reasonable opinion of WDH, are unacceptable, provided that, in the event that a required consent is not obtained or conditions are imposed as a result of the acquisition by WDH, directly or indirectly, of NHC Group Pty Limited, WDH and Merger Sub shall not be relieved of their obligation to consummate the merger;

•

the lease for our principal offices in Australia shall not contain a change of control provision or the landlord should agree to a transfer of the lease without the termination of the lease or the imposition of conditions that, in the reasonable opinion of the WDH, are unacceptable;

•	we shall have delivered evidence of its ownership in all of its subsidiaries to the widest extent possible under applicable law and to the satisfaction of Parent, in its reasonable discretion;

•

we have obtained complete and irrevocable releases from each of its directors and executive officers with respect to any claims that pre-date the Effective Date, such releases to be conditioned on the payment of severance obligations due to such individuals, if any;

•	a sufficient number of our executive management team have agreed to provide transition services;

•	no unresolved litigation regarding the merger exists that, in the reasonable judgment of the WDH, is likely to have a material adverse impact on us; and

•	we shall have delivered to the Buyer a certificate, dated as of the closing date of the merger, signed by an executive, certifying to the satisfaction of the above described conditions.

In addition, our obligations to consummate the merger are subject to the satisfaction of each of the following additional conditions (except that we may not rely on the failure of any of the following conditions to the extent such failure results from our failure to use the standard of efforts to consummate the merger required from us under the terms of the merger agreement):

•

WDH’s and Merger Sub’s representations and warranties in the merger agreement must be true and correct except for changes contemplated by the merger agreement and where the failure to be true and correct has not had, and would not reasonably be expected to have a “Material Adverse Effect;”

•

WDH and Merger Sub shall have performed or complied in all material respects with all agreements, covenants and obligations required to be performed by them under the merger agreement on or prior to the closing date; and

•	WDH shall have delivered to us a certificate, dated as of the closing date of the merger, signed by an executive, certifying the satisfaction of the above-described conditions.

•	Response to Other Offers (page 41)

We have agreed that up to 11:59 p.m. Eastern Time on October 3, 2010, we or our representatives may initiate, solicit or encourage the submission of alternative acquisition proposals and participate in discussions or negotiations which may be expected to lead to the submission of alternative acquisition proposals. After 11:59 p.m. Eastern time on October 3, 2010, neither we, our subsidiaries, directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives may, directly or indirectly:

•

initiate, solicit or take any action to knowingly facilitate or encourage the submission of any inquiry, proposal or offer with respect to, or any transaction to effect, a merger, reorganization, share exchange, consolidation, business combination, recapitalization or similar transaction involving us or any of our subsidiaries, or any purchase or sale of any of our assets (including the stock of our subsidiaries), or any purchase or sale of, or tender or exchange offer for, our equity securities;

•

have any discussion with or provide or cause to be provided any non-public information to any person relating to an acquisition proposal, or engage or participate in any negotiations concerning an acquisition proposal, other than as provided in the merger agreement;

•	approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any other acquisition proposal, other than as provided in the merger agreement; or

•

approve, endorse or recommend, propose publicly to approve, endorse or recommend, or execute or enter into, any letter of intent, option agreement, agreement in principle, merger agreement, acquisition agreement or other similar agreement, or agree to do any of the foregoing related to any other acquisition proposal, other than as provided in the merger agreement.

However, we may furnish information with respect to Otix to, or engage in discussions or negotiations with, a person who has made an acquisition proposal, if:

•	such acquisition proposal did not result from a breach of our non-solicitation obligations under the merger agreement;

•

we comply with our obligations under the merger agreement concerning changes in our board of directors’ recommendation to our stockholders in favor of the merger and the entry into agreements with respect to alternative acquisition proposals; and

•

our board of directors first determines in good faith, after consultation with outside counsel and its financial advisors, that such acquisition proposal constitutes or is reasonably likely to lead to a superior proposal.

We are required to promptly (and in any event within one business day) advise WDH of our receipt of any written acquisition proposal, the material terms and conditions of any such acquisition proposal and the identity of the person making any such acquisition proposal. We have also agreed to provide, contemporaneously with furnishing any information to any such party, copies of such information to WDH (to the extent such information has not been previously provided to WDH).

•	Termination of the Merger Agreement (page 42)

Otix, WDH and Merger Sub may agree to terminate the merger agreement at any time prior to the effective time of the merger, even after our stockholders have adopted the merger agreement at the special meeting.

In addition, we, on the one hand, and WDH and Merger Sub, on the other hand, each have separate rights to terminate the merger agreement without the agreement of the other party if, among other things:

•

the merger has not been consummated by February 28, 2011, except that this termination right will not be available to any party whose breach of or failure to fulfill any obligation under the merger agreement has been a principal cause of or resulted in the failure of the merger to occur on or before such date;

•	if any law shall have be adopted, enacted or promulgated that makes the consummation of the merger illegal or otherwise prohibited;

•

if any governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order (whether temporary, preliminary or permanent) that has become final and nonappealable and has the effect of making consummation of the merger illegal or otherwise preventing or prohibiting consummation of the merger, except that this termination right will not be available to any party whose failure to fulfill any obligation under the merger agreement has been the principal cause of or resulted in such order, and this termination right is not available to WDH if WDH’s acquisition, directly or indirectly, of NHC Group Pty Limited is the principal cause of such order; or

•	our stockholders do not vote to adopt the merger agreement at the special meeting.

WDH and Merger Sub may also terminate the merger agreement if:

•

we breach or fail to perform any of our representations, warranties, covenants or agreements in the merger agreement and such breach or failure to perform would cause certain conditions to WDH’s obligation to consummate the closing not to be satisfied and such breach or failure to perform is not timely cured or is not capable of being cured.

•

prior to our stockholders approval of the merger agreement, our board of directors change their recommendation in favor of this merger in accordance with merger agreement or fail to reject a tender offer or exchange offer pursuant to the terms of the merger agreement.

Additionally, we may terminate the merger agreement if:

•

our board of directors pursuant to and in compliance with our non-solicitation obligations under the merger agreement, approves or recommends to our stockholders another acquisition proposal and we pay the termination fee to WDH; and

•

WDH or Merger Sub breach or fail to perform any of their representations, warranties, covenants or agreements in the merger agreement and such breach or failure to perform would cause certain conditions to our obligation to consummate the closing not to be satisfied and such breach or failure to perform is not timely cured or is not capable of being cured.

•	Fees and Expenses (page 43)

We must pay WDH a termination fee of $2,000,000 if we enter into an agreement with respect to a proposal that our board determines is more favorable to us and our stockholders than WDH’s offer. WDH must pay us a termination fee of $5,000,000 if WDH is unwilling to close the merger and we have fulfilled our conditions to the closing of the merger and WDH is not entitled to otherwise terminate the merger agreement according to its terms.

•	Material United States Federal Income Tax Consequences of the Merger (page 31)

The conversion of shares of our common stock into the right to receive $8.60 per share cash merger consideration (without interest and subject to any applicable withholding taxes) will be a taxable transaction to our stockholders for U.S. federal income tax purposes.

Tax matters can be complicated, and the tax consequences of the merger to you will depend on the facts of your own situation. We strongly recommend that you consult your own tax advisor to fully understand the tax consequences of the merger to you.

•	Appraisal Rights (page 46)

Holders of our common stock who object to the merger may elect to pursue their appraisal rights to receive the judicially determined “fair value” of their shares, which could be more or less than, or the same as, the per share merger consideration under the merger agreement, but only if they comply with the procedures required under Delaware law. In order to qualify for these rights, you must (1) not vote in favor of adoption of the merger agreement, nor consent thereto in writing, (2) make a written demand for appraisal prior to the taking of the vote on the adoption of the merger agreement at the special meeting and (3) otherwise comply with the Delaware law procedures for exercising appraisal rights. For a summary of these Delaware law procedures, see “Appraisal Rights” beginning on page 46. An executed proxy that is not marked “AGAINST’ or “ABSTAIN” will be voted for adoption of the merger agreement and will disqualify the stockholder submitting that proxy from demanding appraisal rights.

A copy of Section 262 of the General Corporation Law of the State of Delaware, or DGCL, is included as Annex C to this proxy statement. Failure to follow the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights.

THE SPECIAL MEETING

The enclosed proxy is solicited on behalf of the board of directors of Otix for use at the special meeting of stockholders or at any adjournment or postponement thereof.

Date, Time and Place of the Special Meeting

We will hold the special meeting at Otix’s offices, 4246 South Riverboat Road, Suite 300, Salt Lake City, Utah 84123, at 9:00 a.m., local time, November     , 2010.

Purpose of the Special Meeting

The purposes of the special meeting are to consider and act upon the following matters:

•

To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of September 13, 2010, by and among WDH, Merger Sub and Otix, as described in this proxy statement, as it may be amended from time to time. A copy of the merger agreement is attached as Annex A to this proxy statement.

•	To consider and vote upon an adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposal to adopt the merger agreement.

Stockholders will also consider and act on any other matters that may properly come before the special meeting or any adjournment or postponement thereof.

Recommendation of Our Board of Directors

Our board of directors has determined and believes that the merger and merger agreement described in this proxy statement are advisable, fair to, and in the best interests of Otix and our stockholders, and has approved the merger agreement. Our board of directors recommends that our stockholders vote “FOR” Proposal No. 1 to adopt the merger agreement.

Our board of directors has determined and believes that adjourning the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposal to adopt the merger agreement is advisable, fair to, and in the best interests of, Otix and our stockholders and has approved such proposal. Our board of directors recommends that stockholders vote “FOR” Proposal No. 2 to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposal to adopt the merger agreement.

Record Date; Shares Entitled to Vote; Quorum

Only holders of record of our common stock at the close of business on October 4, 2010, the record date, are entitled to notice of, and to vote at, the special meeting. On the record date, 5,585,247 shares of our common stock were issued and outstanding and held by approximately             holders of record. Holders of record of our common stock on the record date are entitled to one vote per share at the special meeting on the proposal to adopt the merger agreement and the proposal to adjourn the special meeting, if necessary, to solicit additional proxies.

A quorum of stockholders is necessary to hold a valid special meeting. Under our by-laws, a quorum is present at the special meeting if a majority of the shares of our common stock issued, outstanding and entitled to vote on the record date are present, in person or represented by proxy. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned to solicit additional proxies. For purposes of determining the presence of a quorum, abstentions will be counted as shares present, however, broker non-votes (where a broker or nominee does not exercise discretionary authority to vote on a matter), if any, will not be counted as shares present.

Vote Required

The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of our common stock entitled to vote at the special meeting. Adoption of the merger agreement is a condition to the closing of the merger.

Approval of any proposal to adjourn the special meeting, if necessary, to solicit additional proxies requires the affirmative vote of a majority of the votes cast on the matter by holders of our common stock present, in person or represented by proxy, at the special meeting, provided that a quorum is present, in person or represented by proxy, at the special meeting.

Voting by Otix’s Directors and Executive Officers

As of October 4, 2010, the record date, our directors and executive officers held and are entitled to vote, in the aggregate, 99,632 shares of our common stock, representing approximately 1.8% of our outstanding common stock. The directors and executive officers have informed us that they currently intend to vote all of their shares of our common stock “FOR” the adoption of the merger agreement and “FOR” the adjournment proposal. If our directors and executive officers vote their shares in favor of adopting the merger agreement, 1.8% of the outstanding shares of our common stock entitled to vote at the special meeting will have voted for the proposal to adopt the merger agreement. This means that additional holders of approximately 48.3% of all shares entitled to vote at the special meeting would need to vote for the proposal to adopt the merger agreement in order for it to be adopted.

Voting of Proxies

If your shares are registered in your name, you may cause your shares to be voted by mailing a signed proxy card in the enclosed postage-prepaid envelope or by voting in person at the meeting. Additionally, you may submit a proxy authorizing the voting of your shares via the Internet at http://www.voteproxy.com or by telephone by calling 1-800-776-9437. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy via the Internet or telephone.

If your shares are registered in your name and you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the meeting. If your shares are registered in your name, you are encouraged to submit a proxy even if you plan to attend the special meeting in person.

Voting instructions are included on your proxy card. All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in accordance with the instructions of the stockholder. Properly executed proxies that do not contain voting instructions will be voted “FOR” the adoption of the merger agreement and “FOR” the proposal to adjourn the special meeting, if necessary, to solicit additional proxies.

If your shares are held in “street name” through a broker or other nominee, you may provide voting instructions by completing and returning the voting form provided by your broker or nominee or via the Internet or by telephone through your broker or nominee if your broker or nominee provides such a service. To provide voting instructions via the Internet or telephone, you should follow the instructions on the voting form provided by your broker or nominee. If you plan to attend the special meeting, you will need a proxy from your broker or nominee in order to be given a ballot to vote the shares. If you do not return your broker’s or nominee’s voting form, provide voting instructions via the Internet or telephone through your broker or nominee, if possible, or attend the special meeting and vote in person with a proxy from your broker or nominee, it will have the same effect as if you voted “AGAINST” adoption of the merger agreement.

Stockholders that abstain from voting on a particular matter and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter will not be counted as votes in favor of such matter. For purposes of determining the presence of a quorum, abstentions will be counted as shares present, however, broker non-votes (where a broker or nominee does not exercise discretionary authority to vote on a matter), if any, will not be counted as shares present. Abstentions and broker non-votes will have the same effect as if you voted “AGAINST” adoption of the merger agreement and will have no effect on the proposal to adjourn the special meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting.

Revocation of Proxies

Any proxy you give pursuant to this solicitation may be revoked by you at any time before it is voted. Proxies may be revoked as follows:

If your shares are registered in your name, you may revoke your proxy by:

•

delivering a written revocation of the proxy, or a later dated, signed proxy card, to our corporate secretary at our corporate offices at 4246 South Riverboat Road, Suite 300, Salt Lake City, Utah 84123, or by fax to the attention of Brent H. Shimada, Secretary, at (801) 312-1702, on or before the business day prior to the special meeting;

•	delivering a new, later dated proxy by telephone or via the Internet until immediately prior to the special meeting;

•	delivering a written revocation or a later dated, signed proxy card to us at the special meeting prior to the taking of the vote on the matters to be considered at the special meeting; or

•	attending the special meeting and voting in person.

If you have instructed a broker or nominee to vote your shares, you may revoke your proxy only by following the directions received from your broker or nominee to change those instructions.

Revocation of the proxy will not affect any vote previously taken. Attendance at the special meeting will not in itself constitute the revocation of a proxy; you must vote in person at the special meeting to revoke a previously delivered proxy.

Rights of Stockholders Who Object to the Merger

Stockholders of Otix are entitled to appraisal rights under Delaware law in connection with the merger. This means that you are entitled to have the value of your shares determined by the Delaware Court of Chancery and to receive payment based on that valuation. The ultimate amount you receive as a dissenting stockholder in an appraisal proceeding may be more than, the same as or less than the amount you would have received under the merger agreement.

To exercise your appraisal rights, you must submit a written demand for appraisal to Otix before the vote is taken on the merger agreement and you must not vote in favor of the adoption of the merger agreement. Your failure to follow exactly the procedures specified under Delaware law will result in the loss of your appraisal rights. See “Appraisal Rights” beginning on page 46. The text of the Delaware appraisal rights statute is reproduced in its entirety as Annex C to this proxy statement.

Solicitation of Proxies

The expense of soliciting proxies in the enclosed form will be borne by Otix. We may reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and employees, personally or by telephone, facsimile or other means of communication. No additional compensation will be paid for such services.

Other Business

We are not currently aware of any business to be acted upon at the special meeting other than the matters discussed in this proxy statement. Under our by-laws, business transacted at the special meeting is limited to the purposes stated in the notice of the special meeting, which is provided at the beginning of this proxy statement. If other matters do properly come before the special meeting, or at any adjournment or postponement of the special meeting, we intend that shares of Otix common stock represented by properly submitted proxies will be voted in accordance with the recommendations of our board of directors.

Stockholder List

A list of our stockholders entitled to vote at the special meeting will be available for examination by any Otix stockholder at the special meeting. For ten days prior to the special meeting, this stockholder list will be available for inspection by any stockholder for any purpose germane to the special meeting during ordinary business hours at our corporate offices located at 4246 South Riverboat Road, Suite 300, Salt Lake City, Utah 84123.

Availability of Documents

The reports, opinions or appraisals referenced in this proxy statement will be made available for inspection and copying during ordinary business hours at our corporate offices located at 4246 South Riverboat Road, Suite 300, Salt Lake City, Utah 84123 by any interested holder of our common stock.

THE PARTIES TO THE MERGER

Otix Global, Inc.

Otix was incorporated as Sonic Innovations, Inc. in Utah, in 1991. In 1997, Sonic Innovations, Inc. was reincorporated in Delaware, and changed its name to Otix Global, Inc. in 2009. Otix is a leading producer of advanced digital hearing aids designed to provide the highest levels of satisfaction for hearing impaired consumers. Otix sells its products to hearing care professionals or directly to hearing impaired consumers in North America and Australia and formerly in Germany. In other parts of the world, Otix sells primarily to distributors.

Our principal executive offices are located at 4246 South Riverboat Road, Suite 300, Salt Lake City, Utah 84123. Our website is located at http://www.otixglobal.com. Additional information regarding Otix is contained in our filings with the SEC. See “Where You Can Find More Information” beginning on page 44.

William Demant Holding A/S

William Demant Holding Group is a listed company with more than 6,000 employees worldwide and revenues totaling $1,064,000,000 [DKK 5,700,000,000] in 2009. WDH is headquartered in Denmark and its products are distributed in more than 100 countries. WDH has more than 100 years of experience in the hearing aid business, and today the William Demant Group is one of the world’s leading manufacturers of hearing aids. The employees in WDH work together towards a common goal: to provide people who wish to improve their hearing with the best solutions.

WDH focuses on three business areas: Hearing Aids, Diagnostic Instruments and Personal Communication. Its core business is hearing aids. WDH aims to become the customers’ preferred supplier of state-of-the-art quality solutions and thus create a platform for continued organic growth. WDH plays a role in overall structural changes by acquiring enterprises in existing core and related businesses. Through such acquisitions, WDH hopes to capitalize on its technological and audiological expertise, managerial competencies and financial resources to create further growth. Moreover, WDH is committed to high standards of ethics, quality and fairness and is dedicated to meeting its environmental and social responsibilities. William Demant is listed on the Copenhagen Stock Exchange. The Oticon Foundation is the largest shareholder with a shareholding of approximately 60%. William Demant achieved sales of $1,064,000,000 in 2009, about 89% thereof in the Hearing Aids division.

OI Merger Sub, Inc.

Merger Sub, a Delaware corporation and a wholly-owned subsidiary of WDH, was organized solely for the purpose of entering into the merger agreement with Otix and completing the merger. Merger Sub was incorporated on September 7, 2010 and has not conducted any business operations. The mailing address for its principal executive offices is Kongebakken 9, DK-2765 Smorum. Its telephone number is (45) 3917-7100.

THE MERGER

The following discussion summarizes the material terms of the merger. We urge you to read carefully the merger agreement, which is attached as Annex A to this proxy statement.

Background to the Merger

As part of the ongoing evaluation of our business, our board of directors and our management regularly review and assess different strategies for improving our competitive position and enhancing stockholder value.

In 2006, we implemented an acquisition strategy to become more forward integrated.

In May 2008, Stephens Inc. issued a research report headlined “Concerns Regarding Economics of Vertical Integration Strategy.” The analyst also expressed concern over Otix losing market share.

In December 2008, we received an indication of interest from a company, whom we refer to as Company A, for a range of $10 – $15 a share post-split. They did not extend an offer and their interest was never approved by their parent company. During December 2008, our stock price traded between $4.70 and $5.55 per share. Only a year earlier, in December 2007, we traded as high as $40.50 per share on a post-split basis. While our stock price declined in the period between January 2, 2008 and November 28, 2008, the average stock price during that 11 month period was $17.02. At this time many companies were experiencing a decline in their stock prices from general market concerns and we considered the possibility that this decline could be temporary. Following the indication of interest, representatives of Otix and Company A engaged in discussions and negotiations regarding the terms and conditions of a potential transaction and we extended a counter offer. In December 2008, representatives of Company A informed us that Company A was no longer interested in pursuing an acquisition. We believe that even if there had been an agreement reached in December 2008 with Company A, the transaction would not have closed prior to April 2009, when the German legislature enacted the changes to insurance reimbursement, and there would have been a significant reduction in the proposed purchase price because of the material adverse effect of that legislation on our German operations and overall profitability.

In April 2009, it became clear that, due to changes in German laws and regulations and insurance reimbursement requirements, we faced severe challenges in the German market. In our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 29, 2009, we indicated that, “[w]ithout renegotiated insurance contracts, and the ability to pay customary fitting fees to the ear, nose, and throat doctors, the Company expects that the revenue from Sonic Innovations GmbH may decline between 50-75 percent from 2009 projections.”

In April 2009, our board of directors determined that we should continue to engage in evaluations of strategic alternatives and, as a result, we contacted five companies, including Company A and others in the industry who are likely candidates and would have the capital to complete a transaction, to determine whether they had any current interest in a transaction. Responses from the five companies were as follows:

•	Company A – No response was received by the deadline.

•	Company B – No interest.

•	WDH – Offer of $50,000,000 to $70,000,000. Offer was silent on purchase price adjustments.

•	Company C – Expressed interest in our German operation only, but no interest in the entire company. Proposed purchase consideration for Germany was essentially to assume the operation for $1.

•

Company D – Expressed interest in Australian operations and U.S. retail operations only. Provided a verbal range of 1.00x to 1.40x of Australian sales and 0.60x to 1.00x of U.S. retail sales, resulting in total proposed consideration between $34,000,000 to $50,000,000.

Company D’s Chief Financial Officer called our Chairman and CEO in December 2009 inquiring if we were interested in selling our Australian operation. Our CEO indicated we were not interested.

During late 2009 and early 2010, we continued to have dialogue with WDH, but delayed any further acquisition discussion with WDH until our management was able to obtain more understanding of the situation in Germany.

In January 2010, our CEO met with Company C to discuss if some type of alliance between the two companies was possible. Subsequent discussions were unproductive and talks discontinued in April 2010.

During the Winter of 2009 and Spring of 2010, we continued to receive indications of interest from Company D to acquire our retail operations. However, no written offer resulted from these communications.

In March 2010, our CEO received a call from company E to inquire if a “book was out” on Sonic. Since no book was out and we were still waiting for visibility into the ultimate resolution of the German regulatory environment we did not pursue this matter further.

In April 2010, we undertook an evaluation of whether Otix could become a profitable company with retail only operations, i.e., U.S. retail, Australian retail and Germany. Through our U.S. retail director, we contacted Companies B and D, requesting a price quote on 50,000 units. Because they did not want to supply our German operation, both of these companies declined to submit a proposal, although indicating they would supply our U.S. wholesale and retail operations. During these discussions, our CFO and Company’s B representative had a discussion concerning the potential acquisition of us. Company B subsequently indicated they were not interested in such discussions at that time.

In April 2010, we asked Company E if it would be interested in developing an R&D and manufacturing alliance with us. After supplying limited due diligence information, Company E did not submit a response.

In June 2010, WDH requested that we investigate a way to go forward with a merger even though the situation in Germany was still developing. Our CEO responded by agreeing to further discussions.

In June 2010, Otix informed Company A that a deal may be available whereby Company A acquires our technology and hires our engineers and the rest of the Company could be sold to WDH. Company A verbally expressed some interest in this potential opportunity.

In July 2010, members of our management team met with WDH and received a revised offer of approximately $40,000,000 for Otix. This offer was sufficient to agree to start due diligence and we received our first request for information in late July 2010.

In July 2010, we received a verbal expression of interest from Company B to acquire only our U.S. retail operation. We rejected this offer, indicating that we were only interested in selling the entire company.

In August 2010, Company A submitted a preliminary offer of $3,000,000 to $5,000,000 for our technology. We notified Company A that this offer was insufficient and terminated discussions with Company A.

On August 13, 2010 Company C called to see if we would be interested in a three-way discussion with Company F to determine if a transaction between the three was possible. Our CEO informed them that we had a Board meeting scheduled on August 24, 2010 and we would respond to them the first part of September.

On August 18, 2010, WDH verbally increased its offer to $8.50 per share. On September 10, 2010, WDH increased its offer to a final price of $8.60 per share, or approximately $50,000,000.

In August 2010, our board of directors engaged Valuation Research Corporation (“VRC”) to render an opinion that the revised offer received from WDH is fair, as of September 8, 2010, from a financial point of view to our common stockholders. WDH’s offer price of $8.60 per share is at a 112% premium to our stock price of $4.05 as of September 2, 2010.

On September 3, 2010 our CEO informed Company C that our Board had decided that now would not be a good time to enter into a three-way discussion, but perhaps it would be possible in the future. The July indication of interest by WDH was made under the assumption that they would have an exclusive opportunity to negotiate the transaction.

On September 8, 2010, a meeting of our board of directors was held to evaluate the proposed transaction with WDH. At the meeting, representatives of VRC presented to our board of directors the financial analysis described below under, “Opinion of Our Financial Advisor.” Following their presentation, representatives of VRC rendered its oral opinion, subsequently confirmed in writing, to our board of directors that, as of such date and based upon and subject to the factors, procedures, assumptions, qualifications and limitations set forth in its opinion, the consideration to be paid to the holders of our common stock in the merger was fair, from a financial point of view, to such stockholders. Our board of directors also reviewed its fiduciary duties in the context of the proposed transaction. Our board of directors then reviewed the terms of the merger agreement, a definitive form of which had previously been provided to each director.

Our board of directors engaged in additional deliberations concerning the proposed merger and after considering these deliberations, the proposed terms of the merger agreement and the factors described under “The Merger—Reasons for the Merger and Recommendation of Our Board of Directors,” our board of directors unanimously adopted resolutions declaring the merger agreement and all the transactions contemplated thereby to be advisable, determined that the merger agreement and all of the transactions contemplated thereby are advisable, fair to, and in the best interests of, Otix and our stockholders, and recommended that our stockholders adopt the merger agreement and approve the transactions contemplated by the merger agreement.

The merger agreement was executed on September 13, 2010, by Otix, WDH and Merger Sub and each of Otix and WDH issued a press release announcing the execution of the merger agreement.

Reasons for the Merger and Recommendation of Our Board of Directors

At a special meeting of our board of directors on September 8, 2010, our board of directors unanimously determined that the merger agreement and the merger are advisable and in the best interests of Otix and its stockholders. Our board of directors unanimously approved the merger agreement. Our board of directors unanimously recommends that you vote “FOR” the adoption of the merger agreement and “FOR” the proposal to adjourn the special meeting, if necessary, to solicit additional proxies.

In the course of reaching its decision to approve the merger agreement and to recommend that our stockholders vote to adopt the merger agreement, our board of directors consulted with our senior management and financial advisor. Our board of directors also consulted with outside legal counsel regarding its fiduciary duties and the terms of the merger agreement and related agreements. The following discussion includes all the material reasons and factors considered by our board of directors in making its recommendation, but is not, and is not intended to be, exhaustive:

Merger Consideration. Our board of directors considered the following with respect to the merger consideration to be received by the Otix stockholders:

•

that stockholders will be entitled to receive merger consideration of $8.60 per share in cash upon the closing of the merger, providing liquidity and certainty of value as compared to the uncertain future long-term value to stockholders that might be realized if we remained independent;

•

our board of directors’ belief that the merger was more favorable to our stockholders than any other alternative reasonably available to us and our stockholders, including the alternative of remaining a stand-alone, independent company, and, in light of the amount of consideration offered relative to the other proposals and expressions of interest and the risks and uncertainties associated with being able to enter into and consummate the WDH transaction as compared to the risks and uncertainties associated with the other proposals and expressions of interest, represented the best reasonably available value of any of the proposals and expressions of interest submitted by third parties to Otix.;

•

the fact that the $8.60 per share value of the cash merger consideration represents a 113% and 127% premium, over the average price of our common stock on The NASDAQ Global Market over the one week and one month periods ending on September 7, 2010 (the last trading day prior to our board of directors’ approval of the merger agreement), respectively, a 112% premium over the closing price of our common stock on The NASDAQ Global Market on September 7, 2010 (the last trading day prior to our board of directors’ approval of the merger agreement), and a 72% premium over the 52-week high for our common stock; and

•

the then-current financial market conditions and the recent and historical market prices of our common stock, including the market price performance of our common stock relative to those of other industry participants over the past two years. See “Market Prices and Dividend Data” beginning on page 50 for information about our common stock prices since January 1, 2009.

Prospects in Remaining Independent. Our board of directors considered the possibility of continuing to operate Otix as an independent public company, including the perceived risks and uncertainties of remaining an independent public company. In considering the alternative of pursuing growth as an independent company, our board of directors considered the following factors:

•

the need to seek equity financing to supplement our existing cash reserves, and the uncertainty as to our ability to raise such amounts or the dilutive effect raising such amounts would have on existing holders of common stock;

•	increased competition, especially from competitors with greater name recognition, more resources, financial and otherwise, and broader product offerings than Otix;

•

the lack of operating leverage in our business given the limited products and the relatively high fixed costs of maintaining a competitive research and development team to develop products and the specialized marketing efforts necessary to promote the use of such products;

•

the difficulty for us, as an independent company with limited resources and a limited sales force, to grow sales of our product or to expand into regions both within and outside the United States and markets where we have little or no presence; and

•

the possibility that it could take a considerable period of time, if ever, before the trading price of our shares would reach and sustain at least the merger consideration of $8.60 per share, as adjusted for present value.

Opinion of Valuation Research Corporation. Our board of directors considered the opinion of VRC that, as of September 8, 2010 and based upon and subject to the factors, procedures, assumptions and qualifications set forth in such opinion, the consideration to be paid to the holders of our common stock in the merger was fair, from a financial point of view, to such stockholders, as well as the financial analysis presented by representatives of VRC in connection with such opinion, as more fully described in the section entitled “The Merger—Opinion of Our Financial Advisor” beginning on page 20.

Terms of the Merger Agreement. Our board of directors considered the terms and conditions of the merger agreement and the course of negotiations thereof, including:

•	the conditions to WDH’s obligation to complete the merger, including the limited ability of WDH to terminate the merger agreement under specified circumstances;

•

our unrestricted ability to solicit alternative acquisition proposals during the twenty (20) days immediately following the execution of the merger agreement and our ability after those twenty (20) days to under certain circumstances, furnish information to and conduct negotiations with a third party, if our board of directors determines in good faith (after consultation with our financial advisor and our outside legal counsel) that the third party has made an acquisition proposal that either constitutes or would reasonably be expected to lead to a superior offer;

•

the ability of our board of directors, under certain circumstances, to change its recommendation that our stockholders adopt the merger agreement if our board of directors determines in good faith (after consultation with its outside counsel) that the failure to change its recommendation would be inconsistent with its fiduciary obligations to our stockholders;

•	our ability to terminate the merger agreement; and

•

the structure of the transaction as a merger, requiring approval by our stockholders, which would result in detailed public disclosure and a period of time prior to closing of the merger during which an unsolicited superior offer, if any, could be made.

Process Followed. Our board of directors considered the process it followed, including the recent solicitation of interest from potential buyers, as well as prior solicitation efforts. Our board of directors also considered the course of discussions and negotiations between Otix and WDH, and our board of directors’ belief based on these negotiations that this was the highest price per share that WDH was willing to pay and that these were the most favorable terms to Otix to which WDH was willing to agree;

In the course of its deliberations, our board of directors also considered a variety of risks and factors weighing against the merger, including:

Risks of Announcement and Closing. Our board of directors considered:

•

the risks and contingencies related to the announcement and pendency of the merger, including the impact on our employees and our relationships with existing and prospective customers, suppliers and business partners, as well as other third parties;

•	the conditions to WDH’s obligation to complete the merger and the right of WDH to terminate the merger agreement under specified circumstances; and

•

the risks and costs to Otix if the merger is not completed, including the diversion of management and employee attention, potential employee attrition, the lack of cash resources, the potential impact on our stock price and the effect on our business relationships.

Limitations on Otix’s Business. Our board of directors considered the potential limitations on our pursuit of business opportunities due to pre-closing covenants in the merger agreement whereby we agreed that we will carry on our business in the ordinary course consistent with past practice, subject to limited specified exceptions, and will not take certain actions related to the conduct of its business without the prior written consent of WDH.

Cash Transaction. Our board of directors considered that the merger consideration is cash and as a result our stockholders will forego any potential future increase in our value that might result from our possible growth, and that income realized as a result of the merger generally will be taxable to our stockholders.

Stockholder Vote. Our board of directors considered the requirement that, unless the merger agreement is earlier terminated by Otix as a result of a receipt of a superior offer, the merger agreement obligates Otix to submit the merger agreement for adoption by our stockholders even if our board of directors withdraws its recommendation to adopt the merger agreement.

Termination Fee. Our board considered the termination fee that WDH would be required to pay if WDH failed to complete the merger for reasons unrelated to Otix and its performance of the merger agreement.

Interests of Directors and Officers. Our board of directors considered the interests that certain of our directors and executive officers may have with respect to the merger in addition to their interests as Otix stockholders generally, as described in “The Merger—Interests of Our Executive Officers and Directors in the Merger” on page 26.

In light of the variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, our board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the various factors considered in reaching its determination, and individual directors may have given different weight to different factors. In addition, our board of directors did not reach any specific conclusion with respect to any of the factors or reasons considered. Instead, our board of directors conducted an overall analysis of the factors and reasons described above and determined that, in the aggregate, the potential benefits considered outweighed the potential risks or possible negative consequences of approving the merger agreement and accordingly recommends that Otix stockholders vote “FOR” the adoption of the merger agreement.

Opinion of Our Financial Advisor

Pursuant to an engagement letter dated August 27, 2010, we retained VRC to render an opinion that the proposed merger consideration of $8.60 per share is fair from a financial point of view to our stockholders as of September 8, 2010.

At the meeting of our board of directors held on September 8, 2010, VRC rendered its oral opinion, subsequently confirmed in writing, to our board of directors that, as of such date and based upon and subject to the factors, procedures, assumptions, qualifications and limitations set forth in its opinion, the consideration to be paid to the holders of our common stock in the merger was fair, from a financial point of view, to such stockholders. No limitations were imposed by our board of directors upon VRC with respect to the investigations made or procedures followed by it in rendering its opinion.

The full text of the written opinion of VRC dated September 8, 2010, which sets forth, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken in connection with its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. The summary of VRC’s opinion below is qualified in its entirety by reference to the full text of the opinion, and our stockholders are urged to read the opinion carefully and in its entirety. VRC provided its opinion for the information of our board of directors in connection with and for the purpose of the evaluation of the merger, and such opinion does not constitute a recommendation to any stockholder of Otix as to how such stockholder should vote at the special meeting. VRC’s written opinion addresses only the merger, and does not address any other matter. The consideration to be paid to the holders of shares of our common stock in the merger was determined in negotiations between Otix and WDH and the decision to approve and recommend the merger was made independently by our board of directors.

In arriving at its opinion, VRC among other things:

•	reviewed our public filings;

•	reviewed our financial projections, and the material assumptions associated therewith, for fiscal years 2010 through 2015;

•	reviewed schedules prepared by our management detailing total common shares outstanding;

•	reviewed our correspondence with WDH as it relates to the merger;

•	reviewed our correspondence related to offers received from parties other than WDH;

•	reviewed various analyst reports on Otix;

•

reviewed the industry in which we operate, which included a review of (i) certain research with respect to the current market conditions and outlook; (ii) certain information on publicly traded companies deemed most comparable to us; and (iii) certain information related to relevant industry mergers and acquisitions transactions;

•	reviewed data and discussions surrounding German legislation regarding changes in medical insurance procedures and the potentially negative impact on our German operations;

•	developed indications of value for us using generally accepted valuation methodology; and

•	conducted such other reviews, analysis, and inquiries and considered such other economic, industry, market, financial and other information and data reasonably deemed appropriate.

VRC also held discussions with certain members of our management with respect to certain aspects of the merger, and our past and current business operations, our financial condition and future prospects and operations, and certain other matters VRC believed necessary or appropriate to its inquiry.

In giving its opinion, VRC relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with VRC by us or otherwise reviewed by or for VRC, and VRC has not independently verified (nor has VRC assumed responsibility or liability for independently verifying) any such information or its accuracy or completeness. VRC has not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor has VRC evaluated the solvency of Otix under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to VRC or derived therefrom, VRC has assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by our management as to the expected future results of operations and financial condition of Otix (including as to the additional equity capital needs of Otix) to which such analyses or forecasts relate. VRC expresses no view as to such analyses or forecasts or the assumptions on which they were based. VRC has also assumed that the merger and the other transactions contemplated by the merger agreement will be consummated as described in the merger agreement, and that the merger agreement does not differ in any material respects from the draft of the merger agreement VRC reviewed. VRC has also assumed that the representations and warranties made by Otix and WDH in the merger agreement are and will be true and correct in all respects material to VRC’s analysis. VRC is not a legal, regulatory or tax expert and has relied on the assessments made by our advisors with respect to such issues. VRC has further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on Otix or on the contemplated benefits of the merger.

VRC’s opinion is based on economic, market and other conditions as in effect on, and the information made available to VRC as of, the date of its opinion. It should be understood that subsequent developments may affect VRC’s opinion, and VRC does not have any obligation to update, revise, or reaffirm such opinion. VRC’s opinion is limited to the fairness, from a financial point of view, of the consideration to be paid to the holders of the shares of our common stock in the merger, and VRC expresses no opinion as to the fairness of the merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of Otix or as to the underlying decision by Otix to engage in the merger. Furthermore, VRC expresses no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the merger, or any class of such persons relative to the consideration to be paid to the holders of the shares of our common stock in the merger or with respect to the fairness of any such compensation.

In reaching its opinion, VRC employed generally accepted valuation methods. The following is a summary of the material financial analyses utilized by VRC in connection with providing its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand VRC’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of VRC’s financial analyses.

Historical Stock Price Analysis

VRC’s historical stock price analysis involves analyzing our stock price over various time periods and analyzing our stock price performance relative to various indices. We have underperformed relative to the S&P 500 and a group of publicly-traded peers comprised of: (1) GN Store Nord A/S; (2) Sonova Holding AG; (3) William Demant Holding A/S; (4) Amplifon SpA; (5) Audika SA; and (6) Hear USA, Inc. Over the past year, our stock price has ranged from $3.14 to $5.01, with an average trading price of $4.24 per share.

Premiums Paid Analysis

VRC’s premiums paid analysis involves analyzing precedent change of control transaction data in which a premium was paid over and above the target company’s traded stock price. This data provides a benchmark for the typical level of premium paid by acquirers for targets operating in our industry. There were not sufficient competitive transactions in the hearing aid industry and thus expanded into the broader medical device category. The premium is generally measured as a percent of the target company’s traded stock price 1 day prior, 5 days prior, and 30 days prior to the deal’s announcement. VRC selected the range of premiums paid based on the first and third quartiles.

The analysis of these transactions yielded a first and third quartile premium of 20.0% and 69.0%, respectively, for the 1-day premiums paid; 28.0% and 86.0%, respectively, for the 5-day premiums paid; and 38.0% and 100.0%, respectively, for the 30-day premiums paid. Based on the results of this analysis and other factors that VRC considered appropriate, VRC applied these premiums to our stock price at September 2, 2010, August 27, 2010, and July 23, 2010. This analysis resulted in a per share value range of $5.04 to $7.25.

Comparable Public Company Analysis

VRC’s comparable public company analysis involves analyzing transaction and financial data of publicly-traded companies to develop multiples. These multiples, usually of earnings and sales, are then applied to the subject company to develop an indication of value.

Comparable companies were selected based on a number of criteria including the comparability of their operations, size, and growth prospects to Otix. VRC used the latest-twelve-month (“LTM”) enterprise value (“EV”)-to-sales multiples to value Otix. Multiples were selected based on a review of the multiple indications derived from the comparable companies. The selected public companies were:

Manufacturing

•	GN Store Nord A/S

•	Sonova Holding AG

•	William Demant Holding A/S

Distribution

•	Amplifon SpA

•	Audika SA

•	HearUSA, Inc.

Based on the results of this analysis and other factors that VRC considered appropriate, VRC applied a sales multiple range of 0.80x to 1.00x for our Australia operations, 0.40x to 0.50x for our U.S retail operations, 0.40x and 0.50x for our other international operations, a $5,000,000 liquidation value for our North American wholesale operations, $0 to $1,100,000 value for Sanomed, added $3,000,000 to $5,000,000 to the low and high EV for the value of our intellectual property and $4,600,000 for our NOL tax benefit, and subtracted $7,000,000 in restructuring charges. This analysis resulted in a per share value range of our common stock of $6.78 to $8.77, or an implied EV/sales multiple of 0.53x to 0.66x.

Comparable Acquisitions Analysis

VRC’s comparable acquisitions analysis involves analyzing sales of controlling interests in companies. VRC selected all transactions with available financial data within our industry and calculated LTM EV-to-sales multiples for each of the comparable transactions. Based upon the mean and median multiples of the comparable acquisitions, VRC selected multiples to be applied to our historical operating results.

The analysis of these transactions yielded a mean and median EV-to-sales multiple of 0.88x and 0.90x, respectively, and a mean and median EV-to EBITDA multiple of 7.5x and 5.0x, respectively. Based on the results of this analysis and other factors that VRC considered appropriate, VRC applied an EV multiple of 0.80x to 1.00x for our Australia operations, 0.40x to 0.50x for our U.S operations, 0.40x and 0.50x for our other international operations, a $5,000,000 liquidation value for our North American wholesale operations, and $0 to $1,100,000 value for Sanomed. This resulted in a per share value range of our common stock of $7.20 to $9.19, or an implied EV/sales multiple of 0.47x to 0.61x.

Discounted Cash Flow Analysis

VRC conducted a discounted cash flow analysis for the purpose of determining the fully diluted equity value per share of our common stock. We provided VRC an income statement forecast through 2015. The discount rate was determined based on our weighted average cost of capital. The cost of equity was developed using the Capital Asset Pricing Model and comparable company betas (a measure of systemic risk). The cost of debt was determined based on the cost of borrowing. The costs of debt and equity were industry weighted based on the industry capital structure.

VRC captured the value of Otix beyond our projection period using the terminal multiple method. VRC selected a sales multiple range of 0.50x to 0.70x based on its review of the multiples calculated in the comparable public company analysis and comparable acquisitions analysis and a range of discount rates from 16.0% to 18.0%.

Based on the foregoing, this analysis indicated an implied equity value per share of our common stock of $1.73 to $3.83

Valuation Summary

Following is a summary of the material financial analyses utilized by VRC in connection with providing its opinion:

	Valuation Range
Valuation Method	Low	High
Historical stock price analysis	$3.14	$5.01
Premiums paid analysis	5.04	7.25
Comparable public company analysis	6.78	8.77
Comparable acquisitions analysis	7.20	9.19
Discounted cash flow analysis	1.73	3.83

Per Share Value Range	$4.78	$6.81

The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by VRC. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. VRC believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. In arriving at its opinion, VRC did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, VRC considered the results of all its analyses as a whole and made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses.

Analyses based on forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by VRC are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, VRC’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold. None of the selected companies or businesses reviewed as described in the above summary is identical to Otix, and none of the selected transactions reviewed was identical to the merger. The companies and businesses selected, however, were chosen because they are publicly traded companies with operations and businesses that, for purposes of VRC’s analysis, may be considered similar to those of Otix. The transactions selected were similarly chosen because their participants, size and other factors, for purposes of VRC’s analysis, may be considered similar to those of the merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to Otix and the transactions compared to the merger.

The opinion of VRC was one of the many factors taken into consideration by our board of directors in making its determination to approve the merger. The analyses of VRC as summarized above should not be viewed as determinative of the opinion of our board of directors with respect to the value of Otix, or of whether our board of directors would have been willing to agree to different or other forms of consideration.

As a part of its financial advisory business, VRC is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. VRC was selected to advise Otix with respect to the merger on the basis of such experience.

For services rendered in connection with the merger, VRC will receive from us a fee of $85,000. VRC’s fee is not contingent upon approval of the merger by the stockholders. In addition, we have agreed to reimburse VRC for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify VRC against certain liabilities, including liabilities arising under the federal securities laws.

Financial Forecasts

During our consideration of strategic alternatives, as described in “The Merger—Background to the Merger” beginning on page 15 of this proxy statement, our management provided VRC with financial forecasts of our operating performance for fiscal years 2010 through 2015 prepared by our management. Set forth below are the financial forecasts prepared by our management in August 2010, which we refer to as the Management Projections. In connection with WDH’s due diligence review of us, we provided Management Projections to WDH.

The Management Projections included the following material assumptions:

•

Given the current level of uncertainty in Germany relative to the regulatory environment, as well as the decline in North America sales and Australia growth, we determined that the forecast for the second half of 2010, which was based on results from the first and second quarters of 2010, would be the best indicator of future company performance. Accordingly, these results were extended into future years.

	Annual
	2010	2011-2015
Net sales	86,215,981	87,626,936
Cost of sales	33,037,380	34,901,170

Gross profit	53,178,601	52,725,766
Selling, general and administrative expense	58,630,366	57,948,612
Research and development expense	3,951,117	4,167,784

Operating income	(9,402,882)	(9,390,630)
Interest expense	(258,428)	(280,817)
Other income, net	259,424	125,456

Loss before income taxes	(9,401,886)	(9,545,991)
Provision for income taxes	146,581	549,343

Net loss	(9,548,467)	(10,095,334)

The financial forecasts shown above are included in this proxy statement to provide our stockholders access to certain nonpublic information considered by our board of directors during its evaluation of the merger and provided to VRC in connection with its opinion to our board of directors, as more fully described in the section entitled “The Merger—Opinion of our Financial Advisor” beginning on page 20. The inclusion of this information should not be regarded as an indication to any stockholder that our board of directors or any other recipient of this information considered, or now considers, it to be predictive of actual future results, and they should not be relied on as such. The forecasts reflect numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions, as well as matters specific to our business, all of which are difficult to predict and many of which are beyond our control. As a result, there can be no assurance that the forecasted results will be realized or that actual results will not be significantly higher or lower than such forecasts. As the forecasts cover multiple years, such information by its nature becomes less predictive with each successive year. Also, the economic and business environments can and do change quickly, which adds a significant level of unpredictability, unreliability and execution risk. These factors create significant doubt as to whether the forecasts for fiscal years 2010 and beyond are likely to be achieved. As a result, the forecasts are not necessarily indicative of future results. In addition, our management prepared the forecasts prior to the execution of the merger agreement and, accordingly, the forecasts do not reflect the effects of the merger, which may cause results to differ materially. Accordingly, readers of this proxy statement are cautioned not to place undue reliance on the financial forecasts.

The financial forecasts stated above were prepared for internal use and not with a view toward public disclosure or toward complying with generally accepted accounting principles in the United States, or GAAP, the published guidelines of the SEC regarding forecasts or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The forecasts included in this proxy statement were prepared by, and are the responsibility of, our management. We do not assume any responsibility to update these forecasts. Neither our independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the financial forecasts contained herein, nor have they expressed any opinion or any other form of assurance on such forecasts or their achievability, and assume no responsibility for, and disclaim any association with, the financial forecasts. Furthermore, the financial forecasts do not take into account any circumstances or events occurring after the date the forecasts were prepared that were unforeseen by our management at the time of preparation. We have made publicly available our actual results of operations for the quarter ended June 30, 2010. Our stockholders should review our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 to obtain this information. See “Where You Can Find More Information” beginning on page 55.

None of Otix or our affiliates, advisors, officers, directors or representatives has made or makes any representation to any stockholder or other person regarding the ultimate performance of Otix compared to the information contained in the forecasts or that forecasted results will be achieved.

BY INCLUDING IN THIS PROXY STATEMENT A SUMMARY OF OUR INTERNAL FINANCIAL FORECASTS, WE UNDERTAKE NO OBLIGATIONS TO UPDATE, OR PUBLICLY DISCLOSE ANY UPDATE TO, THESE FINANCIAL FORECASTS TO REFLECT CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE PREPARATION OF THESE FORECASTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FINANCIAL FORECASTS ARE SHOWN TO BE IN ERROR OR TO HAVE CHANGED.

Interests of Our Executive Officers and Directors in the Merger

When considering the recommendation of our board of directors, you should be aware that the members of our board of directors and our executive officers have interests in the merger, as are described below, other than their interests as Otix stockholders generally. These interests may be different from, or in conflict with, your interests as an Otix stockholder. The members of our board of directors were aware of the material facts as to these additional interests, and considered them, when they approved the merger agreement.

Change of Control Agreements

Certain of our executive officers are parties to agreements with us that provide for severance payments and benefits to the executive officer in the event of termination of such executive’s employment in certain circumstances in connection with a change of control of Otix. The consummation of the merger will constitute of a change of control of Otix for the purposes of determining the entitlements due to certain of our executive officers in connection with these agreements.

Executive Retention Agreement with Samuel L. Westover. Our executive retention agreement with Samuel L. Westover provides that if a change of control, as defined in the agreement, occurs and Mr. Westover is terminated other than for “Cause” (as defined below), disability or death, in anticipation of or within twelve months following the change in control, then Mr. Westover will receive:

Name	Position	Annual Salary	Annual Salary Multiple	Salary Payout	Bonus % of Salary	Bonus	Medical Dental Vision	Total
Samuel L. Westover	Chairman and CEO	$500,000	2	$1,000,000	65%	$650,000	$23,796	$1,673,796

“Cause” is defined in Mr. Westover’s executive retention agreement as (a) Mr. Westover’s willful and continued failure to substantially perform his reasonable assigned duties (other than any such failure resulting from incapacity due to physical or mental illness), which failure is not cured within 30 days after a written demand for substantial performance is received by Mr. Westover from our board of directors, which specifically identifies the manner in which our board of directors believes Mr. Westover has not substantially performed his duties; or (b) Mr. Westover’s willful engagement in illegal conduct or gross misconduct which is materially and demonstrably injurious to us.

Agreements with Other Executive Officers. Our executive retention agreement with our executives (excluding Mr. Westover) provides that if a “change of control,” as defined in the agreement, occurs and such executive is “involuntarily terminated,” as defined in the agreement, within twelve months following the change in control, then such executive is entitled to receive:

Name	Position	Annual Salary	Annual Salary Multiple	Salary Payout	Bonus % of Salary	Bonus	Medical Dental Vision	Total
Paul R. Wennerholm	President and COO	$280,500	1	$280,500	40%	$112,200	$15,864	$408,564
Michael M. Halloran	VP and CFO	270,400	1	270,400	40%	108,160	15,864	394,424
Jerry L. DaBell	VP R&D	270,810	1	270,810	40%	108,324	11,655	390,789
Brent H. Shimada	VP Admin and General Counsel	223,600	1	223,600	40%	89,440	15,864	328,904
Christie R. Mitchell	VP WW Manufacturing	198,390	1	198,390	40%	79,356	15,864	293,610
Scott O. Lindeman	VP and Corp Controller	175,100	1	175,100	40%	70,040	15,864	261,004
Dale D. Fayerweather	VP IS and Technology	163,200	1	163,200	25%	40,800	15,864	219,864
Kathy S. Landon	VP Retail Operations	140,000	1	140,000	25%	35,000	11,655	186,655
David R. Whittle	VP WW Quality	127,500	1	127,500	30%	38,250	11,655	177,405

				$1,849,500		$681,570	$130,149	$2,661,219

Other Compensation and Benefit Arrangements

Cash Payable for Currently Outstanding Common Stock

Our executive officers and directors will receive the same cash consideration per share of our common stock on the same terms and conditions as our other stockholders. As of September 13, 2010, our executive officers and directors beneficially owned in the aggregate 99,632 shares of our common stock (excluding unvested restricted stock and shares underlying stock options) and will receive an aggregate of approximately $856,835 in cash (less any applicable withholding taxes) for these shares in connection with the merger. The table below sets forth information regarding the amount of cash consideration each of our executive officers and directors will receive in connection with the merger in exchange for the shares of our common stock beneficially owned by each of them (excluding unvested restricted stock and shares underlying stock options). The amounts set forth in the table below do not reflect any applicable tax withholdings.

Non-Employee Directors:	Number of Shares Owned	Consideration to be received
Craig L. McKnight	8,600	$73,960
Robert W. Miller	5,400	46,440
James M. Callahan	3,000	25,800
Cherie M. Fuzzell	2,833	24,364
Lawrence C. Ward	2,200	18,920

Total Directors	22,033	$189,484

Name	Number of Shares Owned	Consideration to be received
Samuel L. Westover	14,858	$127,779
Paul R. Wennerholm	3,122	26,849
Michael M. Halloran	17,954	154,404
Jerry L. DaBell	10,164	87,410
Brent H. Shimada	10,493	90,240
Christie R. Mitchell	8,415	72,369
Scott O. Lindeman	4,565	39,259
Dale D. Fayerweather	2,000	17,200
Kathy S. Landon	4,528	38,941
David R. Whittle	1,500	12,900

Total Executive Officers	77,599	$667,351

Effect of the Merger on Stock Options

Under the terms of the merger agreement, each stock option to purchase shares of our common stock, whether vested or unvested, that is outstanding immediately prior to the effective time of the merger, including stock options held by our executive officers and directors, will become fully vested and be cancelled immediately prior to the effective time of the merger. The holder of each such stock option will become entitled to receive a cash payment from WDH in an amount equal to the product of (i) the number of shares subject to such stock option multiplied by (ii) $8.60 less the applicable per-share exercise price, without interest and less any required withholding taxes (such product, the “Option Spread Value”). If the per-share exercise price of any stock option equals or exceeds $8.60, the stock option will be cancelled as of the effective time of the merger without payment of any consideration, and all rights with respect to such stock option will terminate as of the effective time of the merger.

As of September 13, 2010, our directors held stock options to purchase an aggregate of 15,000 shares of our common stock with per-share exercise prices less than $8.60 and will receive approximately $58,500 in aggregate Option Spread Value for these stock options in connection with the merger, subject to applicable withholding taxes. Our executive officers did not hold any stock options with a per share exercise price less than $8.60. The table below sets forth the Option Spread Value for each of our directors as of September 13, 2010, for: (i) stock options that by their terms are currently exercisable, (ii) stock options that were unexercisable but, in accordance with the provisions of the merger agreement, will accelerate and become exercisable immediately prior to the effective time of the merger and (iii) total exercisable stock options and accelerated unexercisable stock options immediately prior to the effective time of the merger. The amounts set forth in the table below do not reflect any applicable tax withholdings.

Non-Employee Directors:	Option Spread Value of Exercisable Stock Options	Option Spread Value of Unexercisable Accelerated Stock Options	Total Option Spread Value
Craig L. McKnight	—	$11,700	$11,700
Robert W. Miller	—	11,700	11,700
James M. Callahan	—	11,700	11,700
Cherie M. Fuzzell	—	11,700	11,700
Lawrence C. Ward	—	11,700	11,700

Total Directors	—	$58,500	$58,500

Effect of the Merger on Restricted Stock

Under the terms of the merger agreement, each share of our restricted stock that is outstanding immediately prior to the effective time of the merger, including shares of restricted stock held by our executive officers and directors, will become fully vested and all restrictions and conditions applicable thereto, including repurchase rights, shall lapse immediately prior to the effective time of the merger and be cancelled as of the effective time of the merger. As a result, each share of our restricted stock will be treated in a manner consistent with the other shares of our common stock and will be converted into the right to $8.60 in cash, without interest and less any required withholding taxes (such product, the “Restricted Stock Value”). As of September 13, 2010, our executive officers held 190,850 shares of unvested restricted stock and will receive an aggregate of $1,641,310 in Restricted Stock Value for such shares of unvested restricted stock in connection with the merger, subject to applicable withholding taxes. Our directors did not hold any shares of unvested restricted stock as of September 13, 2010.

The table below sets forth the gross Restricted Stock Value, as of September 13, 2010, for unvested restricted stock held by each of our executive officers that, in accordance with the provisions of the merger agreement, will accelerate and become free of all forfeiture restrictions and conditions immediately prior to the effective time of the merger. The amounts set forth in the table below do not reflect any applicable tax withholdings.

Named Executive Officers:	Shares of Unvested Restricted Stock	Restricted Stock Value of Unvested Restricted Stock
Samuel L. Westover	40,000	$344,000
Paul R. Wennerholm	13,250	113,950
Michael M. Halloran	23,000	197,800
Jerry L. DaBell	21,000	180,600
Brent H. Shimada	20,500	176,300
Christie R. Mitchell	17,500	150,500
Scott O. Lindeman	12,500	107,500
Dale D. Fayerweather	14,000	120,400
Kathy S. Landon	16,600	142,760
David R. Whittle	12,500	107,500

Total Executive Officers	190,850	$1,641,310

Effect of the Merger on Employee Benefits.

WDH has agreed to give each of our employees and our subsidiaries’ employees full credit for prior service with us or our subsidiaries, as the case may be, before the effective time of the merger, for purposes of (a) eligibility and vesting (but not early retirement benefits) under the employee benefits plans of WDH and its subsidiaries and (b) determination of benefit levels under any of WDH’s policies relating to vacation and paid leave, in each case for which the employee is otherwise eligible and in which the employee is offered participation (but except where such credit would result in a duplication of benefits).

Indemnification and Insurance

For a period of six years following the effective time of the merger, the surviving corporation will not amend, repeal or otherwise modify the indemnification provisions of our certificate of incorporation or bylaws in any manner that would adversely affect the rights of our directors, officers or employees.

The surviving corporation of the merger shall maintain our directors’ and officers’ liability insurance, at no expense to the beneficiaries, for six years following the effective time of the merger.

Form of the Merger

Subject to the terms and conditions of the merger agreement and in accordance with Delaware law, at the effective time of the merger, Merger Sub, a wholly-owned subsidiary of WDH and a party to the merger agreement, will merge with and into us. We will survive the merger as a wholly-owned subsidiary of WDH.

Merger Consideration

At the effective time of the merger, each issued and outstanding share of our common stock, other than treasury shares, any shares owned by one of our wholly-owned subsidiaries, any shares held by WDH, Merger Sub or any other wholly-owned subsidiary of WDH, and shares held by stockholders who have demanded and not effectively withdrawn or lost appraisal rights, will be cancelled and automatically converted into the right to receive an amount in cash of $8.60 per share, without interest and less applicable withholding taxes. Treasury shares and shares held by WDH or any direct or indirect wholly-owned subsidiary of WDH or us will be cancelled immediately prior to the effective time of the merger.

As of the effective time of the merger, all shares of our common stock will no longer be outstanding and will automatically be cancelled and will cease to exist, and each holder of shares of our common stock will cease to have any rights as a stockholder, except the right to receive $8.60 per share in cash, without interest and less any applicable withholding taxes (other than stockholders who have perfected their appraisal rights). The price of $8.60 per share was determined through arm’s-length negotiations between WDH and us.

Treatment of Stock Options Outstanding Under Our Stock Plans

At the effective time of the merger, all of our outstanding stock options granted under our 1993 Stock Plan and 2000 Stock Plan, whether vested or unvested, will be cancelled in the merger and each holder of such stock options will be entitled to receive a cash payment from WDH in an amount equal to the product of; (i) the number of shares subject to such holder’s stock options, multiplied by; (ii) $8.60 less the applicable per-share exercise price. The foregoing payment will be reduced by any applicable withholding taxes. Stock options with per-share exercise prices greater than or equal to $8.60 will be cancelled without any payment being made in respect thereof.

Treatment of Restricted Shares Outstanding Under Our Stock Plans

Each share of our restricted stock shall become fully vested and free of any repurchase and other restrictions and conditions immediately prior to the effective time of the merger. As a result, all restricted stock will be treated in a manner consistent with the other shares of common stock and will be converted into the right to receive $8.60 per share, less any applicable withholding taxes.

Effective Time of the Merger

The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at such later time as is agreed upon by WDH and us and specified in such certificate of merger. The filing of the certificate of merger will occur at the closing, which will take place not later than the second business day after satisfaction or waiver of the conditions to the closing of the merger set forth in the merger agreement and described in this proxy statement, or at such other time as is agreed upon by WDH and us. We currently anticipate the merger to be completed between mid-November and the end of 2010.

Effects on Us if the Merger is Not Completed

If the merger agreement is not adopted by our stockholders or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares or stock options in connection with the merger. Instead, Otix will remain an independent public company and our common stock will continue to be listed and traded on The NASDAQ Global Market. In addition, if the merger is not completed, we expect that management will operate the business in a manner similar to that in which it is being operated today, and our stockholders will continue to be subject to the same risks and opportunities to which they are currently subject. Accordingly, if the merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your Otix shares. Under specified circumstances, WDH may be required to pay Otix a reverse termination fee of $5,000,000, or Otix must pay WDH a termination fee of $2,000,000 if it terminates the merger agreement because it has entered into a definitive agreement with a third party with respect to a more favorable proposal or if WDH terminates the agreement because our board of directors changes their recommendation in favor of the merger as described in “The Merger Agreement—Fees and Expenses” beginning on page 43. From time to time, our board of directors will evaluate and review, among other things, our business, operations, properties, dividend policy and capitalization and make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance stockholder value. If the merger agreement is not adopted by our stockholders, or if the merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to Otix will be offered, or that our business, prospects or results of operations will not be adversely impacted.

Delisting and Deregistration of Our Common Stock

If the merger is completed, our common stock will be delisted from and will no longer be traded on The NASDAQ Global Market and will be deregistered under the Exchange Act. Following the closing of the merger we will no longer be a public company.

Material United States Federal Income Tax Consequences of the Merger

The following discussion summarizes the material U.S. federal income tax consequences of the merger to holders of our common stock. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, the U.S. Treasury Regulations promulgated thereunder and judicial and administrative rulings, all as in effect as of the date of this proxy statement and all of which are subject to change or varying interpretation, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein.

This discussion assumes that holders of our common stock hold their shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder of our common stock in light of such holder’s particular circumstances, nor does it discuss the special considerations applicable to holders of our common stock subject to special treatment under the U.S. federal income tax laws, such as, for example, financial institutions or broker-dealers, mutual funds, partnerships or other pass-through entities and their partners or members, tax-exempt organizations, insurance companies, dealers in securities or foreign currencies, traders in securities who elect mark-to-market method of accounting, controlled foreign corporations, passive foreign investment companies, U.S. expatriates, holders who acquired their shares of our common stock through the exercise of stock options or otherwise as compensation, holders who hold their shares of our common stock as part of a hedge, straddle, constructive sale or conversion transaction, U.S. holders whose functional currency is not the U.S. dollar, and holders who exercise appraisal rights. This discussion does not address any aspect of foreign, state, local, alternative minimum, estate, gift or other tax law that may be applicable to a U.S. holder.

We intend this discussion to provide only a general summary of the material U.S. federal income tax consequences of the merger to holders of our common stock. We do not intend it to be a complete analysis or description of all potential U.S. federal income tax consequences of the merger. The U.S. federal income tax laws are complex and subject to varying interpretation. Accordingly, the Internal Revenue Service may not agree with the tax consequences described in this proxy statement.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and activities of the partnership. If you are a partner of a partnership holding shares of our common stock, you should consult your own tax advisor.

All holders should consult their own tax advisor to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for shares of our common stock pursuant to the merger.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of our common stock that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•

a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

A “non-U.S. holder” is a beneficial owner (other than a partnership) of our common stock that is not a U.S. holder.

U.S. Holders

The conversion of shares of our common stock into cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder generally will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received pursuant to the merger and such U.S. holder’s adjusted tax basis in the shares converted into cash pursuant to the merger. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the holder’s holding period for such shares exceeds one year as of the date of the merger. Long-term capital gains for certain non-corporate U.S. holders, including individuals, are generally eligible for a reduced rate of federal income taxation. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of our common stock at different times or different prices, such U.S. holder must determine its tax basis, holding period, and gain or loss separately with respect to each block of our common stock.

A U.S. holder may, under certain circumstances, be subject to information reporting and backup withholding at the applicable rate (currently, 28%) with respect to the cash received pursuant to the merger, unless such holder properly establishes an exemption or provides its correct tax identification number and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules can be refunded or credited against a payee’s U.S. federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner.

Non-U.S. Holders

Any gain recognized on the receipt of cash pursuant to the merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a U.S. trade or business of such non-U.S. holder (and, if required by an applicable income tax treaty, is also attributable to a permanent establishment or, in the case of an individual, a fixed base in the United States maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be subject to tax on such gain in the same manner as a U.S. holder and, if the non-U.S. holder is a foreign corporation, such corporation may be subject to branch profits tax at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty); or

•

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met, in which case the non-U.S. holder generally will be subject to a 30% tax on the non-U.S. holder’s net gain realized in the merger, which may be offset by U.S. source capital losses of the non-U.S. holder, if any; or

•

the non-U.S. holder owned (directly, indirectly or constructively) more than 5% of our outstanding common stock at any time during the five years preceding the merger, and Otix is or has been a “United States real property holding corporation” for U.S. federal income tax purposes during such period. Although there can be no assurances in this regard, Otix does not believe that it is or was a “United States real property holding corporation” for U.S. federal income tax purposes.

A non-U.S. holder will be subject to information reporting and, in certain circumstances, backup withholding (currently, at a rate of 28%) will apply with respect to the cash received by such holder pursuant to the merger, unless such non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the holder is a United States person as defined under the Code) or such holder otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, if any.

Appraisal Rights

Under specified circumstances a holder may be entitled to appraisal rights in connection with the merger. If a holder of our common stock receives cash pursuant to the exercise of appraisal rights, such holder generally will recognize gain or loss, measured by the difference between the cash received and such holder’s tax basis in such stock. Interest, if any, awarded in an appraisal proceeding by a court would be included in such holder’s income as ordinary income for U.S. federal income tax purposes. Holders of our common stock who exercise appraisal rights are urged to consult their own tax advisors.

THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX CONSEQUENCES RELEVANT TO OUR STOCKHOLDERS. THE TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH STOCKHOLDER. YOU SHOULD CONSULT YOUR TAX ADVISOR CONCERNING THE FEDERAL, STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES OF THE MERGER TO YOU.

THE MERGER AGREEMENT

(PROPOSAL NO. 1)

The following summary describes certain material provisions of the merger agreement. This summary is not complete and is qualified in its entirety by reference to the complete text of the merger agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We urge you to read carefully the merger agreement in its entirety because this summary may not contain all the information about the merger agreement that is important to you.

The merger agreement and the following description have been included to provide you with information regarding the terms of the merger agreement. It is not intended to provide any other factual information about Otix or WDH. Such information about Otix can be found elsewhere in this proxy statement and in the other public filings Otix makes with the SEC, which are available, without charge, at http://www.sec.gov.

The representations, warranties and covenants contained in the merger agreement were made for the purposes of the merger agreement and the benefit of the parties to the merger agreement and may have been used for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts. Moreover, because these representations and warranties were made as of certain dates indicated in the merger agreement, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement. The representations and warranties and other provisions of the merger agreement should not be read alone, and you should read the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement for information regarding Otix and its business. See “Where You Can Find More Information” beginning on page 55.

The Merger

Under the terms of the merger agreement, Merger Sub, a wholly-owned subsidiary of WDH, will merge with and into Otix, with Otix continuing as the surviving corporation of the merger. As a result of the merger, the separate corporate existence of Merger Sub will cease, and Otix will become a wholly-owned subsidiary of WDH. We sometimes refer to Otix after the consummation of the merger as the surviving corporation. The certificate of incorporation of Otix and bylaws of Merger Sub will become the certificate of incorporation and bylaws of Otix, except such documents will be amended as necessary to reflect the name of the surviving corporation as “Otix Global, Inc.” and to include provisions concerning indemnification of directors and officers required pursuant to the terms of the merger agreement. The directors and officers of Merger Sub immediately prior to the effective time of the merger will become the directors and officers of the surviving corporation.

Effective Time of the Merger

The closing of the merger will occur no later than the second business day following the satisfaction or waiver of all of the closing conditions set forth in the merger agreement or at such other date as the parties may agree in writing. The merger will become effective upon the filing of a certificate of merger with the Delaware Secretary of State (or such later time as may be agreed in writing by WDH and us and specified in the certificate of merger). We intend to complete the merger as promptly as practicable, subject to receipt of stockholder approval and all requisite regulatory approvals. Although we expect to complete the merger during the fourth quarter of 2010, we cannot specify when, or assure you that, all conditions to the merger will be satisfied or waived, or that the merger will be completed.

Merger Consideration

At the effective time of the merger, each issued and outstanding share of our common stock, other than treasury shares, any shares owned by one of our wholly-owned subsidiaries, any shares held by WDH, Merger Sub or any other wholly-owned subsidiary of WDH, and shares held by stockholders who have demanded and not effectively withdrawn or lost appraisal rights, will be cancelled and automatically converted into the right to receive an amount in cash of $8.60 per share, without interest and less applicable withholding taxes, determined by a formula set forth in the merger agreement. Such formula allocates the approximately $50,000,000 in aggregate consideration, among the outstanding shares of our common stock, including restricted stock, and outstanding stock options to purchase shares of our common stock with per-share exercise prices less than the merger consideration payable with respect to a share of our common stock.

The applicable per-share merger consideration payable with respect to shares of our common stock, will be equitably adjusted in the event of any reclassification, stock split, reverse split, stock dividend, reorganization, recapitalization or other like change with respect to our common stock that occurs, or for which a record date is established, prior to the effective time of the merger. Treasury shares and any shares of our common stock held by one of our wholly-owned subsidiaries, by WDH, by Merger Sub or by any other wholly-owned subsidiary of WDH, will be automatically cancelled and extinguished without any conversion of such shares and no consideration will be paid for such shares. Shares held by our stockholders who perfect their appraisal rights will be converted into the right to receive such consideration as may be determined by the Delaware Court of Chancery under Section 262 of the DGCL.

Payment Procedures

At or prior to the effective time of the merger, WDH will deposit cash with an exchange agent in order to permit the payment of the merger consideration. Promptly (and in any event within two business days) after the effective time, the exchange agent will mail to each holder of record of our common stock that was issued and outstanding immediately prior to the effective time of the merger a letter of transmittal and instructions for use in effecting the surrender of the certificates that represent shares of our common stock in exchange for the merger consideration. If any of your certificates representing our common stock have been lost, stolen or destroyed, you will be entitled to obtain the merger consideration after you make an affidavit of that fact and post a bond, in such sum as WDH may reasonably direct, as indemnity against any claim that may be made with respect to such certificates. In the event of a transfer of ownership of our common stock which is not registered in our transfer records, the merger consideration may be paid to a person other than the person in whose name the certificate so surrendered is registered if such certificate is presented to the exchange agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. No interest will be paid or will accrue on the cash payable upon the surrender of any certificate.

WDH is entitled to cause the exchange agent to deliver to it any funds that have not been distributed within six months after the effective time of the merger. After that date, holders of certificates who have not complied with the instructions to exchange their certificates will be entitled to look only to WDH for payment of the merger consideration. Any portion of the exchange fund remaining unclaimed by holders of shares of our common stock immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity shall, to the extent permitted by applicable law, become the property of WDH free and clear of any claims or interest of any holder or other person previously entitled thereto. To the extent permitted by applicable law, none of WDH, Merger Sub, Otix, the surviving corporation, or the exchange agent will have any liability to holders of shares of our common stock delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

You should not send your Otix stock certificates (if any) to the exchange agent until you have received transmittal materials from the exchange agent. Do not return your Otix stock certificates (if any) with the enclosed proxy.

Appraisal Rights

Shares of our common stock issued and outstanding immediately prior to the effective time of the merger that are held by any holder who has demanded and not lost appraisal rights to such shares will not be converted into the right to receive the applicable merger consideration. Instead such stockholder will only be entitled to payment of the appraised value of such shares in accordance with the DGCL. At the effective time of the merger, all such shares will automatically be cancelled and will cease to exist or be outstanding, and each holder will cease to have any rights with respect to the shares, except for rights granted under Section 262 of the DGCL. In the event a stockholder loses (through failure to perfect or otherwise) the right to appraisal under the DGCL, then the rights of such holder will be deemed to have been converted at the effective time of the merger into the right to receive the merger consideration described above. We are required to serve prompt notice to WDH of any demands for appraisal that we receive, and WDH has the right to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. We may not, without WDH’s prior written consent, make any payment with respect to, or settle or offer to settle, any demands for appraisal.

These rights in general are discussed more fully under the section of this proxy statement entitled “Appraisal Rights” beginning on page 46.

Treatment of Stock Options

In connection with the merger, each stock option to purchase shares of our common stock that is outstanding will become fully vested, to the extent not already fully vested, and be cancelled at the effective time of the merger and will solely represent the right to receive in exchange and in consideration of each such stock option, at the effective time of the merger or as soon as practicable thereafter (but in any event not later than five business days following the effective time of the merger), a cash payment equal to the product of; (i) the number of shares of our common stock subject to such stock option immediately prior to the effective time of the merger, multiplied by; (ii) the excess, if any, of $8.60 over the per-share exercise price of our common stock subject to such stock option. Payment for such stock options will be reduced by any applicable withholding taxes.

Treatment of Restricted Shares

In connection with the merger, each share of our common stock granted subject to repurchase rights or other lapse restrictions that is outstanding and subject to such restrictions immediately prior to the effective time of the merger will automatically vest, and our reacquisition right with respect thereto shall lapse, and the holder thereof will, subject to compliance with the applicable exchange procedures, be entitled to receive $8.60 with respect to each such share, without interest and less any applicable withholding taxes.

Representations and Warranties

In the merger agreement, we made representations and warranties to WDH and Merger Sub, including those relating to the following:

•	our corporate organization, standing and power;

•

our authorization (including approval by our board of directors and direction to submit the merger agreement to a stockholder vote and recommendation of stockholder approval), execution, delivery, performance and the enforceability of the merger agreement;

•

the absence of conflicts with, or violations of, our organizational documents, applicable laws or other obligations as a result of our execution of the merger agreement or consummation of the merger and the identification of government filings and consents required in connection therewith;

•	our capitalization;

•	our subsidiaries;

•	documents filed by us with the SEC and the accuracy and completeness of the financial statements and other information contained therein;

•	our compliance with the provisions of the Sarbanes-Oxley Act;

•	our books and records;

•	the absence of pending or threatened litigation or investigations involving us;

•	our compliance with laws;

•	our material contracts;

•	our filing of tax returns, payment of taxes and other tax matters;

•	our employee benefit plans, matters relating to the Employee Retirement Income Security Act of 1974, as amended, and other matters concerning employee benefits and employment agreements;

•	our labor matters;

•	environmental matters with respect to our operations;

•	our real property lease arrangements;

•	our intellectual property;

•	our insurance policies;

•	the absence of any representations or warranties by us other than those contained in the merger agreement.

In the merger agreement, WDH and Merger Sub made representations and warranties to us, including those relating to the following:

•	their respective organization, standing and power;

•	their respective authorization, execution, delivery, performance and the enforceability of the merger agreement;

•

the absence of conflicts with, or violations of, their respective organizational documents, applicable laws or other obligations as a result of their execution of the merger agreement or consummation of the merger and the identification of government filings and consents required in connection therewith;

•	WDH’s ownership of all of the capital stock of Merger Sub;

•	the lack of any business operations of Merger Sub;

•	the absence of ownership of our common stock;

•	the accuracy of the material to be provided by WDH for inclusion in this proxy statement;

•	the sufficiency of funds to perform their respective obligations under the merger agreement and consummate the merger;

•	their investigation of us and access to information in connection with such investigation; and

•	the absence of any representations or warranties by WDH and Merger Sub to us other than those contained in the merger agreement.

Definition of Company Material Adverse Effect

Several of the representations and warranties made by us in the merger agreement and certain conditions to performance by WDH and Merger Sub of their obligations under the merger agreement are qualified by reference to whether the item in question would have a “Material Adverse Effect” on Otix. The merger agreement provides that a “Material Adverse Effect” means any material adverse change, event, circumstance or development with respect to, or material adverse effect on, the business, financial condition or results of operations of Otix and its subsidiaries, taken as a whole, or our ability to consummate the transactions contemplated by the merger agreement.

However, none of the following, or any change, event, circumstance or development arising or resulting from, or related to, any of the following will constitute, or be considered in determining whether there has occurred, or may, would or could occur, a “Material Adverse Effect”:

•

changes in law or other legal or regulatory conditions (or the interpretation thereof) or changes in GAAP or other accounting standards (or the interpretation thereof) or that result from any action taken for the purpose of complying with any such changes;

•	general economic conditions (or changes in such conditions) in the United States or any other country or region in the world, or conditions in the global economy generally;

•	conditions (or changes in conditions) in the industries or markets in which we operate;

•	political conditions (or changes in such conditions) in the United States or any other country or region in the world or acts of war, sabotage, insurrection, terrorism and armed hostilities;

•	the announcement of the merger agreement or the pendency or consummation of the transactions contemplated thereby;

•	any actions taken or failure to take action, in each case, to which WDH has approved, consented to or requested in writing;

•	changes in our stock price or the trading volume of our stock by themselves;

•

failure by us to meet any public estimates or expectations of our revenue, earnings or other financial performance or results of operations for any period, or any failure by us to meet any internal budgets, plans or forecasts of our revenues, earnings or other financial performance or results of operations.

Covenants Relating to the Conduct of Our Business

During the period between the date of the merger agreement and the effective time of the merger, we have agreed with WDH, except as expressly provided or permitted by the merger agreement or the disclosure schedule attached to the merger agreement or as WDH may otherwise consent in writing, that Otix will, and will cause each of its subsidiaries to, use all commercially reasonable efforts to act and carry on its and each of its subsidiaries’ businesses in the ordinary course of business.

In addition, we have agreed with WDH that, except as expressly provided or permitted in the merger agreement or the disclosure schedule attached to the merger agreement, that other than the potential suspension or termination of our operations in Germany and the related impact such actions may have on our obligations, contracts, and liabilities. Otix will not, and will not permit its subsidiaries to, directly or indirectly, do any of the following without the prior written consent of WDH:

•

(i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of Otix’s or its subsidiaries’ common stock, (ii) split, combine or reclassify any shares of Otix’s or its subsidiaries’ common stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for shares of Otix’s or its subsidiaries’ common stock or any of our or their other securities, (iii) subject to customary exceptions, and except for redemptions of shares of our series A preferred stock redeemed pursuant to the terms of our certificate of incorporation, purchase, redeem or otherwise acquire any shares of Otix’s or its subsidiaries’ common stock or any other of Otix’s or its subsidiaries’ securities or any rights, warrants or stock options to acquire any such shares or other securities;

•

issue, deliver, sell, grant, pledge or otherwise dispose of or encumber any shares of Otix’s or its subsidiaries’ common stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or stock options to acquire, any such shares, voting securities or convertible or exchangeable securities other than the issuance of shares of our common stock upon the exercise of stock options;

•	sell, lease, license, pledge, or otherwise dispose of, or encumber any material properties or material assets of Otix or any of its subsidiaries other than in the ordinary course of business;

•

acquire; (i) by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof or; (ii) any assets outside the ordinary course of business, or any assets that are material, in the aggregate, to Otix and its subsidiaries, taken as a whole, except purchases of inventory and raw materials in the ordinary course of business;

•	amend Otix’s or any of its subsidiaries’ certificate of incorporation, by-laws or other comparable charter or organizational documents;

•	make any change in accounting methods, principles or practices, except insofar as may be required by a change in GAAP occurring after the date hereof and if we provide prior written notice to WDH;

•	make any capital expenditures or other expenditures with respect to our property, plant or equipment in excess of $250,000 in the aggregate for Otix and its subsidiaries, taken as a whole;

•

make or change any tax election, settle or compromise any tax liability, file an amendment to a tax return, enter into any closing agreement or other settlement, enter into any tolling agreement or fail to pay or withhold any tax;

•	enter into any non-competition agreements;

•	pay, discharge or satisfy any material claim, material liability or material obligation (whether absolute, accrued, contingent or otherwise), in excess of $100,000;

•

permit to be cancelled or terminated, without all commercially reasonable efforts to maintain coverage, or cancel or terminate any insurance policy maintained by Otix or any of its subsidiaries, or otherwise fail to maintain such insurance at not less than current levels;

•

modify or amend in any material respect or terminate any material contract, other than in the ordinary course of business (accompanied by prior written notice to WDH), (ii) expressly waive, release or assign any material rights or claims under any material contract, other than in the ordinary course of business (accompanied by prior written notice to WDH) or (iii) enter into any contract, agreement, instrument or any other arrangement (whether written or oral) which would be material;

•

take any action with the knowledge that such action; (i) could reasonably be expected to result in any of the conditions to the parties’ obligations to consummate the merger not being satisfied, or would make any representation or warranty made by Otix in the merger agreement inaccurate such that the conditions to the obligations of WDH and Merger Sub to consummate the merger would not be satisfied at, or as of any time prior to, the effective time of the merger, or; (ii) would materially impair our ability to consummate the merger in accordance with the terms of the merger agreement or materially delay such consummation;

•	incur any indebtedness other than in the ordinary course of business and pursuant to existing credit facilities;

•	enter into any new compensatory agreements with employees; or

•	authorize, agree in writing or otherwise commit to take any of the foregoing actions.

Conditions to the Closing of the Merger

The obligations of Otix, WDH and Merger Sub to consummate the merger are subject to the satisfaction or waiver of each of the following conditions:

•

the adoption of the merger agreement by the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting; and no Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Order (whether temporary, preliminary or permanent) that is then in effect and has the effect of making consummation of the Merger illegal or otherwise preventing or prohibiting consummation of the Merger and no Law shall have been adopted that makes consummation of the Merger illegal or otherwise prevented or prohibited.

In addition, the obligations of WDH and Merger Sub to consummate the merger are subject to the satisfaction of each of the following additional conditions (except that WDH and Merger Sub may not rely on the failure of any of the following conditions to the extent such failure results from their failure to use the standard of efforts to consummate the merger required from them under the terms of the merger agreement):

•

our representations and warranties must be true and correct, except for changes specifically contemplated by the merger agreement and where the failure to be true and correct has not had, and would not reasonably be expected to have, a “Material Adverse Effect;”

•

all necessary consents required from the governing regulatory authorities have been obtained including, but not limited to, the consent of the Bundeskartellamt, Germany, without such consents being subject to conditions that, in the reasonable opinion of WDH, are unacceptable, provided that, in the event that a required consent is not obtained or conditions are imposed as a result of the acquisition by WDH, directly or indirectly, of NHC Group Pty Limited, WDH and Merger Sub shall not be relieved of their obligation to consummate the merger;

•

the lease for our principal offices in Australia shall not contain a change of control provision or the landlord should agree to a transfer of the lease without the termination of the lease or the imposition of conditions that, in the reasonable opinion of the WDH, are unacceptable;

•	we shall have delivered evidence of its ownership in all of its subsidiaries to the widest extent possible under applicable law and to the satisfaction of Parent, in its reasonable discretion;

•

we have obtained complete and irrevocable releases from each of its directors and executive officers with respect to any claims that pre-date the Effective Date, such releases to be conditioned on the payment of severance obligations due to such individuals, if any;

•	a sufficient number of our executive management team have agreed to provide transition services;

•	no unresolved litigation regarding the merger exists that, in the reasonable judgment of the WDH, is likely to have a material adverse impact on us; and

•	we shall have delivered to the Buyer a certificate, dated as of the closing date of the merger, signed by an executive, certifying to the satisfaction of the above described conditions.

In addition, our obligations to consummate the merger are subject to the satisfaction of each of the following additional conditions (except that we may not rely on the failure of any of the following conditions to the extent such failure results from our failure to use the standard of efforts to consummate the merger required from us under the terms of the merger agreement):

•

WDH’s and Merger Sub’s representations and warranties in the merger agreement must be true and correct except for changes contemplated by the merger agreement and where the failure to be true and correct has not had, and would not reasonably be expected to have a “Material Adverse Effect;”

•

WDH and Merger Sub shall have performed or complied in all material respects with all agreements, covenants and obligations required to be performed by them under the merger agreement on or prior to the closing date; and

•	WDH shall have delivered to us a certificate, dated as of the closing date of the merger, signed by an executive, certifying the satisfaction of the above-described conditions.

Response to Other Offers

We have agreed that up to 11:59 p.m. Eastern Time on October 3, 2010, we or our representatives may initiate, solicit or encourage the submission of alternative acquisition proposals and participate in discussions or negotiations which may be expected to lead to the submission of alternative acquisition proposals. After 11:59 p.m. Eastern time on October 3, 2010, neither we, our subsidiaries, directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives may, , directly or indirectly:

•

initiate, solicit or take any action to knowingly facilitate or encourage the submission of any inquiry, proposal or offer with respect to, or any transaction to effect, a merger, reorganization, share exchange, consolidation, business combination, recapitalization or similar transaction involving us or any of our subsidiaries, or any purchase or sale of any of our assets (including the stock of our subsidiaries), or any purchase or sale of, or tender or exchange offer for, our equity securities;

•

have any discussion with or provide or cause to be provided any non-public information to any person relating to an acquisition proposal, or engage or participate in any negotiations concerning an acquisition proposal, other than as provided in the merger agreement;

•	approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any other acquisition proposal, other than as provided in the merger agreement; or

•

approve, endorse or recommend, propose publicly to approve, endorse or recommend, or execute or enter into, any letter of intent, option agreement, agreement in principle, merger agreement, acquisition agreement or other similar agreement, or agree to do any of the foregoing related to any other acquisition proposal, other than as provided in the merger agreement.

However, we may furnish information with respect to Otix to, or engage in discussions or negotiations with, a person who has made an acquisition proposal, if:

•	such acquisition proposal did not result from a breach of our non-solicitation obligations under the merger agreement;

•

we comply with our obligations under the merger agreement concerning changes in our board of directors’ recommendation to our stockholders in favor of the merger and the entry into agreements with respect to alternative acquisition proposals; and

•

our board of directors first determines in good faith, after consultation with outside counsel and its financial advisors that such acquisition proposal constitutes or is reasonably likely to lead to a superior proposal.

We are required to promptly (and in any event within one business day) advise WDH of our receipt of any written acquisition proposal, the material terms and conditions of any such acquisition proposal and the identity of the person making any such acquisition proposal. We have also agreed to provide, contemporaneously with furnishing any information to any such party, copies of such information to WDH (to the extent such information has not been previously provided to WDH).

A “superior proposal” means an acquisition proposal that our board of directors concludes, in good faith and after consultation with its outside counsel and financial advisors, is (I) reasonably capable of being completed, (II) reasonably capable of being fully financed and (III) more favorable to the holders of the Otix stock (in their capacity as stockholders) than the transactions provided for in the merger agreement, taking into account, among other things, the likelihood and timing of consummation, the termination fee payable under the merger agreement WDH in connection with the acceptance of such superior proposal, any proposal or offer by WDH to amend the terms of the merger agreement and such other factors deemed relevant by our board of directors.

Restrictions on Change of Recommendation to Stockholders

Our board of directors has agreed not to: (i) withhold, withdraw or modify its recommendation to our stockholders in favor of the merger, (ii) cause or permit us to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar agreement providing for the consummation of a transaction contemplated by a superior proposal (other than a confidentiality agreement entered into in compliance with our non-solicitation obligations) or (iii) adopt, approve or recommend another acquisition proposal.

However, our board of directors may withhold, withdraw or modify its recommendation to our stockholders in favor of the merger, or approve or recommend another acquisition proposal, if it determines in good faith, after consultation with outside counsel, that failure to do so would be inconsistent with its fiduciary obligations under applicable law and:

•	our stockholders have not voted to adopt the merger agreement at the special meeting;

•	we have provided to WDH four days prior notice that our board of directors intends to effect a change to such recommendation, and detailing the manner in which it intends to do so; and

•	we have complied in all material respects with our non-solicitation obligations under the merger agreement.

Furthermore, our board of directors may only withhold, withdraw or modify such recommendation in response to another acquisition proposal or approve or recommend another acquisition proposal if such acquisition proposal has not been withdrawn and WDH has not, within three days of receipt of the notice referenced above, made an offer that our board of directors determines in its good faith judgment (after consultation with our outside counsel and financial advisors) to be at least as favorable to our stockholders as such acquisition proposal (including taking into account the termination fee payable by us pursuant to the merger agreement).

Termination of the Merger Agreement

Otix, WDH and Merger Sub may agree to terminate the merger agreement at any time prior to the effective time of the merger, even after our stockholders have adopted the merger agreement at the special meeting.

In addition, we, on the one hand, and WDH and Merger Sub, on the other hand, each have separate rights to terminate the merger agreement without the agreement of the other party if, among other things:

•

the merger has not been consummated by February 28, 2011, except that this termination right will not be available to any party whose breach of or failure to fulfill any obligation under the merger agreement has been a principal cause of or resulted in the failure of the merger to occur on or before such date;

•	if any law shall have be adopted, enacted or promulgated that makes the consummation of the merger illegal or otherwise prohibited;

•

if any governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order (whether temporary, preliminary or permanent) that has become final and nonappealable and has the effect of making consummation of the merger illegal or otherwise preventing or prohibiting consummation of the merger, except that this termination right will not be available to any party whose failure to fulfill any obligation under the merger agreement has been the principal cause of or resulted in such order, and this termination right is not available to WDH if WDH’s acquisition, directly or indirectly, of NHC Group Pty Limited is the principal cause of such order; or

•	our stockholders do not vote to adopt the merger agreement at the special meeting.

WDH and Merger Sub may also terminate the merger agreement if:

•

we breach or fail to perform any of our representations, warranties, covenants or agreements in the merger agreement and such breach or failure to perform would cause certain conditions to the obligations of WDH and Merger Sub to consummate the closing not to be satisfied and such breach or failure to perform is not timely cured or is not capable of being cured; and

•

prior to our stockholders approval of the merger agreement, our board of directors change their recommendation in favor of this merger in accordance with the merger agreement or fail to reject a tender offer or exchange offer pursuant to the terms of the merger agreement.

Additionally, we may terminate the merger agreement if:

•

our board of directors pursuant to and in compliance with our non-solicitation obligations under the merger agreement, approves or recommends to our stockholders a superior proposal and we pay the termination fee to WDH; or

•

WDH or Merger Sub breach or fail to perform any of their representations, warranties, covenants or agreements in the merger agreement and such breach or failure to perform would cause certain conditions to our obligation to consummate the closing not to be satisfied and such breach or failure to perform is not timely cured or is not capable of being cured.

Termination does not relieve any party of liability for any willful breach of the merger agreement.

Fees and Expenses

Except as provided below, each of the parties will bear all fees and expenses it incurs in connection with the merger and the merger agreement.

Termination Fee Payable by WDH

WDH must pay us a termination fee of $5,000,000 if WDH is unwilling to close the merger and we have fulfilled our conditions to the closing of the merger and WDH is not entitled to otherwise terminate the merger agreement according to its terms.

If WDH owes a termination fee to us, WDH is required to pay such fee within two business days after termination of the merger agreement.

Termination Fee Payable by Us.

We must pay WDH a termination fee of $2,000,000 if we terminate the merger agreement because we have entered into a definition agreement with a third party with respect to a more favorable proposal or if WDH terminates the agreement because our board of directors changes their recommendation in favor of the merger.

If we owe a termination fee to WDH, we are required to pay such fee within the earlier of two business days of the closing of the more favorable transaction or six months from the termination of the merger agreement.

Remedies

Each party is entitled to an injunction to prevent breaches of the merger agreement and to enforce specifically the terms of the merger agreement, in addition to any other remedy to which a party may be entitled at law or in equity.

Further Actions and Agreements

Company Stockholders’ Meeting. We have agreed to call and hold a stockholders’ meeting as promptly as practicable after the execution of the merger agreement for the purpose of voting upon the adoption of the merger agreement. We have agreed to take all reasonable and lawful action, in consultation with WDH, to solicit proxies from our stockholders, and to take all other action necessary or advisable to secure the vote of our stockholders, in favor of the adoption of the merger agreement. Unless the merger agreement is terminated, our obligation to call and hold such stockholders’ meeting will not be limited or otherwise affected by another acquisition proposal or superior proposal or by a change in the recommendation of our board of directors concerning the adoption of the merger agreement by our stockholders.

Access to Information. We have agreed to afford WDH and its representatives reasonable access to our properties, books, personnel, records and other information as WDH may reasonably request prior to the closing of the merger.

Directors’ and Officers’ Indemnification and Insurance. For a period of six years following the effective time of the merger, the surviving corporation shall indemnify and hold harmless our current and former directors and officers and the current and former directors and officers of any of our subsidiaries, against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that such officer or director is or was an officer, director, employee or agent of Otix or any of its subsidiaries, whether asserted or claimed prior to, at or after the effective time of the merger, to the fullest extent permitted under the DGCL. Each such person will also be entitled to advancement of expenses incurred in defending such claims, subject to such person’s execution of an undertaking to repay any expenses so advanced if it is ultimately determined that such person is not entitled to indemnification from the surviving corporation with respect to such claim.

The surviving corporation has an obligation to purchase a six-year “tail” policy on terms and conditions providing substantially equivalent benefits as the policies of directors’ and officers’ liability insurance we currently maintain with respect to matters arising at or before the effective time of the merger.

Further Action, Consents and Filings. The merger agreement obligates WDH and us to use reasonable best efforts to (i) take, or cause to be taken, all action and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the merger, (ii) obtain from governmental entities or third parties any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by WDH or us or any respective subsidiaries in connection with the consummation of the merger, (iii) make all necessary filings, and thereafter make any other submissions, with respect to the merger agreement, the merger and the other transactions contemplated by the merger agreement that are required under securities, antitrust or other applicable laws and (iv) execute and deliver any additional instruments necessary to consummate the merger.

Public Announcements. We and WDH have agreed to use commercially reasonable efforts to consult with the other before issuing any press release or otherwise making any public statements with respect to the merger agreement or the merger.

Employee Benefits

WDH has agreed to continue to provide our employees with full credit for prior service with us for purposes of eligibility and vesting, but not early retirement benefits, under WDH benefit plans in which our employees may become eligible to participate, except where such credit would result in a duplication of benefits. In addition, WDH has generally agreed to waive pre-existing condition limits to the extent such limits are waived under WDH benefit plans.

Amendment and Waiver

Amendment. The merger agreement may be amended by the parties to the merger agreement by action taken by or on behalf of our or their respective boards of directors at any time prior to the effective time. However, after adoption by our stockholders of the merger agreement is obtained, no amendment will be made which would require further approval by our stockholders unless so approved by our stockholders.

Waiver. At any time prior to the effective time, any party to the merger agreement may (a) extend the time for the performance of any obligation or other act of any other party to the merger agreement, (b) waive any inaccuracy in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement and (c) waive compliance with any agreement or condition contained in the merger agreement. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

The board of directors recommends that you vote “FOR” the adoption of the merger agreement.

APPRAISAL RIGHTS

If you do not vote for the adoption of the merger agreement at the special meeting and otherwise comply with the applicable statutory procedures of Section 262 of the General Corporation Law of the State of Delaware, or the DGCL, summarized herein, you may be entitled to appraisal rights under Section 262 of the DGCL. In order to exercise and perfect appraisal rights, a record holder of our common stock must follow the steps summarized below properly and in a timely manner.

Section 262 of the DGCL is reprinted in its entirety as Annex C to this proxy statement. Set forth below is a summary description of Section 262 of the DGCL. The following summary describes the material aspects of Section 262 of the DGCL, and the law relating to appraisal rights and is qualified in its entirety by reference to Annex C. All references in Section 262 and this summary to “stockholder” are to the record holder of the shares of our common stock immediately prior to the effective time of the merger as to which appraisal rights are asserted. Failure to comply strictly with the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights.

Under the DGCL, holders of our common stock who follow the procedures set forth in Section 262 of the DGCL will be entitled to have their shares appraised by the Delaware Court of Chancery, or the Delaware Court, and to receive payment in cash of the “fair value” of those shares, exclusive of any element of value arising from the accomplishment or expectation of the merger.

Under Section 262 of the DGCL, where a merger agreement relating to a proposed merger is to be submitted for adoption at a meeting of stockholders, as in the case of the special meeting, the corporation, not less than 20 days prior to such meeting, must notify each of its stockholders who was a stockholder on the record date with respect to such shares for which appraisal rights are available, that appraisal rights are so available, and must include in each such notice a copy of Section 262 of the DGCL. This proxy statement constitutes such notice to the holders of our common stock and Section 262 of the DGCL is attached to this proxy statement as Annex C. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve his right to do so should review the following discussion and Annex C carefully, because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under the DGCL.

If you wish to exercise appraisal rights you must not vote for the adoption of the merger agreement and must deliver to Otix, before the vote on the proposal to adopt the merger agreement, a written demand for appraisal of such stockholder’s shares of our common stock. If you sign and return a proxy card or vote by submitting a proxy by telephone, through the Internet or by fax, without expressly directing that your shares of our common stock be voted against the adoption of the merger agreement, you will effectively waive your appraisal rights because such shares represented by the proxy will be voted for the adoption of the merger agreement. Accordingly, if you desire to exercise and perfect appraisal rights with respect to any of your shares of common stock, you must either refrain from executing and returning the enclosed proxy card and from voting in person or by submitting a proxy by telephone, through the Internet or by mail, in favor of the proposal to adopt the merger agreement or check either the “against” or the “abstain” box next to the proposal on such card or vote in person or by submitting a proxy by telephone, through the Internet or by mail, against the proposal or register in person an abstention with respect thereto. A vote or proxy against the adoption of the merger agreement will not, in and of itself, constitute a demand for appraisal.

A demand for appraisal will be sufficient if it reasonably informs Otix of the identity of the stockholder and that such stockholder intends thereby to demand appraisal of such stockholder’s shares of common stock. This written demand for appraisal must be separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement. If you wish to exercise your appraisal rights you must be the record holder of such shares of our common stock on the date the written demand for appraisal is made and you must continue to hold such shares through the effective time of the merger. Accordingly, a stockholder who is the record holder of shares of common stock on the date the written demand for appraisal is made, but who thereafter transfers such shares prior to the effective time of the merger, will lose any right to appraisal in respect of such shares.

Only a holder of record of shares of our common stock is entitled to assert appraisal rights for such shares of our common stock registered in that holder’s name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as the holder’s name appears on the stock certificates and must state that such person intends thereby to demand appraisal of his, her or its shares. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand for appraisal should be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one for two or more joint owners, may execute the demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for such owner or owners.

A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of our common stock held for one or more beneficial owners while not exercising such rights with respect to the shares held for other beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought. Where the number of shares of our common stock is not expressly stated, the demand will be presumed to cover all shares held in the name of the record owner. If you hold your shares in brokerage accounts or other nominee forms and wish to exercise your appraisal rights, you are urged to consult with your broker to determine the appropriate procedures for the making of a demand for appraisal.

All written demands for appraisal of shares must be mailed or delivered to: Otix Global, Inc., 4246 South Riverboat Road, Suite 300, Salt Lake City, Utah 84123, Attention: Secretary, or should be delivered to the Secretary at the special meeting, prior to the vote on the adoption of the merger agreement.

Within ten days after the effective time of the merger, we will notify each stockholder as of the effective time of the merger who properly asserted appraisal rights under Section 262 and has not voted for the adoption of the merger agreement. Within 120 days after the effective time of the merger, but not thereafter, we or any stockholder who has complied with the statutory requirements summarized above may commence an appraisal proceeding by filing a petition in the Delaware Court demanding a determination of the fair value of the shares held by such stockholder. If no such petition is filed, appraisal rights will be lost for all stockholders who had previously demanded appraisal of their shares. We are not under any obligation, and we have no present intention, to file a petition with respect to appraisal of the value of the shares. Accordingly, if you wish to exercise your appraisal rights, you should regard it as your obligation to take all steps necessary to perfect your appraisal rights in the manner prescribed in Section 262 of the DGCL.

Within 120 days after the effective time of the merger, any stockholder who has complied with the provisions of Section 262 of the DGCL will be entitled, upon written request, to receive from us a statement setting forth the aggregate number of shares of our common stock not voted in favor of adoption of the merger agreement and with respect to which demands for appraisal were received by us, and the number of holders of such shares. Such statement must be mailed within ten days after the written request therefore has been received by us or within ten days after expiration of the period for delivery of appraisal demands, whichever is later. A person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file an appraisal petition or request from us the statement described in this paragraph.

If a petition for an appraisal is timely filed and a copy thereof served upon us, we will then be obligated, within 20 days, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of the stockholders who have demanded appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the Delaware Court, the Delaware Court is empowered to conduct a hearing on such petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court may require the stockholders who demanded appraisal rights of our shares of common stock to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and if any stockholder fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such stockholder.

After the Delaware Court determines which stockholders are entitled to appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court, including any rules specifically governing appraisal proceedings. Through such proceeding the Delaware Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Delaware Court shall take into account all relevant factors. Unless the Delaware Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. If you are considering seeking appraisal, you should be aware that the fair value of your shares as determined under Section 262 of the DGCL could be more than, the same as or less than the consideration you are entitled to receive pursuant to the merger agreement if you did not seek appraisal of your shares and that investment banking opinions as to the fairness from a financial point of view of the consideration payable in a merger are not necessarily opinions as to fair value under Section 262 of the DGCL. In determining “fair value” of shares, the Delaware Court will take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court has stated that such factors include “market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation.” In Weinberger, the Delaware Supreme Court stated, among other things, that “proof of value by any techniques or methods generally considered acceptable in the financial community and otherwise admissible in court” should be considered in an appraisal proceeding. In addition, the Delaware Court has decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter’s exclusive remedy.

The Delaware Court will direct the payment of the fair value of the shares of our common stock who have perfected appraisal rights, together with interest, if any. The Delaware Court will determine the amount of interest, if any, to be paid on the amounts to be received by persons whose shares of our common stock have been appraised. The costs of the action (which do not include attorneys’ or expert fees or expenses) may be determined by the Delaware Court and taxed upon the parties as the Delaware Court deems equitable. The Delaware Court may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including without limitation reasonable attorneys’ fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares entitled to appraisal. In the absence of such determination or assessment, each party bears its own expenses.

Any stockholder who has duly demanded and perfected an appraisal in compliance with Section 262 of the DGCL will not, after the effective time of the merger, be entitled to vote his or her shares for any purpose or be entitled to the payment of dividends or other distributions thereon, except dividends or other distributions payable to holders of record of shares of our common stock as of a date prior to the effective time of the merger.

At any time within 60 days after the effective time of the merger, any stockholder will have the right to withdraw his or her demand for appraisal and to accept the cash payment for his or her shares pursuant to the merger agreement. After this period, a stockholder may withdraw his or her demand for appraisal only with our written consent. If no petition for appraisal is filed with the Delaware Court within 120 days after the effective time of the merger, a stockholder’s right to appraisal will cease and he or she will be entitled to receive the cash payment for his or her shares pursuant to the merger agreement, as if he or she had not demanded appraisal of his or her shares. No petition timely filed in the Delaware Court demanding appraisal will be dismissed as to any stockholder without the approval of the Delaware Court, and such approval may be conditioned on such terms as the Delaware Court deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the merger consideration offered pursuant to the merger agreement within 60 days after the effective date of the merger.

If you properly demand appraisal of your shares of our common stock under Section 262 and you fail to perfect, or effectively withdraw or lose, your right to appraisal, as provided in the DGCL, your shares will be converted into the right to receive the consideration receivable with respect to such shares in accordance with the merger agreement. You will fail to perfect, or effectively lose or withdraw, your right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the effective time of the merger, or if you deliver to us a written withdrawal of your demand for appraisal. Any such attempt to withdraw an appraisal demand more than 60 days after the effective time of the merger will require our written approval.

If you desire to exercise your appraisal rights, you must not vote for the adoption of the merger agreement and must strictly comply with the procedures set forth in Section 262 of the DGCL.

Failure to take any required step in connection with the exercise of appraisal rights will result in the termination or waiver of such rights.

MARKET PRICES AND DIVIDEND DATA

Our common stock is included on The NASDAQ Global Market under the symbol “OTIX.” This table shows, for the periods indicated, the range of intraday high and low per share sales prices for our common stock as reported on The NASDAQ Global Market.

	Fiscal Quarters
Fiscal Year 2010 (Through June 30, 2010)	First	Second	Third	Fourth
High	$4.80	$5.01	$—	$—
Low	3.95	3.14	—	—

Fiscal Year 2009
High	5.65	5.50	5.35	4.75
Low	$3.95	$3.05	$3.30	$3.75

We have never declared, and have no plans to declare, a dividend.

The following table sets forth the closing price per share of our common stock, as reported on The NASDAQ Global Market on September 10, 2010, the last full trading day before the public announcement of the merger, and on             , 2010, the latest practicable trading day before the printing of this proxy statement:

Common Stock Closing Price
September 10, 2010	$4.04
October , 2010	$—

Following the effective time of the merger there will be no further market for our common stock and our stock will be delisted from The NASDAQ Global Market and deregistered under the Exchange Act.

SHARE OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information relating to the beneficial ownership of Otix Global common stock as of September 13, 2010 by:

•	each stockholder known by us to own beneficially more than 5% of Otix Global common stock;

•	each of our executive officers named in the summary compensation table (our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers);

•	each of our directors; and

•	all of our directors and executive officers as a group.

Unless otherwise indicated, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table.

The number and percentage of shares beneficially owned is computed on the basis of 5,585,247 shares of Otix Global common stock outstanding as of September 13, 2010. The address for those persons for which an address is not otherwise provided is: c/o Otix Global, Inc., 4246 South Riverboat Road, Suite 300, Salt Lake City, Utah 84123.

Beneficial Owner (Name and Address)	Number of Shares Beneficially Owned(1)		Percentage of Total Shares Outstanding
5% Stockholders:
Ameriprise Financial, Inc. c/o Ameriprise Financial, Inc. 145 Ameriprise Financial Center Minneapolis, MN 55474	558,340	(2)	10.00%

Morgan Stanley 1585 Broadway Avenue New York, NY 10036	507,385	(3)	9.08%

Coghill Capital Management, L.L.C. One North Wacker Drive, Suite 4350 Chicago, IL 60606	492,498	(4)	8.82%

T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	414,798	(5)	7.43%

Beneficial Owner (Name and Address)	Number of Shares Beneficially Owned(1)	Number of Shares Issuable Upon Exercise of Stock Options or Vesting of Restricted Shares(6)	Percentage of Total Shares Outstanding
Non-Employee Directors:
James M. Callahan	6,000	3,000	*
Cherie M. Fuzzell	5,833	3,000	*
Craig L. McKnight	11,600	3,000	*
Robert W. Miller	8,400	3,000	*
Lawrence C. Ward	5,200	3,000	*

Named Executive Officers:
Samuel L. Westover	54,858	40,000	*
Paul R. Wennerholm	16,372	13,250	*
Michael M. Halloran	40,954	23,000	*
Jerry L. DaBell	31,164	21,000	*
Brent H. Shimada	30,993	20,500	*
All directors and executive officers as a group (15 persons)	305,482	114,632	5.47%

SHARE OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT—FOOTNOTES

(1)	The information provided in this table is based on our records, information supplied to us by our executive officers, directors (includes restricted shares and options expected to vest if the merger is completed) and 5% stockholders and information contained in Schedules 13D and 13G filed with the Securities and Exchange Commission.
(2)	Based on information in a Schedule 13G Report filed on May 10, 2010 indicating that Ameriprise Financial, Inc., through its wholly owned subsidiary, Columbia Management Investment Advisors, LLC, was the beneficial owner of 558,340 shares of which Ameriprise has shared dispositive power.
(3)	Based on information in a Schedule 13G Report filed February 12, 2010 indicating that Morgan Stanley and its affiliates (“Morgan Stanley”) were the beneficial owners of 507,385 shares, of which Morgan Stanley had sole voting power over 507,165 and sole dispositive power over 507,385 shares.
(4)	Based on information in a Schedule 13G Report filed February 11, 2010 indicating that Coghill Capital Management, L.L.C. and its affiliates (“Coghill”) were the beneficial owners of 492,498 shares, of which Coghill had shared voting and dispositive powers.
(5)	Based on information in a Schedule 13G Report filed February 12, 2010 indicating that T. Rowe Price and its affiliates (“T. Rowe Price”) were the beneficial owners of 414,798 shares, of which T. Rowe Price had sole voting power over 75,250 shares and sole dispositive power over 414,798 shares. These securities are owned by various individual and instructional investors (including T. Rowe Price Small-Cap Value Fund, Inc., which owns 332,000 shares, representing 5.94% of the shares outstanding) which T. Rowe Price serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the Securities Exchange Act of 1934, T. Rowe Price is deemed to be the beneficial owner of such securities; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such securities.
(6)	Shares issuable upon closing of transaction. 99,632 restricted shares and 15,000 options will vest at closing.

ADJOURNMENT OF THE SPECIAL MEETING

(PROPOSAL NO. 2)

We may ask our stockholders to vote on a proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement. We currently do not intend to propose adjournment of our special meeting if there are sufficient votes to adopt the merger agreement. If the proposal to adjourn our special meeting for the purpose of soliciting additional proxies is submitted to our stockholders for approval, such approval requires the affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy and entitled to vote on the matter.

The board of directors recommends that you vote “FOR” the adjournment of the special meeting, if necessary, to solicit additional proxies.

OTHER MATTERS

At this time, we know of no other matters to be submitted at the special meeting. If any other matters properly come before the special meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our board of directors may recommend.

It is important that your shares be represented at the special meeting, regardless of the number of shares which you hold. Therefore, we urge you to complete, sign, date and return the accompanying proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose or to submit a proxy via the Internet or telephone.

HOUSEHOLDING OF PROXY STATEMENT

As permitted by the Exchange Act, only one copy of this proxy statement is being delivered to stockholders residing at the same address, unless our stockholders have notified us of their desire to receive multiple copies of the proxy statement. This is known as householding. We will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any stockholder residing at a shared address to which only one copy was mailed. Requests for additional copies of this proxy statement, or requests to receive multiple or single copies of proxy statements at a shared address in the future, should be directed to: Otix Global, Inc., 4246 South Riverboat Road, Suite 300, Salt Lake City, Utah 84123, Attention: Secretary (801) 312-1700.

FUTURE STOCKHOLDER PROPOSALS

If the merger is completed, there will be no public participation in any future meetings of our stockholders. However, if the merger is not completed, our public stockholders will continue to be entitled to attend and participate in our stockholders’ meetings. If the merger is not completed and any stockholder intends to present a proposal to be considered for inclusion in our proxy materials in connection with the 2011 Annual Meeting of Stockholders, the proposal must be received by us at, Otix Global, Inc., 4246 South Riverboat Road, Suite 300, Salt Lake City, Utah 84123, on or before October 22, 2010 and otherwise meet the requirements of applicable SEC rules. If a stockholder wishes to present a proposal at the Special Meeting of Stockholders, but does not wish to have the proposal considered for inclusion on the proxy statement and proxy card, the stockholder must give written notice to us at the address set forth above on or before October 5, 2010. If a stockholder fails to provide timely notice of a proposal to be presented at our Special Meeting of Stockholders, the proxies designated by our board of directors will have discretionary authority to vote on that proposal.

MISCELLANEOUS

You should not send in your Otix stock certificates until you receive the transmittal materials from the exchange agent. Our record stockholders who have further questions about their share certificates or the exchange of our common stock for cash should contact the exchange agent.

You should rely only on the information contained in this proxy statement to vote on the merger proposal. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated October     , 2010. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement). Neither the mailing of this proxy statement to stockholders nor the issuance of cash in the merger creates any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Your vote is important. You may vote by returning the enclosed proxy card, submitting a proxy via the Internet or telephone or attending the special meeting and voting in person.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including this proxy statement, through the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

Otix Global, Inc.

4246 South Riverboat Road, Suite 300

Salt Lake City, Utah 84123

Attention: Investor Relations

Telephone: (801) 312-1700

If you would like to request documents from us, please do so by October 22, 2010, to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request.

Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the SEC on March 26, 2010;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 filed with the SEC on May 17, 2010;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, filed with the SEC on August 13, 2010; and

•	Current Report on Form 8-K filed with the SEC on September 13, 2010.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of this proxy statement and any of the documents incorporated by reference in this proxy statement or other information concerning us, without charge, by written or telephonic request directed to Otix Global, Inc., 4246 South Riverboat Road, Suite 300, Salt Lake City, Utah 84123, Attn: Brent H. Shimada or by telephone at (801) 312-1700, on the Investor Relations page of our website at http://www.otixglobal.com, or from the SEC through the SEC’s website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

Annex A

AGREEMENT AND PLAN OF MERGER

DATED AS OF SEPTEMBER 13, 2010

BY AND AMONG

WILLIAM DEMANT HOLDING A/S

OI MERGER SUB, INC.,

AND

OTIX GLOBAL, INC.

ARTICLE I	DEFINITIONS; INTERPRETATIONS	A-4

1.01	Definitions	A-4

1.02	Interpretation	A-9

ARTICLE II	THE MERGER	A-9

2.01	The Merger	A-9

2.02	Closing	A-10

2.03	Effective Time	A-10

2.04	Effects of the Merger	A-10

2.05	Certificate of Incorporation and Bylaws	A-10

2.06	Directors and Officers	A-10

2.07	Conversion or Cancellation of Shares	A-10

2.08	Exchange of Certificates; Payment of the Merger Consideration	A-11

2.09	Stock Incentives	A-12

2.10	Appraisal Rights	A-13

2.11	Withholdings	A-13

2.12	Section 16 Matters	A-13

2.13	Further Action	A-14

ARTICLE III	REPRESENTATIONS AND WARRANTIES	A-14

3.01	Representations and Warranties about the Company	A-14

3.02	Representations and Warranties about Parent and Merger Sub	A-25

ARTICLE IV	COVENANTS AND AGREEMENTS TO BE PERFORMED PRIOR TO THE CLOSING	A-27

4.01	Conduct of Business of the Company	A-27

4.02	Reserved	A-30

4.03	Additional Reports	A-30

4.04	Reasonable Best Efforts; Cooperation	A-30

4.05	Stockholder Approvals	A-31

4.06	Proxy Statement	A-31

4.07	Press Releases	A-32

4.08	Access; Information	A-32

4.09	Takeover Laws and Provisions	A-33

4.10	Control of Operations	A-33

4.11	Stockholder Litigation	A-33

4.12	Notification of Certain Matters	A-33

ARTICLE V	COVENANTS AND AGREEMENTS TO BE PERFORMED FOLLOWING THE CLOSING	A-35

5.01	Indemnification	A-35

5.02	Employee Matters	A-36

i

ARTICLE VI	CONDITIONS TO THE MERGER	A-37

6.01	Conditions to Each Party’s Obligation to Effect the Merger	A-37

6.02	Conditions to the Obligation of the Company	A-37

6.03	Conditions to the Obligation of Parent and Merger Sub	A-38

ARTICLE VII	TERMINATION	A-39

7.01	Termination	A-39

7.02	Effect of Termination	A-40

ARTICLE VIII	MISCELLANEOUS	A-40

8.01	Survival	A-40

8.02	Waiver; Amendment; Extension of Time	A-40

8.03	Counterpart; Electronic Transmission	A-40

8.04	Governing Law; Jurisdiction; Venue; Service of Process; Waiver of Jury Trial	A-40

8.05	Specific Performance	A-41

8.06	Disclosure Schedule	A-41

8.07	Notices	A-42

8.08	Entire Understanding; No Third Party Beneficiaries	A-42

8.09	Severability	A-43

8.10	Assignment; Successors	A-43

8.11	Expenses	A-43

8.12	Disclaimer	A-44

ii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of September 13, 2010, is by and among William Demant Holding A/S, a public limited company organized under the laws of the Kingdom of Denmark (“Parent”), OI Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Otix Global, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the Board of Directors of each of the Company, Parent and Merger Sub has approved this Agreement and deemed it advisable and in the best interests of their respective companies and stockholders to consummate the merger of Merger Sub with and into the Company (the “Merger”) upon the terms and subject to the conditions set forth herein, and have unanimously adopted resolutions adopting, approving and declaring the advisability of this Agreement, the Merger and the other transactions contemplated hereby; and

WHEREAS, pursuant to the Merger, shares of the common stock, par value $.005 per share, of the Company (“Company Common Stock”) (all such shares of Company Common Stock being hereinafter referred to as the “Shares”), will be, except as otherwise provided herein, converted into the right to receive the Merger Consideration (as defined herein) in the manner set forth herein, and the Company will become an indirect, wholly-owned subsidiary of Parent.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, and such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, on the terms and subject to the conditions set forth in this Agreement, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I

DEFINITIONS; INTERPRETATION

1.01 Definitions. This Agreement uses the following definitions:

“Agreement” has the meaning assigned in the Preamble.

“Anti-Bribery Laws” has the meaning assigned in Section 3.01(j)(5).

“Benefit Arrangement” means, with respect to the Company, each of the following (a) under which any of its employees, former employees or any of its directors has any right to benefits, (b) that is sponsored, maintained or contributed to by it or its ERISA Affiliates or (c) under which it or its ERISA Affiliates has any liability: each “employee benefit plan” (within the meaning of Section 3(3) of ERISA) and each stock purchase, stock option, equity-based grants, severance, employment, post-employment, change-in-control, fringe benefit, bonus, incentive, retirement, deferred compensation, welfare, paid time off benefits and other employee benefit plan, agreement, program, policy or other arrangement (with respect to any of the preceding, whether or not subject to ERISA).

“Business Combination Law” means Section 203 of the DGCL.

“Business Day” means any day other than a day on which banks in the State of Delaware are required or authorized to be closed.

“Certificate” means a certificate issued by the Company to a Company Stockholder representing Shares held by such Company Stockholder.

“Certificate of Merger” has the meaning assigned in Section 2.03.

“Closing” has the meaning assigned in Section 2.02.

“Closing Date” has the meaning assigned in Section 2.02.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning assigned in the Preamble.

“Company Board” means the Board of Directors of the Company.

“Company Board Recommendation” has the meaning assigned in Section 3.01(c)(2).

“Company Common Stock” has the meaning assigned in the Recitals.

“Company IP Assets” has the meaning assigned in Section 3.01(p)(1).

“Company Preferred Stock” means the preferred stock, par value $.001 per share, of the Company.

“Company Regulatory Filings” has the meaning assigned in Section 3.01(g)(1).

“Company Restricted Share” has the meaning assigned in Section 2.09(a)(2).

“Company Stock Option” has the meaning assigned in Section 2.09(a)(1).

“Company Stock Option Consideration” has the meaning assigned in Section 2.09(a)(1).

“Company Stock Plan” means the Company’s 1993 Stock Plan and the Company’s 2000 Stock Plan either individually or collectively as the context requires.

“Company Stockholder Approval” has the meaning assigned in Section 3.01(b).

“Company Stockholders” has the meaning assigned in Section 3.01(c)(2).

“Constituent Documents” means the charter or articles or certificate of incorporation and bylaws of a corporation, the certificate of partnership and partnership agreement of a general or limited partnership, the certificate of formation and limited liability company agreement of a limited liability company, the trust agreement of a trust and the comparable documents of other legal entities.

“Covered Employees” has the meaning assigned in Section 5.02(a).

“DGCL” means the General Corporation Law of the State of Delaware.

“Disbursing Agent” has the meaning assigned in Section 2.08(a).

“Disclosure Schedule” has the meaning assigned in Section 8.06.

“Dissenting Shares” has the meaning assigned in Section 2.10(a).

“Dissenting Stockholders” has the meaning assigned in Section 2.10(a).

“Effective Time” has the meaning assigned in Section 2.03.

“Environmental Laws” means all applicable Laws regulating, relating to, or imposing liability or standards of conduct concerning pollution or protection of the environment.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” has the meaning assigned in Section 3.01(m)(3).

“Exception Shares” means, collectively, shares of Company Common Stock owned or held by the Company, Parent, Merger Sub and any of their respective Subsidiaries, including any such shares held as treasury stock of the Company; provided, however, that Shares of Company Common Stock owned beneficially or held of record by any plan, program or arrangement sponsored or maintained for the benefit of any current or former employee of the Company, Parent, Merger Sub or any of their respective Subsidiaries, will not be deemed to be Exception Shares, regardless of whether the Company, Parent, Merger Sub or any such Subsidiary has the power, directly or indirectly, to vote or control the disposition of such shares.

“Exchange Act” means the U.S. Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

“Financial Statements” has the meaning assigned in Section 3.01(g)(1).

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means any court, administrative agency, bureau, board, department, official, political subdivision, tribunal or commission or other governmental authority or instrumentality, whether domestic or foreign.

“Grant Date” has the meaning assigned in Section 3.01(e)(4).

“Hazardous Materials” means any hazardous or toxic substances, materials, wastes, pollutants or contaminants, including those defined or regulated as such under any Environmental Law, and any other substance the presence of which may give rise to liability under any Environmental Law.

“Import and Export Control Laws” has the meaning assigned in Section 3.01(j)(4).

“Indemnified Party” has the meaning assigned in Section 5.01(b).

“Insurance Policy” has the meaning assigned in Section 3.01(r).

“Intellectual Property” means all of the following in any jurisdiction throughout the world: (a) patents, patent applications, patent disclosures and inventions; (b) trademarks, service marks, trade dress, trade names, corporate names and Internet domain names; (c) copyrights; (d) registrations for and applications to register any of the foregoing; (e) computer software (other than commercial off-the-shelf software); (f) trade secrets, confidential information and know-how; and (g) any other intellectual property rights.

“IP Licenses” has the meaning assigned in Section 3.01(p)(4).

“Knowledge” means or has reference to, respectively, the actual knowledge of the executive officers of the Company or Parent, as the case may be, after reasonable inquiry and investigation with respect to the matter(s) referenced.

“Laws” means all federal, state, local and foreign laws, statutes, rules, regulations, ordinances, codes, licenses, permits, Orders or requirements issued, enacted, adopted, promulgated or otherwise implemented or put into effect by any Governmental Authority (including common law or the interpretation thereof).

“Leased Property” has the meaning assigned in Section 3.01(q)(2).

“Leases” has the meaning assigned in Section 3.01(q)(2).

“Lien” means any mortgage, pledge, security interest, lien or similar encumbrance.

“Material Adverse Effect” means:

(a) with respect to the Company, any change, effect, event, occurrence, state of facts, development or circumstance that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on, (i) the condition (financial or otherwise), assets, liabilities, results of operations or business of the Company and its Subsidiaries, taken as a whole, or (ii) the ability of the Company to perform its obligations under this Agreement or to consummate the Transactions by the Termination Date, excluding in each case solely for purposes of clause (i) the impact of (1) changes after the date of this Agreement in GAAP or regulatory accounting requirements applicable to U.S. publicly owned business organizations generally or changes after the date of this Agreement in Laws, (2) changes or developments in general economic or political conditions, including acts of war (whether or not declared), sabotage, insurrection, terrorism and armed hostilities, (3) changes in any financial, banking, credit or securities markets (including any disruption thereof), (4) changes in the stock price or trading volume of the Shares (it being understood that the facts or circumstances giving rise to or contributing to such change in stock price or trading volume, if not otherwise excluded under this clause (a), may be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect with respect to the Company), (5) general changes in the industry in which the Company operates, (6) natural disasters, (7) any failure of the Company to meet revenue, backlog or earnings projections or forecasts (whether internal or published by the Company or third parties) or any decline in the Company’s credit rating, (8) changes resulting from the announcement of this Agreement or the consummation of the Transactions or (9) any effect arising out of any action taken or omitted to be taken by the Company with the prior written consent of Parent or Merger Sub; and

(b) with respect to Parent or Merger Sub, any change, effect, occurrence, state of facts, development or circumstance that, individually or in the aggregate, has had, or would reasonably be expected to have, a material and adverse effect on the ability of Parent or Merger Sub to perform their respective obligations under this Agreement or to consummate the Transactions by the Termination Date.

“Merger” has the meaning assigned in the Recitals.

“Merger Consideration” has the meaning assigned in Section 2.07(a).

“Merger Sub” has the meaning assigned in the Preamble.

“Merger Sub Common Stock” means the common stock, par value $0.001 per share, of Merger Sub.

“Nasdaq” means The Nasdaq Stock Market, Inc.

“Order” means, with respect to any Person, any order, writ, judgment, injunction, decree, ruling, stipulation or award by, or subject to, any Governmental Authority or arbitrator that is binding upon or applicable to such Person or its property.

“Ordinary Course of Business” means an action taken or not taken with respect to the business of the Company and its Subsidiaries that is consistent with the reasonably recent past practices of the Company and its Subsidiaries (including with respect to quantity, nature, magnitude and frequency) and is taken in the ordinary course of the normal and recurring operations of the Company and its Subsidiaries.

“Parent” has the meaning assigned in the Preamble.

“Parent Approval” has the meaning assigned in Section 3.02(b).

“Party” means Parent, Merger Sub or the Company, as the context requires.

“Permitted Lien” means any Lien (a) disclosed in the consolidated financial statements of the Company and its Subsidiaries or the notes thereto set forth in the most recent Company Regulatory Filing publicly available at least one Business Day prior to the date of this Agreement or securing liabilities reflected on such financial statements, (b) incurred in the Ordinary Course of Business since the date of such financial statements and which is not material in amount or nature, (c) for Taxes not yet due and payable or that are being contested in good faith and reserved for on such financial statements in accordance with GAAP, or (d) that is a carrier’s, warehousemen’s, mechanic’s, materialmen’s, repairmen’s, landlord’s or other similar lien arising in the Ordinary Course of Business and which is not material in amount or nature.

“Person” means any individual, corporation, limited liability company, partnership, association, joint-stock company, business trust or unincorporated organization and is intended to be interpreted broadly.

“Previously Disclosed” means (a) information set forth by the Company in the applicable paragraph of the Disclosure Schedule, or any other paragraph of the Disclosure Schedule (so long as it is reasonably clear from the context that the disclosure in such other paragraph of the Disclosure Schedule is also applicable to the Section of this Agreement in question) or (b) except with respect to Sections 3.01(a) through 3.01(f) and Section 3.01(s), documents that have been included as exhibits to the Company Regulatory Filings filed with the SEC and publicly available during the period beginning on January 1, 2008 and ending on the Business Day prior to the date of this Agreement, so long as it is reasonably clear from the context that the exhibit is applicable to the Section of this Agreement in question, without giving effect to any amendment to any such Company Regulatory Filing on or after the date of this Agreement.

“Proxy Statement” means the proxy statement, including the form of proxy, the letter to stockholders and the notice of meeting, as the case may be, to be provided to the Company Stockholders for the purpose of obtaining the Company Stockholder Approval in connection with the Merger (including any amendments or supplements thereto) and any schedules required to be filed with the SEC in connection therewith.

“Representatives” means, with respect to any Person, such Person’s directors, officers, employees, legal or financial advisors, accountants, representatives and agents.

“Rights” means subscriptions, options, warrants, calls, convertible securities, rights of first refusal, preemptive rights, or other similar rights, agreements or commitments relating to the issuance of capital stock obligating the Company or any of its Subsidiaries to (a) issue, transfer or sell any shares of capital stock or other equity interests of the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, (b) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement, arrangement or commitment to repurchase, (c) redeem or otherwise acquire any such shares of capital stock or other equity interests or (d) provide an amount of funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, the Company or any of its Subsidiaries.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933 and the rules and regulations promulgated thereunder.

“Shares” has the meaning assigned in the Recitals.

“Stockholders’ Meeting” has the meaning assigned in Section 4.05(a).

“Subsidiary” and “Significant Subsidiary” have the respective meanings ascribed to those terms in Rule 1-02 of Regulation S-X promulgated by the SEC.

“Superior Proposal” has the meaning assigned in Section 4.13.

“Surviving Corporation” has the meaning assigned in Section 2.01.

“Takeover Laws” has the meaning assigned in Section 3.01(s).

“Takeover Provisions” has the meaning assigned in Section 3.01(s).

“Tax” and “Taxes” means all federal, state, local or foreign taxes, levies or other assessments, however denominated, including all net income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, excise, estimated, severance, stamp, occupation, property, unemployment or other taxes, custom duties, fees, assessments or similar charges, together with any interest, penalties and additions to tax imposed by any Governmental Authority, including any transferee, successor or secondary liability for any such tax and any liability assumed by contract or arising as a result of being or ceasing to be a member of any affiliated group, or similar group under state, provincial, local or foreign Law, or being included or required to be included in any income Tax Return relating thereto.

“Tax Returns” means a report, return or other information required to be filed with a taxing authority with respect to Taxes (including any amendments and schedules thereto).

“Termination Date” has the meaning assigned in Section 7.01(f).

“Transactions” has the meaning assigned in Section 3.01(c)(2).

1.02 Interpretation.

(a) In this Agreement, except as the context may otherwise require, references:

(1) to the Preamble, Recitals, Sections, Exhibits or Schedules are to the Preamble to, a Recital or Section of, or Exhibit or Schedule to, this Agreement, as applicable;

(2) to this Agreement are to this Agreement and the Exhibits and Schedules to it taken as a whole;

(3) to any agreement (including this Agreement), contract or Law are to the agreement, contract or Law as amended, modified, supplemented, restated or replaced from time to time (in the case of an agreement or contract, to the extent permitted by the terms thereof);

(4) to any section of any Law include any successor to that section;

(5) to any Governmental Authority include any successor to that Governmental Authority;

(6) to the date of this Agreement are to the date set forth in the Preamble; and

(7) to “$” are to United States Dollars.

(b) The table of contents and Article and Section headings contained in this Agreement are for reference purposes only and do not limit or otherwise affect any of the substance of this Agreement.

(c) The words “include,” “includes” or “including” and any other variations thereof as used in this Agreement are to be deemed followed by the words “without limitation.”

(d) The words “herein,” “hereof,” “hereunder” and similar terms as used in this Agreement are to be deemed to refer to this Agreement as a whole and not to any specific Section.

(e) This Agreement is the product of negotiation by the Parties, which have had the assistance of counsel and other advisors. The Parties intend that this Agreement not be construed more strictly with regard to one Party than with regard to any other Party.

(f) No provision of this Agreement is to be construed to require, directly or indirectly, any Person to take any action, or omit to take any action, to the extent such action or omission would violate applicable Law.

(g) Whenever the context requires, terms defined in this Agreement in the singular will be deemed to include the plural and vice versa.

(h) The word “extent” in the phrase “to the extent” as used in this Agreement means the degree to which a subject or other thing extends and such phrase does not simply mean “if.”

(i) With respect to this Agreement, when calculating the period of time before which, within which or following which any act is to be done or step taken, the date that is the reference date in beginning the calculation of such period will be excluded (for example, if an action is to be taken within two (2) days of a triggering event and such event occurs on a Tuesday, then the action must be taken by the end of the day on Thursday). If the last day of such period is not a Business Day, the period in question will end on the next succeeding Business Day.

ARTICLE II

THE MERGER

2.01 The Merger. At the Effective Time, the Company and Merger Sub shall consummate the Merger, pursuant to which (a) the separate corporate existence of Merger Sub will terminate, (b) the Company will be the surviving corporation (the “Surviving Corporation”) and will continue its corporate existence under the Laws of the State of Delaware and will become an indirect, wholly-owned Subsidiary of Parent and (c) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises will continue unaffected by the Merger.

2.02 Closing. The closing of the Merger (the “Closing”) will take place at the offices of Holland & Hart, 222 South Main, Suite 2200, Salt Lake City, Utah, at 10:00 a.m. prevailing Mountain time, on the second Business Day (unless the Parties agree to another time or date) after satisfaction or waiver of the conditions set forth in Article VI, other than those conditions that by their nature are to be satisfied at the Closing but subject to the fulfillment or waiver of those conditions (the “Closing Date”).

2.03 Effective Time. On the Closing Date, the Parties shall cause the Merger to be consummated by executing and delivering a certificate of merger (the “Certificate of Merger”) to the Secretary of State of the State of Delaware for filing in accordance with Section 103 of the DGCL. The Parties will make any and all other filings or recordings required under the DGCL, and the Merger will become effective when the Certificate of Merger is filed in the office of the Secretary of State of the State of Delaware, or at such later date or time as Parent and the Company mutually agree and specify in the Certificate of Merger in accordance with the DGCL (the time the Merger becomes effective being referred to herein as the “Effective Time”).

2.04 Effects of the Merger. At the Effective Time, the Merger will have the effects set forth in this Agreement and prescribed by the DGCL and any other applicable Law. Without limiting the generality of the foregoing, as of the Effective Time, the Surviving Corporation will succeed to all of the properties, rights, privileges, powers, franchises and assets of the Company and Merger Sub, and all debts, liabilities and duties of the Company and Merger Sub will become debts, liabilities and duties of the Surviving Corporation.

2.05 Certificate of Incorporation and Bylaws.

(a) At the Effective Time, the certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be amended and restated to read in its entirety as set forth on Exhibit B, and as so amended and restated, will be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law (subject to the requirements of Section 5.01).

(b) At the Effective Time, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, will be the bylaws of the Surviving Corporation until thereafter amended as provided therein, by the certificate of incorporation of the Surviving Corporation or by applicable Law (subject to the requirements of Section 5.01).

2.06 Directors and Officers. The directors and officers of Merger Sub immediately prior to the Effective Time will be the directors and officers of the Surviving Corporation as of the Effective Time.

2.07 Conversion or Cancellation of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holders of any of the following securities:

(a) Each Share, including Company Restricted Shares in accordance with Section 2.09(a)(2), issued and outstanding immediately prior to the Effective Time, other than Exception Shares (which will be canceled and cease to exist with no payment or distribution being made with respect thereto), and Dissenting Shares (which will be treated in accordance with Section 2.10), will be converted into and constitute the right to receive cash in an amount equal to $8.60, without interest (the “Merger Consideration”), payable to the holder thereof in the manner provided in Section 2.08. At the Effective Time, all Shares that have been converted into the right to receive the Merger Consideration as provided in this Section 2.07(a) will no longer be outstanding and will be automatically canceled and will cease to exist, and each holder of a Certificate that immediately prior to the Effective Time represented such Shares will cease to have any rights with respect thereto, except the right to receive the Merger Consideration in exchange therefor in accordance with Section 2.08.

(b) Each issued and outstanding share of Merger Sub Common Stock will be converted into one fully paid and nonassessable share of common stock, par value $.005 per share, of the Surviving Corporation, and will constitute the only outstanding shares of capital stock of the Surviving Corporation.

2.08 Exchange of Certificates; Payment of the Merger Consideration.

(a) Appointment of Disbursing Agent. Prior to the Effective Time, Parent shall deposit, or cause to be deposited, with a disbursing agent agreed upon by Parent and the Company (the “Disbursing Agent”) cash in an amount sufficient to allow the Disbursing Agent to pay the aggregate Merger Consideration payable pursuant to Section 2.07(a) in exchange for outstanding Shares. Any income from investment of such funds, which investment will be in accordance with the instructions of Parent, will be payable solely to Parent (or its designee). Parent shall be obligated to, from time to time, deposit any additional funds necessary to make all payments that may be required pursuant to Section 2.07(a). Any such cash remaining in the possession of the Disbursing Agent six (6) months after the Effective Time (together with any earnings in respect thereof) will be delivered by the Disbursing Agent to Parent (or its designee), and any holder of Certificates immediately prior to the Effective Time who has not theretofore exchanged such Certificates pursuant to this Article II will thereafter be entitled to look exclusively to Parent and/or the Surviving Corporation, and only as a general creditor thereof, for the consideration to which such holder may be entitled upon exchange of such Certificates pursuant to Section 2.07(a). Notwithstanding the foregoing, neither the Disbursing Agent nor any Party will be liable to any holder of Certificates for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. After any remaining cash has been delivered by the Disbursing Agent to Parent pursuant to this Section 2.08(a), in the event any Certificate has not been surrendered for the consideration to which such holder may be entitled prior to the date that such Certificate, or the consideration payable upon the surrender thereof, would otherwise escheat to or become the property of any Governmental Authority, then the consideration otherwise payable upon the surrender of such Certificate will, to the extent permitted by applicable Law, become the property of Parent, free and clear of all Liens, rights, interests and adverse claims of any Person. The consideration paid in accordance with the terms of this Article II in respect of Certificates that have been surrendered in accordance with the terms of this Agreement will be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented thereby.

(b) Exchange Procedures. As contemplated by Section 2.08(a) above, promptly after the Effective Time, but in no event more than two (2) Business Days thereafter, Parent shall cause the Disbursing Agent to mail or deliver to each Person who was, immediately prior to the Effective Time, a holder of record of Company Common Stock, a form of letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to Certificates will pass, only upon proper delivery of such Certificates to the Disbursing Agent and will be in such form and have such other customary provisions as Parent reasonably specifies) containing instructions for use in effecting the surrender of Certificates in exchange for the consideration to which such Person is entitled pursuant to Section 2.07(a). Upon surrender to the Disbursing Agent of a Certificate for cancellation together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and all other documents required by the Disbursing Agent, the holder of such Certificate will promptly be provided in exchange therefor cash in the amount to which such holder is entitled pursuant to Section 2.07(a), and the Certificate so surrendered will forthwith be canceled. No interest will accrue or be paid with respect to any consideration to be delivered upon surrender of Certificates. Notwithstanding the foregoing, in the event that the Surviving Corporation, as successor to the Company, is subject to any Tax withholding or similar obligation with respect to the payment of the Merger Consideration to an individual shareholder, including holders of Company Restricted Shares, such amounts shall be withheld and delivered to the appropriate Governmental Authority as provided, and with the effect set forth in, Section 2.11.

(c) Transfer to Holder other than Existing Holder. If any cash payment is to be made pursuant to Section 2.07(a) in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of such payment that (1) the Person requesting such payment shall pay any transfer or other similar Taxes required by reason of the making of such payment in a name other than that of the registered holder of the Certificate surrendered, or required for any other reason relating to such holder or requesting Person, or shall establish to the reasonable satisfaction of the Disbursing Agent that any such Tax has been paid or is inapplicable, and (2) the Certificate so surrendered will be properly endorsed or will be otherwise in proper form for transfer.

(d) Transfers. At the Effective Time, the stock transfer books of the Company will be closed, and there will be no further registration of transfers of Company Common Stock or Certificates that were outstanding immediately prior to the Effective Time on the stock transfer books of the Company.

(e) Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit (in form and substance reasonably acceptable to Parent) of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Disbursing Agent, the posting by such Person of a bond in such reasonable amount as Parent or the Disbursing Agent may direct as indemnity against any claim that may be made against it with respect to such Certificate, Parent or the Disbursing Agent shall, in exchange for such lost, stolen or destroyed Certificate, pay or cause to be paid the consideration deliverable in respect of Company Common Stock formerly represented by such Certificate pursuant to Section 2.07(a).

(f) Return of Merger Consideration for Dissenting Shares. Any portion of the Merger Consideration deposited by Parent with the Disbursing Agent pursuant to Section 2.08(a) in respect of any Dissenting Shares will be returned to Parent (or its designee) upon demand.

(g) Cessation of Rights. From and after the Effective Time, the holders of Certificates will cease to have any rights as stockholders of the Surviving Corporation, except as otherwise expressly provided in this Agreement or by applicable Law, and Parent will be entitled to treat each Certificate that has not yet been surrendered for exchange solely as evidence of the right to receive the consideration into which the Company Common Stock formerly evidenced by such Certificate has been converted pursuant to the Merger or the right to pursue the remedies available in respect of Dissenting Shares under the DGCL.

2.09 Stock Incentives.

(a) Company Stock Options; Company Restricted Shares; Company Stock-Based Awards.

(1) Each option to purchase Company Common Stock granted under the Company Stock Plan (each, a “Company Stock Option”) outstanding and unexercised immediately prior to the Effective Time (whether vested or unvested), by virtue of the Merger and without any action on the part of any holder of any Company Stock Option, will be converted into the right to receive an amount of cash equal to the product of (i) the excess, if any, of (A) the Merger Consideration over (B) the per share exercise price of such Company Stock Option, multiplied by the number of shares of Company Common Stock as to which such Company Stock Option was exercisable immediately prior to the Effective Time (the “Company Stock Option Consideration”). In the event that the per share exercise price of any Company Stock Option is equal to or greater than the Merger Consideration, such Company Stock Option will be cancelled and have no further force or effect, and the holder of such Company Stock Option will not be entitled to any payment with respect to the cancelled Company Stock Option. Parent will, or will cause the Surviving Corporation to, pay to holders of Company Stock Options, the Company Stock Option Consideration as soon as practicable after the Effective Time and in any case within five (5) Business Days thereafter on surrender by the holder of the original of the Company Stock Option for cancellation.

(2) Each restricted share of Company Common Stock granted under the Company Stock Plan (each a “Company Restricted Share”) outstanding and subject to restrictions immediately prior to the Effective Time (whether vested or unvested), by virtue of the Merger and without any action on the part of the holder of any Company Restricted Share, will become fully vested, issued and outstanding, and no longer subject to any restrictions immediately prior to the Effective Time.

(b) As of the Effective Time, the Company Stock Plan will terminate and all rights under any provision of any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company will be canceled. At and after the Effective Time, no Person will have any right under the Company Stock Options, the Company Restricted Shares, the Company Stock Plan or any other plan, program or arrangement with respect to equity securities of the Surviving Corporation or any Subsidiary thereof.

(c) As soon as practicable following the date of this Agreement, the Company Board or any committee administering the Company Stock Plan will adopt such resolutions or take such other actions as may be required or appropriate to effect the provisions of this Section 2.09. The Company will provide notice (in a form reasonably satisfactory to Parent) to each holder of an outstanding Company Stock Option, or a Company Restricted Share describing the treatment of such Company Stock Option or Company Restricted Share, as applicable, in accordance with this Section 2.09.

(d) Except to the extent permitted by Section 4.01(b), unless this Agreement is terminated in accordance with its terms, no additional Company Stock Options, Company Restricted Shares or any other equity-based awards or other Rights will be granted pursuant to the Company Stock Plan or otherwise by the Company or its Subsidiaries after the date of this Agreement.

2.10 Appraisal Rights.

(a) Notwithstanding any provision of this Agreement to the contrary, Shares that are outstanding immediately prior to the Effective Time (other than the Exception Shares) and that are held by Company Stockholders who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have demanded properly in writing appraisal for such Shares in accordance with Section 262 of the DGCL (the “Dissenting Stockholders”) shall not be converted into, or represent the right to receive, the Merger Consideration (collectively, the “Dissenting Shares”). After the Effective Time, such Dissenting Shares shall only represent the right to receive payment of the fair value of the Dissenting Shares as determined in accordance with the provisions of Section 262 of the DGCL, except that all Dissenting Shares held by Company Stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Shares under Section 262 of the DGCL will thereupon be deemed, as of the Effective Time, to represent only the right to receive the Merger Consideration in accordance with Section 2.07, without any interest thereon, upon surrender, in the manner provided in Section 2.08, of the Certificate or Certificates that evidence such former Shares.

(b) The Company shall give Parent notice as promptly as reasonably practicable upon receipt by the Company of any demand for appraisal pursuant to Section 262 of the DGCL and of withdrawals of any such demand, and any other communications delivered to the Company pursuant to or in connection with Section 262 of the DGCL with respect to the Transactions, and the Company will give Parent the opportunity to participate in all negotiations and proceedings with respect to any such demands (including any settlement offers). Except with the prior written consent of Parent, the Company will not voluntarily make any payment with respect to any demand for appraisal and will not settle or offer to settle any such demand.

2.11 Withholdings. All amounts payable pursuant to this Agreement will be subject to any required withholding of Taxes, which will be paid within the time required by the appropriate Governmental Authority following the Effective Time. To the extent that amounts are so withheld and paid over to the appropriate Governmental Authority by Parent, Merger Sub, the Surviving Corporation or the Disbursing Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of Certificates, including holders of Company Restricted Shares, in respect of which such deduction and withholding was made by Parent, Merger Sub, the Surviving Corporation or the Disbursing Agent.

2.12 Section 16 Matters. Prior to the Effective Time, the Company Board or an appropriate committee of non-employee directors will adopt a resolution and take all other necessary action consistent with the interpretative guidance of the SEC so that the disposition of Shares, Company Stock Options or Company Restricted Shares pursuant to this Agreement and the Merger by any officer or director of the Company who is a covered person of the Company for purposes of Section 16 of the Exchange Act will be an exempt transaction for purposes of Section 16 of the Exchange Act.

2.13 Further Action. If at any time after the Effective Time the Surviving Corporation shall determine, in its sole discretion, that any actions are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub vested in the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation will be authorized to take all such actions as may be necessary or desirable to vest all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.01 Representations and Warranties about the Company. Except as Previously Disclosed, the Company, hereby represents and warrants to Parent and Merger Sub as follows:

(a) Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company is duly qualified and licensed to do business and is in good standing in all jurisdictions where its ownership, leasing or operation of property or assets or its conduct of business requires it to be so qualified or licensed, except where the failure to be in good standing or be so qualified or licensed has not had, and would not reasonably be expected to have, a Material Adverse Effect with respect to the Company. The Company has made available to Parent or its counsel, true, correct and complete copies of the Constituent Documents of the Company and each of its Subsidiaries, in each case as amended and in effect. Neither the Company nor any of its Subsidiaries is in material violation of any of the provisions of its Constituent Documents. The Company has made available to Parent or its counsel true, correct and complete copies of the minute books containing records of all consents, actions and meetings of (1) the Company Board, committees of the Company Board and stockholders of the Company, and (2) the boards of directors, managers or equivalent governing bodies of each of the Company’s Subsidiaries and all stockholders and equity holders thereof, in each case, since January 1, 2007.

(b) Power. The Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Transactions, subject to the receipt of the affirmative vote of the holders of a majority of the outstanding Shares entitled to vote thereon to adopt this Agreement (the “Company Stockholder Approval”). The Company and each of its Subsidiaries has the corporate (or comparable) power and authority to carry on its business as it is now being conducted and to own, lease and operate all its properties and assets, except where the failure to have such power and authority has not had, and would not reasonably be expected to have, a Material Adverse Effect with respect to the Company.

(c) Authority.

(1) The Company has duly authorized, executed and delivered this Agreement. Subject to receipt of the Company Stockholder Approval, this Agreement (and the execution, delivery and performance hereof by the Company) and the Transactions have been duly authorized by all necessary corporate action of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement or to consummate the Transactions, other than obtaining the Company Stockholder Approval. The Company Stockholder Approval is the only vote of the holders of any class or series of the Company’s capital stock necessary to adopt this Agreement and authorize and approve the Transactions. This Agreement is the Company’s valid and legally binding obligation, enforceable against the Company in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(2) The Company Board, by resolutions duly adopted prior to the execution of this Agreement, has unanimously (A) determined that the Merger is in the best interests of the Company and the stockholders of the Company (the “Company Stockholders”) and declared advisable this Agreement and the transactions contemplated by this Agreement, including the Merger (collectively, the “Transactions”), (B) approved and adopted this Agreement and the Transactions in all respects in accordance with the DGCL (including such approval for purposes of rendering the restrictions on business combinations set forth in the Business Combination Law inapplicable to Parent, Merger Sub, the Transactions, and this Agreement), and (C) subject to Section 4.13, resolved to (i) submit this Agreement for adoption by a vote of the Company Stockholders at the Stockholders’ Meeting and (ii) recommend that the Company Stockholders adopt and approve this Agreement and the Transactions (the “Company Board Recommendation”). A copy of such resolutions of the Company Board has been made available to Parent and, other than as required by the proper exercise of their fiduciary duties, such resolutions have not been modified, supplemented or rescinded and remain in full force and effect.

(d) Consents and Regulatory Approvals; No Defaults.

(1) No consents, authorizations or approvals of, or filings or registrations with, or notifications to, any Governmental Authority or with any third party are required to be made or obtained by the Company or any of its Subsidiaries in connection with the execution, delivery or performance by the Company of this Agreement or for the Company to consummate the Transactions, except for (A) filings as may be required by the Securities Act or the Exchange Act or any applicable national securities exchange or Nasdaq, (B) the approvals and filings required by the DGCL, (C) any approval required by the ACCC of Australia, (D) the approval required by the Bundeskartellamt of Germany and (E) such consents, authorizations, approvals, filings, registrations or notifications the failure of which to make or obtain has not had, and would not reasonably be expected to have, a Material Adverse Effect with respect to the Company.

(2) Subject to receipt of the consents, authorizations and approvals referred to in Section 3.01(d)(1), and the making of required filings with applicable Governmental Authorities, the execution, delivery and performance of this Agreement and the consummation of the Transactions do not and will not (A) result in, conflict with, or constitute or create (with or without due notice or lapse of time or both) a breach or violation of, or a default under, or give rise to any Lien (other than Permitted Liens) on any property or asset of the Company or its Subsidiaries or any acceleration of remedies or right of termination or cancellation under any Law or under any of the terms, conditions or provisions of any Material Contract or IP License, or (B) constitute a breach or violation of, or a default under, or conflict with, the Constituent Documents of the Company or any of its Subsidiaries.

(e) Company Stock.

(1) The authorized capital stock of the Company consists of 5,000,000 shares of Company Preferred Stock and 14,000,000 shares of Company Common Stock. As of the close of business on September 13, 2010, (A) 5,782,687 shares of Company Common Stock (including 197,440 Company Restricted Shares, whether or not certificates representing such Company Restricted Shares have been issued) were issued and outstanding and (B) 589,178 shares of Company Common Stock were issuable upon exercise of Company Stock Options under the Company Stock Plan. There are (i) no shares of Company Preferred Stock issued or outstanding, and (ii) no shares of Company Common Stock issuable upon exercise of any Rights under the Company Stock Plan (except as described in clause (B) above) or otherwise.

(2) The outstanding Shares are, and all Shares which may be issued pursuant to the exercise of Company Stock Options will be, when issued in accordance with the respective terms thereof, (A) duly authorized and validly issued and outstanding, fully paid and nonassessable, and not subject to or issued in violation of any preemptive rights, any purchase option, call option, right of first refusal, subscription right or any similar right under any provision of the DGCL, the Company’s Constituent Documents or any contract or commitment to which the Company is a party or otherwise bound and (B) issued in material compliance with all applicable Laws, including federal and state securities laws, and all requirements set forth in applicable contracts governing the issuance of such Shares. Except as set forth in Section 3.01(e)(1), there are no shares of Company Common Stock or Company Preferred Stock reserved for issuance, the Company does not have any Rights outstanding with respect to Company Common Stock or Company Preferred Stock and the Company does not have any commitment to authorize, issue, sell or otherwise cause to become outstanding any Company Common Stock, Company Preferred Stock or Rights, except pursuant to Company Stock Options and Company Restricted Shares outstanding as of the date of this Agreement all of which Company Stock Options and Company Restricted Shares have been issued pursuant to the terms of the Company Stock Plan. There are no outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to the Company or any of its Subsidiaries or other equity interests in the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests. Except for agreements with respect to the equity ownership of HearingLife Dubbo in Australia and Colorado Hearing, LLC, in the United States, there are no stockholder agreements, voting trusts or other arrangements or understandings to which the Company is a party, or of which the Company has Knowledge, with respect to the voting of stock or other equity interests of the Company or any of its Subsidiaries. The Company has in effect a stockholder rights plan, with respect to the Company.

(3) No bonds, debentures, notes or other indebtedness of the Company or any of its Subsidiaries having the right to vote are issued or outstanding, and there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries.

(4) Section 3.01(e)(4) of the Disclosure Schedule sets forth a complete and accurate list, as of September 13, 2010, of (A) all outstanding Company Stock Options under the Company Stock Plan (or otherwise), the grant date of such Company Stock Options the number of Shares subject thereto, the exercise or grant prices (if applicable) and the names of the holders thereof and (B) all Company Restricted Shares under the Company Stock Plan (or otherwise), the grant date of such award and the names of the holders thereof. All (i) Company Stock Options and (ii) Company Restricted Shares, other than Company Stock Options and Company Restricted Shares granted or awarded to directors, are evidenced by stock option agreements, restricted stock purchase agreements or other award agreements, in each case in the forms set forth in Section 3.01(e)(4) of the Disclosure Schedule or filed as an exhibit to a Company Regulatory Filing prior to the date of this Agreement, and except as set forth in Section 3.01(e)(4) of the Disclosure Statement, no stock option agreement, restricted stock purchase agreement or other award agreement contains any terms that are materially inconsistent with or in addition to such forms. Each grant of a Company Stock Option was duly authorized no later than the date on which the grant of such Company Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the Company Board (or a duly constituted and authorized committee thereof), and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, each such grant was made in accordance with the terms of the Company Stock Plan, the Exchange Act and all other applicable Laws, the per share exercise price of each Company Stock Option was equal to or greater than the fair market value of a share of Company Common Stock on the applicable Grant Date and each such grant was properly accounted for in accordance with GAAP in the Financial Statements and disclosed in the Company Regulatory Filings in accordance with the Exchange Act and all other applicable Laws. To the Company’s Knowledge, the Company has not granted, and there is no and has been no Company policy or practice to grant, Company Stock Options prior to, or otherwise coordinate the grant of

Company Stock Options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects. Each Company Stock Option and each Company Restricted Share may, by its terms, be treated at the Effective Time as set forth in Section 2.09.

(5) The Company Board has not declared any dividend or distribution with respect to the Company Common Stock, the record or payment date for which is on or after the date of this Agreement.

(f) Company Subsidiaries.

(1) (A) Other than with respect to the Subsidiaries listed on Section 3.01(f)(1) of the Disclosure Schedule, the Company owns, directly or indirectly, all the outstanding capital stock and equity of each of its Subsidiaries free and clear of any Liens (other than Permitted Liens); (B) no capital stock or equity of any of the Company’s Subsidiaries are or may become required to be issued (other than to the Company or its wholly owned Subsidiaries) by reason of any Right or otherwise; (C) there are no contracts, commitments, understandings or arrangements by which any of the Company’s Subsidiaries is bound to sell or otherwise transfer any capital stock or equity of any such Subsidiaries (other than to the Company or its wholly owned Subsidiaries); (D) there are no contracts, commitments, understandings or arrangements relating to the Company’s rights to vote or to dispose of the capital stock or equity of any of its Subsidiaries; and (E) all the capital stock and equity interests of each Subsidiary held by the Company or its Subsidiaries (i) have been duly authorized and are validly issued and outstanding, fully paid and nonassessable and not subject to or issued in violation of any preemptive right, purchase option, call option, right of first refusal, subscription right or any similar right under any provision of the DGCL, such Subsidiary’s Constituent Documents or any contract or commitment to which such Subsidiary is a party or otherwise bound, and (ii) were issued in material compliance with all applicable Laws, including federal and state securities laws.

(2) Each of the Company’s Subsidiaries has been duly organized and is validly existing and in good standing under the Laws of the jurisdiction of its organization and is duly qualified and licensed to do business and is in good standing in all jurisdictions where its ownership, leasing or operation of property or assets or its conduct of business requires it to be so qualified or licensed, except where the failure to be in good standing or to be so qualified or licensed has not had, and would not reasonably be expected to have, a Material Adverse Effect with respect to the Company.

(3) Other than with respect to the Subsidiaries listed on Section 3.01(f)(3) of the Disclosure Schedule, the Company does not directly or indirectly own any securities or beneficial ownership interests in any other Person (including through joint ventures or partnership arrangements) or have any investment in any other Person.

(g) Company Regulatory Filings; Ordinary Course.

(1) Since January 1, 2009, the Company has filed on a timely basis with the SEC all forms, statements, reports, certifications, schedules and other documents (including all exhibits and amendments thereto) required to be filed or furnished by it under the Exchange Act or the Securities Act (collectively, together with the information incorporated by reference therein, the “Company Regulatory Filings”). Each of the Company Regulatory Filings, including each of the Company Regulatory Filings filed or furnished after the date hereof, as of the date filed or furnished (or if amended prior to the date of this Agreement, then as of the date of the last such amendment) (A) complied in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; and each of the consolidated financial statements contained in or incorporated by reference into any such Company Regulatory Filing (including the related notes and schedules) (collectively, the “Financial

Statements”) (i) complied in all material respects as to form with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved, and (iii) fairly presented in all material respects the financial position of the Company and its Subsidiaries on a consolidated basis as of the date of such statement and the consolidated results of the Company’s and its Subsidiaries’ operations and cash flows for the periods indicated in such statement, except in each case subject to normal year-end audit adjustments and as permitted by SEC Form 10-Q promulgated under the Exchange Act in the case of unaudited statements. The Company has not had any material dispute with any of its auditors regarding accounting matters or policies during any of its past three (3) full fiscal years or during the current fiscal year that is currently outstanding or that resulted in an adjustment to, or any restatement of, the Financial Statements.

(2) Without limiting the generality of the foregoing, PWC LLP has not resigned nor been dismissed as independent public accountant of the Company as a result of or in connection with any disagreement with the Company on a matter of accounting practices which impacts or would require the restatement of any previously issued financial statements, covering one or more years or interim periods for which the Company is required to provide financial statements, such that they should no longer be relied on.

(3) Since January 1, 2009, the Company has not conducted any material internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, the Company Board or any committee thereof.

(4) Except for liabilities and obligations (A) incurred in the Ordinary Course of Business since December 31, 2009, (B) that have been discharged or paid in full in the Ordinary Course of Business since December 31, 2009, (C) reflected in or reserved against on the most recent balance sheet of the Company prepared in accordance with GAAP and included in the Company Regulatory Filings filed with the SEC at least one Business Day prior to the date of this Agreement, or (D) that arise under this Agreement, the Company has not incurred any liabilities or obligations of any nature, whether or not accrued, contingent, absolute or otherwise that would be required to be reflected in or reserved against on a balance sheet prepared in accordance with GAAP. Notwithstanding the foregoing, in the event that any such liabilities or obligations are incurred subsequent to the date of this Agreement and prior to the Closing as a result of activities by the Company to suspend or terminate its operations in Germany, such obligations or liabilities shall not be considered a breach of the representations and warranties contained in this Section 3.01(g)(4) for purposes of Section 6.03(a).

(5) Since January 1, 2010, through the date of this Agreement, (A) the Company and its Subsidiaries have conducted their respective businesses in the Ordinary Course of Business (excluding conduct in connection with and the incurrence of expenses related to this Agreement and the Transactions and the general process of soliciting and evaluating proposals to acquire the Company), (B) there has not been a Material Adverse Effect with respect to the Company, and (C) neither the Company nor any of its Subsidiaries has taken or authorized the taking of any action that if taken after the date of this Agreement would constitute a breach of Section 4.01.

(6) The Company is in compliance in all material respects with the applicable provisions of the applicable listing and governance rules and regulations of Nasdaq.

(h) Sarbanes-Oxley Act. (1) The management of the Company has designed, implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to reasonably ensure that all material information relating to the Company, including its consolidated Subsidiaries, required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and made known to the chief executive officer and the chief financial officer of the Company by other employees within the Company as appropriate to allow timely decisions regarding required disclosure; (2) the Company maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) of the Exchange Act) that is reasonably designed to provide reasonable assurance (A) that the Company maintains records that in reasonable detail accurately and fairly reflect its transactions and dispositions of assets, (B) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, (C) that receipts and expenditures are being made only in accordance with authorizations of management and the Company Board and (D) of the prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the Company’s consolidated financial statements; (3) the Company has evaluated the effectiveness of the Company’s internal control over financial reporting and, to the extent required by applicable Law, presented in any applicable Company Regulatory Filing that is a report on Form 10-K or Form 10-Q (or any amendment thereto) its conclusions about the effectiveness of the internal control over financial reporting as of the end of the period covered by such report (or amendment) based on such evaluations; (4) the Company’s chief executive officer and chief financial officer have disclosed, based on their most recent evaluation of internal control over financial reporting, to the Company’s auditors and the audit committee of the Company Board (or persons performing the equivalent functions), (A) all material weaknesses within their knowledge in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud that involves management or other employees who have a significant role in the Company’s internal control over financial reporting; (5) the certifications provided pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act with each Company Regulatory Filing, as applicable, at the time of filing or submission of such certification, were true and correct; and (6) as of the date of this Agreement, the Company has not identified any material weaknesses in the design or operation of its internal control over financial reporting except as disclosed in the Company Regulatory Filings filed with the SEC prior to the date of this Agreement.

(i) Litigation. Except as listed on Section 3.01(i) of the Disclosure Statement, there is no suit, claim, action, charge or proceeding (including arbitration proceeding or dispute resolution proceeding) pending or, to the Company’s Knowledge, threatened against or affecting it or any of its Subsidiaries, businesses, assets or properties, or its officers or directors in their capacities as such, that has had, or would reasonably be expected to have, a Material Adverse Effect with respect to the Company, and to the Company’s Knowledge, there is no valid basis for any such suit, claim, action, charge or proceeding. No Order is outstanding against the Company or any of its Subsidiaries, businesses, assets or properties, or its officers or directors in their capacities as such. To the Company’s Knowledge, there is no investigation, indictment or audit pending or threatened by or against the Company or any of its Subsidiaries, businesses, assets or properties, or its officers or directors in their capacities as such.

(j) Compliance with Laws. Since January 1, 2009, the Company and each of its Subsidiaries:

(1) have been and are in compliance with all Laws applicable to their respective businesses or to the employees conducting such businesses, except for instances of noncompliance that have not had, and would not reasonably be expected to have, a Material Adverse Effect with respect to the Company;

(2) have obtained and hold all permits, licenses, authorizations, Orders and approvals of, and have made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and assets and to conduct their businesses as presently conducted, except for those the failure of which to obtain or to be in compliance with have not had, and would not reasonably be expected to have, a Material Adverse Effect with respect to the Company; all such permits, licenses, authorizations, Orders and approvals are in full force and effect; and, to the Company’s Knowledge, no suspension or cancellation of any of them has been threatened as of the date of this Agreement, except for those suspensions or cancellations that have not had, and would not reasonably be expected to have, a Material Adverse Effect with respect to the Company;

(3) have not received written notification from any Governmental Authority (A) asserting that the Company or any of its Subsidiaries is not in material compliance with any of the Laws that such Governmental Authority enforces or (B) threatening to revoke any material license, franchise, permit, approval or governmental authorization;

(4) (A) have been and are in material compliance with all statutory and regulatory requirements under the Arms Export Control Act (22 U.S.C. 2778), the International Traffic in Arms Regulations (22 C.F.R. § 120 et seq.), the Export Administration Regulations (15 C.F.R. § 730 et seq.) and associated executive orders, the Laws implemented by the Office of Foreign Assets Control, United States Department of the Treasury, antidumping and countervailing duty orders issued by the United States International Trade Commission and/or the International Trade Administration, United States Department of Commerce, and the Laws implemented by the United States Customs and Border Protection, United States Department of Homeland Security (collectively, the “Import and Export Controls Laws”); and (B) have not received any written communication that alleges that the Company or any of its Subsidiaries is not, or may not be, in material compliance with, or has, or may have, any material liability under, the Import and Export Control Laws; and

(5) (A) (i) have been and are in material compliance with all legal requirements under the Foreign Corrupt Practices Act (15 U.S.C. §§ 78dd-1, et seq.) and the Organization for Economic Cooperation and Development Convention Against Bribery of Foreign Public Officials in International Business Transactions and legislation implementing such Convention and (ii) have been and are in compliance with all international anti-bribery conventions (other than the convention described in clause (i)) and local anti-corruption and bribery Laws, in each case, in jurisdictions in which the Company and its Subsidiaries are operating (collectively, the “Anti-Bribery Laws”), and (B) have not received any written communication that alleges that the Company, its Subsidiaries or any agent thereof is, or may be, in material violation of, or has, or may have, any material liability under, the Anti-Bribery Laws.

(k) Material Contracts; Defaults.

(1) Except as set forth in Section 3.01(k)(1) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to, bound by or subject to any currently effective agreement, contract, arrangement, commitment or understanding (A) that is a “material contract” within the meaning of Item 601(b)(10) of the SEC’s Regulation S-K; (B) that is a credit agreement, note, bond, guarantee, mortgage, indenture, lease, or other instrument or obligation pursuant to which any “indebtedness” (as defined below) of the Company or any of its Subsidiaries is outstanding or may be incurred; (C) that is a collective bargaining agreement; (D) that is an employment or consulting agreement, contract or binding commitment providing for annual compensation or annual payments in excess of $250,000 in the current or any future year; (E) that is an agreement, contract or commitment of indemnification or guaranty not entered into in the Ordinary Course of Business providing for indemnification which would reasonably be expected to exceed $250,000, as well as any agreement, contract or commitment of indemnification or guaranty between the Company or any of its Subsidiaries and any of their respective officers or directors, irrespective of the amount; (F) that is an agreement, contract or binding commitment containing any covenant directly or indirectly limiting the freedom of the Company or any of its Subsidiaries to engage in any line of business, compete with any Person, or sell any product or service (including any “most favored nation” clauses), or which, following the consummation of the Merger, could so limit Parent or any of its affiliates (including the Surviving Corporation); (G) that is a material partnership, joint venture, teaming or similar agreement or arrangement; (H) that is a contract or agreement involving a standstill or similar obligation of the Company or any of its Subsidiaries to a third party; (I) the termination or cancellation of which by any other party thereto, or under which the acceleration of any obligation or the loss of any benefit, has had, or would reasonably be expected to have, a Material Adverse Effect with respect to the Company; or (J) that contemplates or provides for actual or potential payments to or from the Company and/or any of its Subsidiaries in excess of $2,500,000 in the aggregate during the term thereof (each, other than to the extent it would include a Benefit Arrangement, a “Material Contract”). Section 3.01(k)(1) of the Disclosure Schedule lists each of the Material Contracts that as of the date of this Agreement is in effect or otherwise binding on the Company or any of its Subsidiaries or their respective properties or assets. For purposes of this Section 3.01(k)(1), “indebtedness” will mean, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of others secured by any Lien on property or assets owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (iii) all letters of credit issued for the account of such Person (excluding letters of credit issued for the benefit of suppliers to support accounts payable to suppliers incurred in the Ordinary Course of Business) and (iv) all obligations, the principal component of which are obligations under leases that are, or should be pursuant to GAAP, classified as capital leases. A complete copy of each Material Contract has previously been made available to Parent.

(2) Except as set forth in Section 3.01(k)(2) of the Disclosure Statement, neither the Company nor any of its Subsidiaries is in default under any Material Contract or IP License, and, to the Company’s Knowledge, (A) no other party thereto is in default, and (B) there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. Each Material Contract is valid, binding and enforceable upon the Company or the Subsidiary that is a party thereto, and to the Company’s Knowledge each other party thereto, and is, and immediately following consummation of the Transactions will remain, in full force and effect (except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles), except where any failure to be valid, binding and enforceable and in full force and effect has not had, and would not reasonably be expected to have, a Material Adverse Effect with respect to the Company. Notwithstanding the foregoing in the event that there is a breach or a default in a Material Contract subsequent to the date of this Agreement as a result of the activities by the Company to suspend or terminate its operations in Germany, such breach or default shall not be considered a breach of the representations and warranties of this Section 3.01(k)(2) for purposes of Section 6.03(a).

(l) Taxes.

(1) All material Tax Returns that are required to be filed (taking into account any extensions of time within which to file) by or with respect to the Company and its Subsidiaries have been duly and timely filed and all such Tax Returns are true, correct and accurate in all material respects;

(2) all material Taxes have been paid in full or are adequately reserved in the Company’s deferred Tax accounts;

(3) all material Taxes that the Company or any of its Subsidiaries is obligated to withhold from amounts owing to any employee, creditor or third party have been withheld, properly reported and paid over to the proper Governmental Authority, to the extent due and payable;

(4) no extensions or waivers of statutes of limitation have been granted or requested with respect to any of the Company’s U.S. federal income taxes or those of its Subsidiaries;

(5) neither the Company nor any of its Subsidiaries has received notice of any material dispute or claim concerning any Tax and no such dispute or claim is pending or, to the Company’s Knowledge, threatened in writing; and

(6) there have been no material claims in writing by any jurisdiction where the Company or its Subsidiaries do not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by such jurisdiction. Except for Permitted Liens, to the Company’s Knowledge, no Liens for material Taxes exist with respect to any of its assets or properties or those of its Subsidiaries.

(m) Benefit Arrangements.

(1) True and complete copies of all material Benefit Arrangements, including any summary plan description, determination letter, trust instruments, insurance contracts and other funding agreements, each forming a part of any Benefit Arrangements, and the most recent governmental filings, most recent actual reports, most recent audited financial statements and all amendments thereto, have been made available to Parent and are included in Section 3.01(m) of the Disclosure Schedule.

(2) All of the Benefit Arrangements have been administered in a manner consistent in all respects with their written terms and are in substantial compliance in form and operation with ERISA and the

Code and other applicable Laws, except for immaterial failures of administration or compliance that have not had, and would not reasonably be expected to have, a Material Adverse Effect with respect to the Company. Each of the Benefit Arrangements that is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA, and that is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter or is subject to an opinion letter from the U.S. Internal Revenue Service, and no event has occurred which would reasonably be expected to cause the loss, revocation or denial of any such favorable determination letter or opinion letter.

(3) Neither the Company nor any entity that is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an “ERISA Affiliate”) has contributed to a “multiemployer plan” within the meaning of Section 3(37) of ERISA, a “multiple employer plan” within the meaning of Section 210(a) of ERISA, or a pension plan subject to Title IV of ERISA or Section 412 of the Code, in each case, at any time within the last six (6) years.

(4) Except as provided in Section 2.09 or as listed on Schedule 3.01(m)(4) of the Disclosure Schedule, which shall include the name and the amount due to each listed employee, neither the Company’s execution and delivery of this Agreement, the consummation of the Transactions nor the Company Stockholder Approval will, either alone or in conjunction with another event (such as termination of employment), (A) entitle any of its employees or any employees of its Subsidiaries to the payment of any severance, termination, “golden parachute,” or other similar payments, (B) accelerate the time of payment or vesting or trigger any payment or funding of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Benefit Arrangements or (C) result in payments under any of the Benefit Arrangements which would not be fully deductible under Section 280G of the Code.

(5) The Company is not a party to any agreement, contract, arrangement or plan (A) that constitutes a “nonqualified deferred compensation plan” within the meaning of Code Section 409A(d)(1) but that fails to meet the requirements of Code Sections 409A(a)(2), (3) or (4), or (B) that has resulted or would result in any amount that would not be fully deductible as a result of Code Section 162(m).

(6) With respect to each Benefit Arrangement, as applicable, there have been no non-exempt prohibited transactions (as defined in Section 406 of ERISA and Code Section 4975) with respect to such Benefit Arrangement, and no fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of such Benefit Arrangement (including the actions contemplated by this Agreement), excluding in each case, events or circumstances that have not had, and would not reasonably be expected to have, a Material Adverse Effect with respect to the Company. No action, suit, proceeding, hearing or, to the Company’s Knowledge, investigation with respect to the administration or the investment of the assets of such plan (other than routine claims for benefits) is pending or, to the Company’s Knowledge, threatened.

(7) Other than as required under Section 601 et seq. of ERISA or any similar Law, no Benefit Arrangement provides health and welfare benefits or coverage following retirement or other termination of employment.

(8) All contributions, premiums or other payments (including all employer contributions and employee salary reduction contributions) that are required to be made under the terms of any Benefit Arrangement have been timely made and properly provided for in the Financial Statements, as applicable, except for failures that have not had, and would not reasonably be expected to have, a Material Adverse Effect with respect to the Company.

(9) All Benefit Arrangements are by their terms able to be amended or terminated by the Company without material penalty, consent or incremental cost.

(10) The Company has never been a party to or otherwise bound by an advance agreement pursuant to 48 C.F.R. sec. 31.109 with the U.S. government relating to the allowability, allocation or reimbursement of benefit costs or other matters in connection with any Benefit Arrangement.

(11) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1s and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each Benefit Arrangement, except for failures of filing or distribution that have not had, and would not reasonably be expected to have, a Material Adverse Effect with respect to the Company.

(12) The requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code have been met with respect to each Benefit Arrangement, as applicable, except for failures that have not had, and would not reasonably be expected to have, a Material Adverse Effect with respect to the Company.

(n) Labor Matters. Neither the Company nor any of its Subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. As of the date of this Agreement, neither the Company nor any of its Subsidiaries is the subject of a proceeding before any Governmental Authority asserting that the Company or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act or similar laws in jurisdictions outside the U.S.) or seeking to compel the Company or such Subsidiary to bargain with any labor organization as to wages and conditions of employment. As of the date of this Agreement, (1) there is no strike or other material labor dispute involving the Company or any of its Subsidiaries pending or, to the Company’s Knowledge, threatened, and (2) to the Company’s Knowledge, none of the Company’s or any of its Subsidiaries’ employees is seeking to certify a collective bargaining unit or engaging in any other similar labor organization activity. To the Company’s Knowledge, there are no material liabilities or obligations relating to any individual’s current or former employment with the Company or any of its Subsidiaries or related entities arising in connection with any violation of any Laws.

(o) Environmental Matters. There are no material proceedings, claims, actions or investigations pending or, to the Company’s Knowledge, threatened before any Governmental Authority arising under any Environmental Law against the Company or any of its Subsidiaries. The Company and its Subsidiaries currently hold all material permits required under all applicable Environmental Laws for the operations of their businesses, and such permits are in full force and effect. Except with respect to matters that have not had, and would not reasonably be expected to have, a Material Adverse Effect with respect to the Company: (1) the Company and its Subsidiaries have conducted their operations in compliance with all permits required under applicable Environmental Laws and the limitations, restrictions, conditions, standards, prohibitions, requirements and obligations of all applicable Environmental Laws, and (2) there have been no releases of Hazardous Materials at any property that the Company or its Subsidiaries owns or operates, or has owned or operated, and that currently requires remediation by the Company or its Subsidiaries under Environmental Laws.

(p) Intellectual Property Assets.

(1) Section 3.01(p)(1) of the Disclosure Schedule lists each registered trademark, registered service mark, trade name or Internet domain name and registered copyright or mask work, registered patent, and applications for registration of any of the foregoing, owned by the Company or any of its Subsidiaries as of the date of this Agreement (collectively the “Company IP Assets”).

(2) Each of the Company IP Assets is owned exclusively by either the Company or one of its Subsidiaries, and except as set forth on Section 3.01(p)(2) of the Disclosure Schedule, free and clear of all Liens, and free and clear of any restrictions or limitations regarding ownership, use, license or disclosure (including any “rights in data” claims of any Governmental Authority) in each case, except for liens or any such restrictions or limitations that have not had, and would not reasonably be expected to have, a Material Adverse Effect with respect to the Company.

(3) With respect to all trademark applications and copyright applications included in the Company IP Assets pending with any Governmental Authority, the Company and its Subsidiaries have conducted the prosecution of all such pending applications in a manner consistent with their reasonable ongoing business goals and objectives. With respect to all trademarks and copyrights included in the Company IP Assets issued or registered by any Governmental Authority, all registration fees, maintenance fees, renewal fees and annuity fees necessary to maintain such Company IP Assets as active and due prior to the Closing have been paid or will be paid through the Closing, and all necessary documents and certificates in connection with such Company IP Assets have been filed or will be filed with the relevant trademark and copyright offices, registrars or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining the registration of such Company IP Assets through the Closing Date. With regard to all applications for domain name registration and all registered domain names included in the Company IP Assets, all necessary registration and renewal fees due in connection with such Company IP Assets have been paid or will be paid through the Closing.

(4) Section 3.01(p)(4) of the Disclosure Schedule contains a true and complete list of all material agreements, contracts, arrangements, commitments or understandings regarding the development, ownership or use of the Company IP Assets (including material licenses to or from other Persons) to which either the Company or one of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of the Company IP Assets is bound (collectively, the “IP Licenses”) except licenses and license agreements that arise as a matter of Law by implication as a result of sales of products and services in the Ordinary Course of Business by the Company or any of its Subsidiaries or any of their respective sales representatives, distributors or resellers.

(5) To the Company’s Knowledge, none of the Company IP Assets owned by the Company or any of its Subsidiaries is being infringed by any other Person.

(6) To the Company’s Knowledge, none of the Company IP Assets infringes any Intellectual Property of any other Person. Neither the Company nor any of its Subsidiaries is infringing any Person’s Intellectual Property, and no claims regarding the foregoing are pending or, to the Company’s Knowledge, threatened.

(7) No Governmental Authority is currently, nor since January 1, 2008 has been, entitled to claim any rights (including license rights) in: (A) any “Technical Data” (as defined below) included in or related to any Company IP Assets, other than “Limited Rights” (as defined below); (B) any “Computer Software” (as defined below) included in the Company IP Assets, other than “Restricted Rights” (as defined below); (C) any copyright included in the Company IP Assets. The terms “Technical Data” and “Limited Rights” have the meanings set forth at 48 C.F.R. 252.227-7013, and the terms “Restricted Rights” and “Computer Software” have the meanings set forth at 48 C.F.R. 252.227-7014.

(q) Real and Personal Property.

(1) The Company does not own any real property.

(2) Section 3.01(q)(2) of the Disclosure Schedule contains a true and complete list of all material real property leases, subleases and other occupancy agreements to which the Company or any of its Subsidiaries is a party (together with all amendments, modifications, supplements, renewals and extensions related thereto, the “Leases,” and the space and real property subject to the Leases, the “Leased Property”), and the Company has made available to Parent a true and complete copy of each such Lease that has been requested by Parent. The Company or one of its Subsidiaries has good and valid title to the leasehold estate in all Leased Property, free and clear of all Liens (except for Permitted Liens). Each Lease is valid, binding and enforceable upon the Company or the Subsidiary that is a party thereto, and, to the Company’s Knowledge, each other party thereto, and is in full force and effect (except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles). There is neither any existing default or violation by the Company or any of its Subsidiaries under any Lease nor, to the Company’s Knowledge, any existing default or violation by any counterparty to any Lease. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written notice of any default or event that with notice or lapse of time, or both, would constitute a default by the Company or any of its Subsidiaries under any Lease. Neither the Company nor any of its Subsidiaries has assigned, sublet, transferred or otherwise conveyed any interest in any Lease.

(3) Other than scheduled maintenance, repairs and replacements conducted or required in the Ordinary Course of Business, the Leased Property and all material improvements located thereon are in good operating condition and repair and do not require material repair or material replacement in order to serve their intended purposes in the Ordinary Course of Business.

(4) The Company or one of its Subsidiaries has good and valid title to, or a valid leasehold estate in, all personal property and assets reflected in the December 31, 2009 balance sheet contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, except for properties or assets subsequently sold, and leases subsequently terminated in the Ordinary Course of Business or otherwise as expressly permitted by this Agreement.

(r) Insurance. (1) The Company and its Subsidiaries maintain, or are entitled to the benefits of, insurance covering their material properties, operations, personnel and businesses (each, an “Insurance Policy”); (2) Section 3.01(r) of the Disclosure Schedule contains a true and complete list of all of the Insurance Policies as of the date of this Agreement; (3) except as has not had, and would not reasonably be expected to have, a Material Adverse Effect with respect to the Company, all premiums payable under any Insurance Policy have been paid when due, the Company and each of its Subsidiaries are in compliance with the terms of each Insurance Policy and each Insurance Policy is in full force and effect; and (4) other than the Company’s health insurance offered to its employees, there are no self-insurance arrangements (other than applicable deductibles) in effect with respect to the Company or any of its Subsidiaries.

(s) Takeover Laws and Provisions Applicable to the Company. The Company has taken all action required to be taken by it in order to: (1) exempt this Agreement and the Transactions from the requirements of any “moratorium,” “control share,” “fair price,” “affiliate transaction,” “business combination” or other anti-takeover Laws of any State, including the Business Combination Law (collectively, “Takeover Laws”); and (2) make this Agreement and the Transactions comply with the requirements of any provisions of its Constituent Documents concerning “business combination,” “fair price,” “voting requirement,” “constituency requirement” or other related provisions (collectively, “Takeover Provisions”).

(t) No Additional Representations. Except for the representations and warranties of the Company expressly set forth in this Section 3.01 (as modified by the Disclosure Schedule), neither the Company nor any other Person makes any other express or implied representation or warranty on behalf of the Company with respect to the Company, any of its Subsidiaries, any of their respective businesses or the Transactions.

3.02 Representations and Warranties about Parent and Merger Sub. Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

(a) Organization and Standing. Parent is a public limited company validly existing and in good standing, organized under the laws of the Kingdom of Denmark and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.

(b) Power. Each of Parent and Merger Sub has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Transactions, subject to the adoption of this Agreement by the sole stockholder of Merger Sub (which will occur promptly after the execution and delivery of this Agreement) (the “Parent Approval”). Each of Parent and Merger Sub has the corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate all its properties and assets, except where the failure to have such power and authority has not had, and would not reasonably be expected to have, a Material Adverse Effect with respect to Parent and Merger Sub.

(c) Authority. Each of Parent and Merger Sub has duly authorized, executed and delivered this Agreement. This Agreement (and the execution, delivery and performance thereof by Parent and Merger Sub) and the Transactions have been duly authorized by all necessary corporate action of each of Parent and Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the execution, delivery and performance of this Agreement, or to consummate the Transactions, subject to obtaining the Parent Approval. The Parent Approval is the only vote of the holders of any class or series of Merger Sub’s capital stock necessary to adopt this Agreement and authorize and approve the Transactions. This Agreement is each Parent’s and Merger Sub’s valid and legally binding obligation, enforceable against each of them in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(d) Consents and Regulatory Approvals; No Defaults.

(1) No consents, authorizations or approvals of, or filings or registrations with, or notifications to, any Governmental Authority or with any third party are required to be made or obtained by Parent or Merger Sub in connection with the execution, delivery or performance by it of this Agreement or to consummate the Transactions, except for (A) filings as may be required by the Securities Act or the Exchange Act or any applicable national securities exchange or Nasdaq, (B) the approvals and filings required by the DGCL, and (C) such consents, authorizations, approvals, filings, registrations or notifications the failure of which to make or obtain has not had, and would not reasonably be expected to have, a Material Adverse Effect with respect to Parent and Merger Sub.

(2) Subject to receipt of the consents and approvals referred to in Section 3.02(d)(1), and the making of required filings with applicable Governmental Authorities, the execution, delivery and performance of this Agreement and the consummation of the Transactions do not and will not (A) result in, conflict with, or constitute or create (with or without due notice or lapse of time or both) a breach or violation of, or a default under, any agreement to which the Parent or Merger Sub is subject that would prevent or delay the consummation of the Merger or constitute a breach or violation of, or a default under, or conflict with, the Constituent Documents of Parent or Merger Sub.

(e) Merger Sub Stock. The authorized capital stock of Merger Sub consists of 1,000,000 shares of Merger Sub Common Stock. All of the issued and outstanding capital stock of Merger Sub is owned indirectly by Parent. The outstanding shares of Merger Sub Common Stock are duly authorized and validly issued and outstanding, fully paid and nonassessable, and not subject to or issued in violation of any preemptive rights, any purchase option, call option, right of first refusal, subscription right or any similar right under any provision of the DGCL, Merger Sub’s Constituent Documents or any contract or commitment to which Merger Sub is a party or otherwise bound.

(f) No Prior Activities. Merger Sub was formed solely for the purpose of engaging in the Transactions, has engaged in no other business activities and has conducted and will conduct its operations prior to the Effective Time only as contemplated by this Agreement.

(g) Ownership of Company Common Stock. As of the date of this Agreement, neither Parent nor any of its Subsidiaries (including Merger Sub) is, and at no time during the last three (3) years has Parent or any of its Subsidiaries (including Merger Sub) been, an “interested stockholder” of the Company as defined in the Business Combination Law. As of the date of this Agreement, neither Parent nor any of its Subsidiaries (including Merger Sub) owns (beneficially or of record), or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, any shares of capital stock of the Company (other than as contemplated by this Agreement) in excess of five percent (5%) of the outstanding Shares.

(h) Proxy Statement.

(1) The information regarding Parent and Merger Sub furnished in writing by Parent or Merger Sub expressly for inclusion in the Proxy Statement will not at the time (A) the Proxy Statement (or any amendment or supplement thereto) is filed with the SEC, (B) the Proxy Statement is first disseminated to the Company Stockholders, or (C) of the Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(2) Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any other information contained or incorporated by reference in the Proxy Statement.

(i) Funds. As of the date of this Agreement, Merger Sub has access to, and will at the Effective Time have, sufficient funds available to satisfy the obligation to pay the Merger Consideration in the Merger.

(j) Full Access. Parent acknowledges that it and its Representatives have received access to such books and records, facilities, equipment, contracts and other assets of the Company and its Subsidiaries that it and its Representatives have desired or requested to review, and that it and its Representatives have had full opportunity to meet with the management of the Company to discuss the businesses and assets of the Company and its Subsidiaries. Parent acknowledges that neither the Company nor any other Person has made any representation or warranty, expressed or implied, as to the accuracy or completeness of any information regarding the Company furnished or made available to Parent and its Representatives in connection with the Transactions and that neither the Company, its Subsidiaries nor any of their respective Representatives has made any representation or warranty regarding the Company, its Subsidiaries or their respective businesses, except as and to the extent expressly set forth in Section 3.01 (as modified by the Disclosure Schedule).

(k) No Additional Representations. Except for the representations and warranties of Parent and Merger Sub expressly set forth in this Section 3.02, none of Parent, Merger Sub nor any other Person makes any other express or implied representation or warranty on behalf of Parent or Merger Sub with respect to Parent, Merger Sub or any of their respective Subsidiaries or the Transactions.

ARTICLE IV

COVENANTS AND AGREEMENTS TO BE PERFORMED PRIOR TO THE CLOSING

4.01 Conduct of Business of the Company. From the date of this Agreement until the Effective Time or the earlier termination of this Agreement in accordance with its terms, except as otherwise expressly required by this Agreement or as specifically permitted pursuant to (a) through (t) below, the Company shall conduct its business and cause to be conducted the businesses of its Subsidiaries in the Ordinary Course of Business and shall use reasonable best efforts to preserve intact their respective business organizations, keep available the services of their respective current officers and employees, preserve the goodwill of those having material business relationships with the Company and its Subsidiaries, preserve their respective material relationships with customers, creditors and suppliers, maintain their respective books, accounts and records and comply in all material respects with applicable Laws; provided that, the Parties understand that the Company may take action prior to Closing to suspend or terminate its operations in Germany. Without limiting the generality of the foregoing, except for the suspension or termination of the operations in Germany, as expressly required by this Agreement, as set forth on Section 4.01 of the Disclosure Schedule, or as required by applicable Law, without the prior written consent of Parent, from the date of this Agreement until the Effective Time or the earlier termination of this Agreement in accordance with its terms, the Company shall not, and shall cause each of its Subsidiaries not to:

(a) Operations. Enter into any new material line of business or change its material operating policies.

(b) Capital Stock and Other Securities. (1) Issue, sell, grant or otherwise permit to become outstanding or dispose of or encumber or pledge, or authorize or propose the creation of, any additional shares of its capital stock or any other securities or any Rights with respect to shares of its capital stock or any other securities, or (2) permit any additional shares of its capital stock to become subject to new grants under the Company Stock Plan or otherwise.

(c) Dividends, Distributions, Repurchases. (1) Make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any actual, constructive or deemed distribution on, any shares of its capital stock, other than dividends from its wholly owned Subsidiaries to it or another of its wholly owned Subsidiaries or (2) authorize or effect, directly or indirectly, any adjustment, split, combination, redemption or reclassification, or purchase of, or otherwise acquire, any shares of its capital stock or any other securities exercisable or exchangeable for or convertible into shares of its capital stock, or amend any terms of any outstanding security of the Company.

(d) Dispositions. Sell, transfer, mortgage, encumber, lease, license or otherwise dispose of any of its assets, businesses or properties, including any shares of capital stock of its Subsidiaries, except for sales, transfers, mortgages, encumbrances, leases, licenses or other dispositions of (i) products and services in the Ordinary Course of Business and (ii) immaterial assets pursuant to a transaction that, together with any other such transactions, does not involve amounts in excess of $250,000.

(e) Acquisitions. Acquire (whether by purchase of assets, purchase of stock, merger or otherwise) (1) all or any portion of the assets, business, properties or shares of stock or other securities of any other Person or (2) any equity interest of any Person or any business or division of any business, or enter into any joint venture, partnership agreement, joint development agreement, strategic alliance agreement or other similar agreement.

(f) Constituent Documents. Amend or propose to amend its Constituent Documents.

(g) Accounting Methods. Implement or adopt any change in its financial accounting principles, practices or methods, other than as may be required as a result of changes after the date of this Agreement in GAAP or regulatory accounting requirements applicable to U.S. publicly owned business organizations generally.

(h) Taxes. Make or change any material Tax election, settle or compromise any material Tax liability, change in any material respect any accounting method in respect of Taxes, file any amendment to a material Tax Return, enter into any closing agreement, settle any material claim or material assessment of Taxes, enter into any agreement or waiver extending the period for assessment or collection of any material Taxes of the Company or any of its Subsidiaries, or fail to pay or withhold, or otherwise properly reserve for, any material Taxes of the Company or any of its Subsidiaries.

(i) Material Contracts. Enter into any contract, agreement or commitment of a character that would constitute a Material Contract or be required to be disclosed in Section 3.01(k) of the Disclosure Schedule if such contract, agreement or commitment had been entered into prior to the date of this Agreement, or terminate, renew or amend in any material respect any Material Contract, in each case, other than in the Ordinary Course of Business (it being understood that if any such entry into, or termination, renewal or amendment of, any such contract, agreement or commitment is permitted pursuant to this Section 4.01(k) as a result of the Ordinary Course of Business exception set forth above, but such action would otherwise be prohibited by any other provision of this Section 4.01, then this Section 4.01(k) shall not be interpreted to permit such action without the prior written consent of Parent as contemplated hereby).

(j) Non-Competes. Enter into any agreement, contract or binding commitment containing any covenant directly or indirectly limiting the freedom of the Company or any of its Subsidiaries to engage in any line of business, compete with any Person, or sell any product or service (including any “most favored nation” clauses), or which, following the consummation of the Merger, could so limit Parent or any of its affiliates (including the Surviving Corporation).

(k) Adverse Actions. Take, or omit to take, any action that would reasonably be expected to result in any of the conditions to the Merger set forth in Article VI not being satisfied in a timely manner.

(l) Waivers; Etc. Waive, release or assign any material rights, claims or benefits of the Company or any of its Subsidiaries under any Material Contract, other than in the Ordinary Course of Business.

(m) Capital Expenditures. Make any capital expenditures, capital additions or capital improvements in amounts exceeding $250,000 in the aggregate.

(n) Reportable Transactions. Engage in any “reportable transaction,” including any “listed transaction,” within the meaning of Code Section 6011 or any other applicable federal Law including any Internal Revenue Service ruling, procedure, notice or other pronouncement.

(o) Satisfaction of Liabilities and Settlement of Litigation. Other than in the Ordinary Course of Business, pay, discharge or satisfy any material claim, liability or obligation, or settle or compromise any material pending or threatened suit, action or proceeding requiring payments by the Company in excess of $100,000 in the aggregate.

(p) Insurance. Materially change the amount or nature of any insurance coverage, other than in the Ordinary Course of Business.

(q) Related-Party Transactions. Enter into, amend, modify, terminate or engage in any contract, agreement, commitment or transaction with any executive officer or director of the Company, or any Person owning five percent (5%) or more of the Company Common Stock, or any relative of any such Person directly or indirectly controlled by such Person.

(r) Stockholder Rights Plans. Adopt or implement any stockholder rights or similar plan or any other plan, arrangement or agreement which is intended to have, or may have, effects similar thereto.

(s) Indebtedness. (i) Incur any indebtedness for borrowed money other than pursuant to existing credit facilities in the Ordinary Course of Business, (ii) issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another person, enter into any “keep well” or other agreement to maintain any financial statement condition of another person (other than the Company or any of its Subsidiaries) or enter into any arrangement having the economic effect of any of the foregoing, (iii) make any loans, advances (other than routine advances to employees of the Company and its Subsidiaries in the Ordinary Course of Business) or capital contributions to, or investment in, any other person, other than the Company or any of its Subsidiaries, provided, however, that the Company may, in the Ordinary Course of Business, invest in highly liquid debt securities with a maturity date of not more than 90 days, (iv) guarantee any indebtedness of another Person, or (v) enter into any hedging agreement or other financial agreement or arrangement designed to protect the Company or its Subsidiaries against fluctuations in commodities prices or exchange rates other than in the Ordinary Course of Business, consistent with past practices.

(t) Employee Compensation. Except as required to comply with applicable Law or other agreements, plans or arrangements existing on the date hereof and disclosed to the Buyer and except for the payment of annual bonuses and commissions to employees as set forth in Section 3.01(m) of the Company Disclosure Schedule (and in each of the foregoing instances accompanied by prior written notice to the Buyer), (i) adopt, enter into, terminate or amend any employment, severance or similar agreement or material benefit plan for the benefit or welfare of any current or former director, officer or employee or any collective bargaining agreement, (ii) increase in any material respect the compensation or fringe benefits of, agree to pay penalty or excise Taxes imposed on, or pay any bonus to, any director, officer or employee or (iii) accelerate the payment, right to payment or vesting of any compensation or benefits, including any outstanding Company Stock Options or Restricted Share awards, other than as contemplated by this Agreement.

(u) Additional Facilities. Acquire, lease or open any facility or office.

(v) Plan of Liquidation. Adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the Merger).

(w) Litigation. Except in the Ordinary Course of Business (accompanied by prior written notice to the Buyer), commence any litigation or other proceeding or seek a judicial order or decree or settle any litigation or other proceeding, it being understood that any settlement involving the payment by or on behalf of the Company or any Subsidiary in excess of $100,000 is not in the Ordinary Course of Business.

(x) Commitments. Enter into any contract or binding commitment with respect to any of the foregoing, or otherwise resolve or commit to do any of the foregoing.

4.02 [Reserved].

4.03 Additional Reports. From the date of this Agreement to the Effective Time, the Company will timely file with, or furnish to, the SEC all forms, statements, reports, certifications, schedules and other documents (including all exhibits and amendments thereto) required to be filed or furnished by it under the Exchange Act and/or the Securities Act.

4.04 Reasonable Best Efforts; Cooperation.

(a) Reasonable Best Efforts. Subject to Section 4.04(b), from the date of this Agreement until the Effective Time or the earlier termination of this Agreement in accordance with its terms, each of the Parties shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things, necessary, proper or advisable to consummate and make effective, as promptly as practicable prior to the Termination Date, the Transactions in accordance with the terms of this Agreement including: (1) the taking of all acts necessary to cause the conditions to the Merger to each be satisfied as promptly as practicable; (2) the obtaining of all actions or nonactions, waivers, consents and approvals from Governmental Authorities and the making of all registrations, notices and filings (including filings with Governmental Authorities), in each case, that are required in connection with this Agreement and the Merger and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authority; and (3) the obtaining of the consent of Medfin to the Transactions without the acceleration of the obligation to Medfin or the imposition of such conditions that, in the reasonable opinion of Parent, are unacceptable.

(b) Cooperation. From the date of this Agreement until the Closing or the earlier termination of this Agreement in accordance with its terms, each Party shall, subject to applicable Law and except as prohibited by any applicable representative of any applicable Governmental Authority: (1) furnish to the other Parties upon reasonable request all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other Party or any of its Subsidiaries with or to any third party or Governmental Authority in connection with the Transactions; (2) promptly notify the other Parties of any written communication to the first Party from any Antitrust Authority, any State Attorney General or any other Governmental Authority relating to this Agreement or the Transactions, and permit the other Parties a reasonable opportunity to review in advance any proposed written communication to any of the foregoing with respect to the Transactions; (3) not participate or agree to participate in any substantive meeting or discussion with any Governmental Authority in respect of any filings, investigation or inquiry concerning this Agreement or the Transactions unless it consults with the other Parties in advance and, to the extent permitted by such Governmental Authority, gives the other Parties the opportunity to attend and participate there at; and (4) furnish the other Parties with copies of all correspondence, filings and written communications (and memoranda setting forth the substance thereof) between such Party and its Subsidiaries and their respective Representatives, on the one hand, and any Governmental Authority or members or their respective staffs, on the other hand, with respect to this Agreement and the Transactions. Each Party shall (A) respond as promptly as reasonably practicable under the circumstances to any inquiries received from any Antitrust Authority for additional information or documentation and to all inquiries and requests received from any State Attorney General or other Governmental Authority in connection with antitrust matters relating to this Agreement or the Transactions, including the Antitrust Filings, and (B) not extend any waiting period under the HSR Act or enter into any agreement with any Antitrust Authority not to consummate the Transactions without the prior written consent of the other Parties.

(c) Merger Sub’s Compliance. Parent shall cause Merger Sub to comply with all of Merger Sub’s obligations under or related to this Agreement and the Transactions.

4.05 Stockholder Approvals.

(a) As soon as possible after the date of this Agreement, the Company, acting through the Company Board, shall, in accordance with applicable Law (including the DGCL) and the Company’s Certificate of Incorporation and Bylaws, establish a record date for, duly call, give notice of, convene and hold a special meeting of its stockholders for the purpose of considering and taking action on this Agreement and the Merger, and the Company shall submit this Agreement for adoption by the Company Stockholders at such meeting (the “Stockholders’ Meeting”). At the Stockholders’ Meeting, Parent and Merger Sub shall cause all Shares then owned by them and their respective Subsidiaries to be voted in favor of the approval and adoption of this Agreement.

(b) Subject to Section 4.13 (i) the Company Board shall recommend approval of this Agreement and the Transactions, including the Merger, and shall include such recommendation in the Proxy Statement and (ii) the Company Board shall not withdraw or amend its recommendation in any way adverse to the consummation of the Transactions. Subject to Section 4.13, the Company shall use its reasonable best efforts to solicit from the Company Stockholders proxies in favor of the adoption of this Agreement and take all actions reasonably necessary or advisable to secure the Company Stockholder Approval.

4.06 Proxy Statement.

(a) As soon as possible after the date of this Agreement, the Company shall prepare and file a preliminary Proxy Statement with the SEC under the Exchange Act and shall use its reasonable best efforts to have such preliminary Proxy Statement cleared by the SEC promptly. The Company agrees to use its reasonable best efforts, after consultation with Parent, to respond promptly to all comments of and requests by the SEC with respect to such preliminary Proxy Statement and to cause a definitive Proxy Statement and all required amendments and supplements thereto to be disseminated to the Company Stockholders entitled to vote at the Stockholders’ Meeting at the earliest practicable time. The Company will notify Parent promptly of the receipt of and will respond promptly to any (1) comments from the SEC or its staff and (2) request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Parent with copies of all correspondence between the Company or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. Parent and its counsel will be given a reasonable opportunity to be involved in the drafting of and review and comment upon the Proxy Statement and any amendment or supplement thereto and any such correspondence prior to its filing with the SEC or dissemination to the Company Stockholders.

(b) No amendment or supplement to the Proxy Statement will be made by the Company without the prior approval of Parent, which approval will not be unreasonably withheld, conditioned or delayed. If at any time prior to the Stockholders’ Meeting, any information relating to the Company, Parent, Merger Sub or any of their respective affiliates, directors or officers or the Transactions should be discovered by the Company or Parent, which such Party believes should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information (or the Party whose Subsidiary discovers such information) shall promptly notify the other Party, and an appropriate amendment, supplement or other filing, if any, incorporated by reference into the Proxy Statement describing such information shall be filed by the Company with the SEC upon mutual agreement of Parent and the Company and, to the extent required by applicable Law, (1) disseminated to the Company Stockholders, and (2) proxies in connection therewith will be resolicited, in each case, as promptly as reasonably practicable.

(c) The Company shall cause (1) the Proxy Statement to include all information required under applicable Law to be furnished to the Company Stockholders in connection with the Merger and the Transactions including the Company Board Recommendation and (2) all documents filed by the Company with the SEC in connection with the Merger to comply as to form and substance with all applicable requirements of the Exchange Act. The information included or incorporated by reference in the Proxy Statement will not at the time (A) the Proxy Statement (or any amendment or supplement thereto) is filed with the SEC, (B) the Proxy Statement is disseminated to the Company Stockholders, or (C) of the Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to statements made in the Proxy Statement regarding Parent or Merger Sub and furnished in writing by Parent or Merger Sub expressly for inclusion in the Proxy Statement. It is understood and agreed that all other information in the Proxy Statement will be deemed to have been furnished by the Company. Parent and Merger Sub shall supply all information regarding Parent and Merger Sub reasonably requested by the Company in connection with the preparation of the Proxy Statement as promptly as practicable.

4.07 Press Releases. The initial press releases issued by each Party announcing the Merger and the Transactions will be in a form that is mutually acceptable to Parent and the Company. Thereafter, Parent and Merger Sub, on the one hand, and the Company, on the other hand, will consult with each other before issuing any press release with respect to the Transactions or this Agreement and will not issue any such press release without the prior written consent of the other Party, which will not be unreasonably withheld, conditioned or delayed; provided, however, that a Party may, without the prior consent of the other Party (but after prior consultation, to the extent practicable in the circumstances), issue any such press release as may be required by applicable Law, securities exchange or Nasdaq rules. Parent and Merger Sub, on the one hand, and the Company, on the other hand, will cooperate to develop all public communications and make appropriate members of management available at presentations related to the Transactions as reasonably requested by the other Party.

4.08 Access; Information.

(a) From the date of this Agreement until the Effective Time or the earlier termination of this Agreement in accordance with its terms, upon reasonable notice, the Company will (and will cause its Subsidiaries to) afford Parent and Parent’s Representatives such access during normal business hours to the officers, employees, agents, books, records (including Tax Returns and work papers of independent auditors) and properties of the Company and its Subsidiaries as Parent may reasonably request; provided, however, that such access shall not unreasonably disrupt the operations of the Company or any of its Subsidiaries. All requests for such access shall be made to such agents of the Company as the Company may designate, who will be solely responsible for coordinating all such requests and all access permitted hereunder. Notwithstanding the foregoing, neither the Company nor any of its Subsidiaries will be required to afford access to or disclose information that would (1) jeopardize the attorney client privilege, provided that the Company will nonetheless provide Parent and its Representatives with appropriate information regarding the factual basis underlying any circumstances that resulted in the preparation of such privileged analyses, (2) violate any of its contractual obligations with respect to confidentiality if the Company will have used reasonable best efforts to obtain the consent of such third party to such inspection or disclosure without requiring the Company to pay any amount or waive any rights to obtain such consent or (3) violate any Law. The Parties will make reasonable appropriate substitute arrangements in circumstances where the previous sentence applies.

(b) Each Party will hold any information provided in connection with this Agreement or the Transactions confidential and any such information provided by the Company, its Subsidiaries or their respective Representatives to Parent, Merger Sub or any of their respective Representatives, will be deemed to be “Information” under the Confidentiality Agreement.

4.09 Takeover Laws and Provisions. Each of the Company and the Company Board will take all actions to cause the Transactions (a) not to be subject to requirements imposed by any Takeover Law and will take all necessary steps within its control to exempt (or ensure the continued exemption of) the Transactions from, or if necessary, challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect and (b) to comply with any Takeover Provisions and will take all necessary steps within its control to make the Transactions comply with (or continue to comply with) any Takeover Provisions. If any Takeover Law or Takeover Provision becomes applicable to the Transactions, each of the Company and the Company Board will, upon the request of Parent or Merger Sub, use its best efforts to ensure that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Takeover Law or Takeover Provision on the Transactions.

4.10 Control of Operations. Notwithstanding anything to the contrary contained herein, nothing contained in this Agreement will give to Parent or Merger Sub, directly or indirectly, rights to control or direct the operations of the Company or any of its Subsidiaries prior to the Effective Time. Prior to the Effective Time, the Company will exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its and its Subsidiaries’ operations.

4.11 Stockholder Litigation. The Company will give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and/or its directors or executive officers relating to the Transactions, whether commenced prior to or after the execution and delivery of this Agreement. The Company agrees that it will not settle or offer to settle in exchange for the payment of funds any litigation commenced prior to or after the date of this Agreement against the Company or any of its directors or executive officers by any stockholder of the Company relating to this Agreement, the Merger or any other Transaction (unless such payment of funds will be made under the Company’s applicable Insurance Policy), without the prior written consent of Parent (which consent will not be unreasonably withheld, conditioned or delayed).

4.12 Notification of Certain Matters. Each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, will give prompt notice to each other of, and will use its reasonable best efforts to prevent or promptly remedy, (a) the occurrence or failure to occur or the impending or threatened occurrence or failure to occur, of any event which occurrence or failure to occur would be likely to cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time and (b) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery of any notice pursuant to this Section 4.12 will not limit or otherwise affect the remedies available hereunder to the Party receiving such notice nor be deemed to have amended any of the disclosures set forth in the Disclosure Schedule, to have qualified the representations and warranties contained herein or to have cured any misrepresentation or breach of a representation or warranty that otherwise might have existed hereunder by reason of such material development.

4.13 Solicitation of Acquisition Proposals.

(a) Notwithstanding any other provision of this Agreement to the contrary, during the period beginning on the date of this Agreement and continuing until 11:59 pm (Eastern time) on the date that is twenty (20) calendar days from the date hereof (such date, the “No-Shop Start Date”), the Company and its Representatives may directly or indirectly: (i) initiate, solicit or encourage the submission of Acquisition Proposals from one or more persons, including by way of providing access to non-public information pursuant to the prior execution of a confidentiality agreement not materially less restrictive of the other party than the confidentiality restrictions that the Parent is subject to with respect to the information provided by the Company; provided, that the Company shall simultaneously provide to Parent any non-public information concerning the Company that is provided to any such person or its Representatives which was not previously provided to Parent; and (ii) participate in discussions or negotiations regarding, and take any other action to facilitate any inquiries or the making of, any proposal that constitutes, or may reasonably be expected to lead to an Acquisition Proposal.

(b) Subject to the provisions of this Section 4.13, following the No-Shop Start Date, the Company shall immediately cease or cause to be terminated any activities that would otherwise be a violation of the restrictions set forth in this subsection (b) conducted theretofore by the Company or its Representatives with respect to any Acquisition Proposal; provided, however that notwithstanding such restrictions the Company may continue discussions or negotiations with any person pursuant to and in accordance with this Section 4.13 that has made an Acquisition Proposal on or prior to the No-Shop Start Date if the Company’s Board of Directors determines in good faith (after consultation with outside counsel and financial advisors) that such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal. Except as set forth in this Section 4.13, the Company agrees that none of the Company, any Company Subsidiary or any of the officers and directors of the Company or the Company Subsidiaries shall, and that it shall cause its and the Company Subsidiaries’ employees, agents and representatives (including any investment bankers, attorneys or accountants retained by it or any Company Subsidiary) not to, directly or indirectly, (1) initiate, solicit or take any action to knowingly facilitate or encourage the submission of any inquiry, proposal or offer with respect to, or any transaction to effect, a merger, reorganization, share exchange, consolidation, business combination, recapitalization or similar transaction involving the Company or any Company Subsidiary, or any purchase or sale of the assets of the Company (including stock of the Company Subsidiaries), or any purchase or sale of, or tender or exchange offer for, the Company’s equity securities (any such inquiry, proposal, offer or transaction, an “Acquisition Proposal”), (2) have any discussion with or provide or cause to be provided any non-public information to any person relating to an Acquisition Proposal, or engage or participate in any negotiations concerning an Acquisition Proposal, (3) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Acquisition Proposal or (4) approve, endorse or recommend, propose publicly to approve, endorse or recommend, or execute or enter into, any letter of intent, option agreement, agreement in principle, merger agreement, acquisition agreement or other similar agreement, or agree to do any of the foregoing related to any Acquisition Proposal.

(c) Notwithstanding anything in this Agreement to the contrary, prior to obtaining the Company Stockholder Approval, the Company or the Company Board may (1) engage or participate in negotiations or discussions with, or provide or cause to be provided any information to, any person in response to an Acquisition Proposal that did not result from a breach of Sections 4.13(a) and 4.13(b) if (A) the Company’s Board concludes in good faith, after consultation with its outside counsel and financial advisors, that such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal and (B) prior to providing any non-public information to any person in connection with an Acquisition Proposal by any such person, the Company receives from such person an executed confidentiality agreement having provisions that are no less restrictive than the confidentiality obligations of the Parent with respect to the information provided by the Company; provided, however, that the Company shall promptly provide or make available to Parent any non-public information concerning the Company or any Company Subsidiary that is provided to the person making such Acquisition Proposal or such person’s representatives that was not previously provided or made available to Parent or its representatives, or (2) fail to make, withdraw, modify or qualify (or publicly propose to withdraw, modify or qualify) the Company Board Recommendation or approve or recommend (or publicly propose to approve or recommend) any Acquisition Proposal or letter of intent, agreement in principle, acquisition agreement or similar agreement providing for any Acquisition Proposal (a “Change in the Company Board Recommendation”) if the Company has complied in good faith with its obligations under Sections 4.13(a) and 4.13(b), and if (a) the Company Board of Directors concludes in good faith, after consultation with its outside counsel and financial advisors, that a Change in the Company Board Recommendation is necessary in order to comply with its fiduciary obligations or (b) the Company has received an Acquisition Proposal that has not been withdrawn and the Company Board concludes in good faith (1) that such Acquisition Proposal constitutes a Superior Proposal and (2) after consultation with its outside counsel and financial advisors, that a Change in the Company Board Recommendation is necessary in order to comply with its fiduciary obligations; provided, however, that no Change in the Company Board Recommendation may be made (y) until the fourth day after Parent’s receipt of written notice (a “Notice of Intended Change in the Company Board Recommendation”) from the Company advising Parent that the Company Board intends to make a Change in the Company Board Recommendation and specifying the material terms and conditions of any Superior Proposal that is related to such Change in the Company Board Recommendation and (z) unless Parent has not proposed, within three days after its receipt of the Notice of Intended Change in the Company Board Recommendation, such adjustment to the terms and conditions of this Agreement as would enable the Company Board, acting in good faith and after consultation with its outside counsel and financial advisors, to proceed with the Company Board Recommendation. Notwithstanding anything in this Agreement to the contrary, disclosure by the Company of any Acquisition Proposal and the operation of this Agreement with respect thereto shall not be deemed to be a Change in the Company Board Recommendation. “Superior Proposal” means an Acquisition Proposal that the Company Board concludes, in good faith and after consultation with its outside counsel and financial advisors, is (I) reasonably capable of being completed, (II) reasonably capable of being fully financed and (III) more favorable to the holders of the Shares (in their capacity as stockholders) than the transactions provided for in this Agreement, taking into account, among other things, the likelihood and timing of consummation, the termination fee payable under this Agreement to Parent in connection with the acceptance of such Superior Proposal, any proposal or offer by Parent to amend the terms of this Agreement and the Merger and such other factors deemed relevant by the Company Board.

(d) The Company agrees that it will advise Parent of the receipt of any Acquisition Proposal within 24 hours and keep Parent reasonably and promptly informed of the status and material terms of, and any material changes to, any Acquisition Proposals and the status of any related discussions or negotiations, including the identity of the person making such Acquisition Proposal. The Company agrees that it will, and will cause its officers, directors and representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations existing as of the date of this Agreement with any person (other than Parent) conducted heretofore with respect to any Acquisition Proposal.

(e) Nothing contained in this Agreement shall prohibit the Company or the Company Board from disclosing to its stockholders a position contemplated by Rule 14d-9 or 14e-2(a) promulgated under the Exchange Act; provided that this clause (d) shall not allow a Change in the Company Board Recommendation other than in accordance with clause (b) above.

(f) Any action pursuant to Section 4.13(c), Section 4.13(d), or Section 4.13(e) will not constitute a breach of the Company’s representations, warranties or covenants in this Agreement.

4.14 Rights Plan. The Company shall take all requisite corporate action, if any, necessary so that the entering into of this Agreement and the consummation of the transactions contemplated hereby do not require the Rights under the Preferred Stock Rights Agreement dated March 27, 2001 (the “Company Rights Plan”) to separate from the Shares to which they are attached or to be triggered or become exercisable, including all action necessary to (i) render the Company Rights Plan and the Rights inapplicable to the Merger, this Agreement and the transactions contemplated hereby, and (ii) ensure that solely as a result of the entry into this Agreement and the consummation of the transactions contemplated hereby, (A) neither Parent, Merger Sub nor any of their Affiliates will become an “Acquiring Person” (as defined in the Company Rights Plan), and (B) none of a “Distribution Date,” “Shares Acquisition Date” or “Section 13 Trigger Date” (each as defined in the Company Rights Plan) shall occur.

ARTICLE V

COVENANTS AND AGREEMENTS TO BE PERFORMED FOLLOWING THE CLOSING

5.01 Indemnification.

(a) The indemnification provisions of the Constituent Documents of the Surviving Corporation as in effect at the Effective Time will not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who immediately prior to the Effective Time were directors, officers or employees of the Company unless such modification shall be required by Law.

(b) Effective as of the Effective Time, Parent will cause to be purchased a directors’ and officers’ liability “tail” insurance policy covering a period of six (6) years from the Effective Time that serves to pay on behalf of the present and former officers and directors (determined as of the Effective Time) of the Company and its Subsidiaries (as opposed to reimbursing or paying on behalf of the Company or such Subsidiaries) with respect to claims against such directors and officers arising from facts or events occurring before, at or after the Effective Time (including as to, or arising out of or pertaining to, the Transactions), which insurance will contain substantially equivalent scope and amount of coverage as provided in the directors’ and officers’ liability insurance currently provided as of the date of this Agreement by the Company and its Subsidiaries.

(c) Any Indemnified Party wishing to claim indemnification under Section 5.01(b), upon learning of any claim, action, suit, proceeding or investigation described above, will promptly notify Parent; provided, however, that failure to so notify Parent will not affect the obligations of Parent under Section 5.01(b) unless and to the extent that Parent is actually and materially prejudiced thereby.

(d) If Parent or any of its successors or assigns (1) consolidates with or merges into any other entity and is not the continuing or surviving entity of such consolidation or merger or (2) transfers all or substantially all of its assets to any other entity, then and in each such case, Parent will insure that the successors and assigns of Parent will expressly assume the obligations set forth in this Section 5.01.

(e) The provisions of this Section 5.01 will survive the Effective Time and are intended to be for the benefit of, and will be enforceable by, each Indemnified Party and his or her heirs and legal representatives.

5.02 Employee Matters.

(a) From the Effective Time until the date that is twelve (12) months following the Effective Time, Parent shall provide, or cause to be provided, the employees and former employees of the Company and its Subsidiaries as of the Effective Time (the “Covered Employees”) with employee benefits (including paid time off) and compensation plans (including with respect to salary and bonus), programs and arrangements no less favorable, in the aggregate, than those provided by the Company or its Subsidiaries, as the case may be, to the Covered Employees immediately prior to the Effective Time. Any accrued and unused paid time off which the Covered Employees may have with Company immediately prior to the Effective Time shall be paid out or, if such Covered Employees will continue to be employees of Surviving Corporation, may be carried over to Surviving Corporation at Parent’s or Surviving Corporation’s option.

(b) From and after the Effective Time, Parent shall: (1) provide, or cause to be provided, all Covered Employees with service credit for purposes of eligibility to participate, vesting and benefit accruals (other than benefit accruals under a defined benefit plan) under any employee benefit or compensation plan, program or arrangement adopted, maintained or contributed to by Parent or any of its Subsidiaries in which Covered Employees are eligible to participate, for all periods of employment with the Company or any of its Subsidiaries (or their predecessor entities) prior to the Effective Time to the extent credited by the Company for purposes of a comparable plan (provided that there will be no duplication of benefits); and (2) with respect to any self-insured welfare benefit plans of Parent or any of its Subsidiaries, cause, and with respect to all other welfare benefit plans, use reasonable best efforts to cause, any pre-existing conditions limitations, eligibility waiting periods or required physical examinations to be waived with respect to the Covered Employees and their eligible dependents to the extent waived under the corresponding plan (for a comparable level of coverage) in which the applicable Covered Employee participated immediately prior to the Effective Time. If the Company’s or any of its Subsidiaries’ medical, vision and/or dental benefit plans for Covered Employees are terminated prior to the end of a plan year, Covered Employees and their dependents who are then participating in a deductible-based medical, vision and/or dental benefit plan sponsored by the Company or any of its Subsidiaries will be given credit for deductibles, co-payments and eligible out-of-pocket expenses incurred toward deductibles, co-payments and out-of-pocket maximums during the portion of the plan year preceding the termination date (or transfer date) in a comparable, if any and to the extent permitted by such replacement plan, deductible-based medical, vision and/or dental benefit plan of Parent or any of its Subsidiaries for the corresponding Parent benefit plan year.

(c) Parent and the Surviving Corporation shall honor, or cause to be honored, in accordance with their respective terms, all vested or accrued benefit obligations to, and contractual rights of, Covered Employees, including any benefits or rights arising as a result of the Transactions (either alone or in combination with any other event), in each case, as set forth on Section 5.02(c) of the Disclosure Schedule.

(d) No provision in this Section 5.02 will (1) create or be deemed to create any third-party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of the Company, its Subsidiaries or any other Person other than the Parties and their respective successors and permitted assigns, (2) constitute or create or be deemed to constitute or create an employment agreement, (3) constitute or be deemed to constitute an amendment to any employee benefit plan sponsored or maintained by Parent, the Company or any of their respective Subsidiaries, or (4) limit the Surviving Corporation’s discretion and authority to interpret the respective employee benefit and compensation plans, agreements, arrangements, and programs, in accordance with their terms and applicable Law.

(e) Provided that Parent complies with its obligations pursuant to Sections 5.02(a) and 5.02(b), no provision in this Section 5.02 will (1) prohibit Parent from adding, deleting or changing providers of benefits, changing, increasing or decreasing co-payments, deductibles or other requirements for coverage or benefits (e.g., utilization review or pre-certification requirements), and/or making other changes in the administration or in the design, coverage and benefits provided to such Covered Employees, or (2) limit the right of the Surviving Corporation to amend or terminate any plan.

ARTICLE VI

CONDITIONS TO THE MERGER

6.01 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each Party to consummate the Merger and the other Transactions is subject to the fulfillment or written waiver by the Parties (to the extent permitted by applicable Law) before the Effective Time of each of the following conditions:

(a) Stockholder Approval. The Company will have obtained the Company Stockholder Approval; and

(b) No Order. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Order (whether temporary, preliminary or permanent) that is then in effect and has the effect of making consummation of the Merger illegal or otherwise preventing or prohibiting consummation of the Merger and no Law shall have been adopted that makes consummation of the Merger illegal or otherwise prevented or prohibited.

6.02 Conditions to the Obligation of the Company. The obligation of the Company to consummate the Merger and the other Transactions is subject to the fulfillment or written waiver by the Company (to the extent permitted by applicable Law) before the Effective Time of each of the following conditions:

(a) Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub set forth in this Agreement will be true and correct in all respects at and as of the Closing Date as though made at and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case solely as of such date), in each instance, except as has not had, and would not reasonably be expected to have, a Material Adverse Effect with respect to Parent and Merger Sub;

(b) Performance of Obligations. Each of Parent and Merger Sub will have performed or complied in all material respects with all of its agreements, obligations and covenants under this Agreement; and

(c) Closing Certificate. Parent will have delivered to the Company a certificate, dated as of the Closing Date and signed by an executive officer of Parent, certifying in his or her capacity as an executive officer of

Parent and not in his or her capacity as an individual the satisfaction of the conditions set forth in Sections 6.02(a) and 6.02(b).

6.03 Conditions to the Obligation of Parent and Merger Sub. The obligation of Parent and Merger Sub to consummate the Merger and the other Transactions is subject to the fulfillment or written waiver by Parent or Merger Sub (to the extent permitted by applicable Law) before the Effective Time of each of the following conditions:

(a) Representations and Warranties. (1) Each of the representations and warranties of the Company contained in Section 3.01(e)(1) through (5) shall be true and correct other than in de minimis respects as of the date of this Agreement and as of the Closing Date, as if made as of such date (except to the extent expressly made as of an earlier date, in which case solely as of such date), (2) each of the representations and warranties of the Company contained in Sections 3.01(a), 3.01(b), 3.01(c), 3.01(e)(4), 3.01(f), 3.01(g), 3.01(j)(5), 3.01(k) and 3.01(r) that is qualified as to materiality or Material Adverse Effect shall be true and correct in all respects, or any such representation or warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date, as if made as of such date (except to the extent expressly made as of an earlier date, in which case solely as of such date) and (3) each of the other representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects, in each case, at and as of the date of this Agreement and as of the Closing Date, as if made as of such date (except to the extent expressly made as of an earlier date, in which case solely as of such date), except in the case of this subsection 3 where the failure to be so true and correct has not had, and would not reasonably be expected to have, a Material Adverse Effect with respect to the Company;

(b) Performance of Obligations. The Company will have performed or complied with in all material respects all of its agreements, obligations and covenants under this Agreement;

(c) Governmental Approvals. All necessary consents to the Transactions required from the governing regulatory authorities have been obtained including, but not limited to, the consent of the Bundeskartellamt, Germany, without such consents being subject to conditions that, in the reasonable opinion of the Parent, are unacceptable, provided that, in the event that a required consent is not obtained or conditions are imposed on the Transactions as a result of the acquisition by Parent, directly or indirectly, of NHC Group Pty Limited, Parent and Merger Sub shall not be relieved of their obligation to consummate the Merger and other Transactions under this Section 6.03(c);

(d) Principal Australian Office Lease. The lease for the principal offices of the Company in Australia shall not contain a change of control provision or the landlord shall have consented to the Transactions without the termination of the lease or the imposition of conditions that, in the reasonable opinion of the Parent, are unacceptable;

(e) Subsidiary Ownership. The Company shall have delivered evidence of its ownership in all of its subsidiaries to the widest extent possible under applicable law and to the satisfaction of Parent, in its reasonable discretion;

(f) Releases. The Company shall have obtained complete and irrevocable releases from each of its directors and executive officers with respect to any claims that pre-date the Effective Date, such releases to be conditioned on the payment of severance obligations due to such individuals as identified in Schedule 3.01(m)(4) of the Disclosure Schedule;

(g) Executive Management Team. A sufficient number of the executive management team necessary to manage the transition of the business of the Company during the period immediately following the Effective Date, as determined in the reasonable discretion of Parent, have agreed to provide services to the Company as independent consultants for up to ninety (90) days following the Closing at a compensation level equal to their current base salary;

(h) Litigation Regarding the Transactions. There shall not exist any unresolved litigation regarding the Transactions that, in the reasonable judgment of the Parent, is likely to have a material adverse impact on the Company;

(i) No Material Adverse Effect. Since the date of this Agreement, there will not have been any event, change, circumstance, condition, development or effect that has had, or would reasonably be expected to have, a Material Adverse Effect with respect to the Company; and

(j) Closing Certificate. The Company will have delivered to Parent a certificate, dated as of the Closing Date and signed by an executive officer of the Company, certifying in his or her capacity as an executive officer and not in his or her individual capacity the satisfaction of the conditions set forth in Sections 6.03(a) and 6.03(b).

ARTICLE VII

TERMINATION

7.01 Termination. This Agreement may be terminated at any time prior to the Effective Time and the Transactions may be abandoned (whether before or, subject to the terms hereof, after the Company Stockholder Approval has been obtained) for any reason provided in paragraphs (a) through (h) below.

(a) By mutual written consent of each of Parent and the Company.

(b) By either Parent or the Company if any Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Order (whether temporary, preliminary or permanent) that has become final and nonappealable and has the effect of making consummation of the Merger illegal or otherwise preventing or prohibiting consummation of the Merger; provided, however, that the provisions of this Section 7.01(b) shall not be available to (i) any Party if such Party’s material breach of this Agreement has been a principal cause of such Order or (ii) to the Parent if the acquisition, directly or indirectly, of NHC Group Pty Limited is the principal cause of such Order.

(c) By either Parent or the Company if any Law shall have been adopted, enacted or promulgated that makes consummation of the Merger illegal or otherwise prohibited.

(d) By Parent if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the Company, or any representation or warranty of the Company set forth in this Agreement shall have become materially untrue or inaccurate, in each case, such that (1) the conditions set forth in Section 6.03(a) or 6.03(b) would not be satisfied and (2) such breach, untruth or inaccuracy shall not have been cured or is incapable of being cured within fifteen (15) days after Parent shall have given the Company notice thereof.

(e) By either Parent or the Company if the adoption of this Agreement by the Company Stockholders shall not have been obtained at the Stockholders’ Meeting or at any adjournment or postponement of the Stockholders’ Meeting.

(f) By Parent or the Company if the Merger shall not have been consummated on or before February 28, 2011 (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 7.01(f) shall not be available to any Party to the extent that such Party’s failure to comply in all respects with any provision of this Agreement has resulted in the failure of a condition to the consummation of the Merger prior to the Termination Date.

(g) By the Company, at any time prior to obtaining the Company Stockholder Approval, the Company Board shall have effected a change to the Company Board Recommendation pursuant to Section 4.13(c) and authorized the Company to enter into a definitive agreement with respect to a Superior Proposal; provided, however, that for such termination to be effective the Company Termination Fee shall have been paid to Parent pursuant to Section 8.11 below.

(h) By the Company if there shall have been a breach of any of the covenants or agreements set forth in this Agreement on the part of Merger Sub or Parent, or any representation or warranty of Parent or Merger Sub set forth in this Agreement shall have become untrue or inaccurate, in each case, such that (1) the conditions set forth in Section 6.02(a) or Section 6.02(b) would not be satisfied and (2) such breach, untruth or inaccuracy shall not have been cured or is incapable of being cured within fifteen (15) days after the Company shall have given Parent notice thereof.

(i) By Parent if prior to the Company Stockholder Approval, the Company Board shall have effected a Change in the Company Board Recommendation or, in the case of an Acquisition Proposal made by way of a tender offer or exchange offer, failed to recommend that the Company’s stockholders reject such tender offer within the ten business day rule specified in Rule 14e-2(a) of the Exchange Act.

7.02 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.01, this Agreement will forthwith become void and there will be no liability on the part of any Party or any of its affiliates, directors, officers or stockholders except that (a) nothing herein relieves the Company, on the one hand, or Parent and Merger Sub, on the other hand, from liability for fraud or any willful or intentional breach hereof or willful or intentional misrepresentation herein, and (b) the provisions contained in Article I (Definitions; Interpretation), Section 4.07 (Press Releases), this Section 7.02 (Effect of Termination), Article VIII (Miscellaneous) (as applicable) and the provisions of the Confidentiality Agreement will each survive any such termination. For purposes of this Agreement, “willful or intentional breach” will include a breach that is a consequence of an act undertaken by a breaching party with the knowledge that the taking of such act would, or would reasonably be expected to, cause a breach of this Agreement.

ARTICLE VIII

MISCELLANEOUS

8.01 Survival. None of the representations or warranties contained in this Agreement will survive the Effective Time. This Section 8.01 will not limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time and this Article VIII will survive the Effective Time.

8.02 Waiver; Amendment; Extension of Time. At any time prior to the Effective Time, whether before or after obtaining the Company Stockholder Approval, any provision of this Agreement may be (a) waived by the Party benefited by the provision, but only in writing (provided that no such waiver will be applicable except in the specific instance for which it is given), or (b) amended or modified at any time, but only by a written agreement executed in the same manner as this Agreement, except to the extent that any such amendment would violate applicable Law; provided that after receipt of the Company Stockholder Approval, no amendment shall be made or given that requires further approval of the Company Stockholders under the DGCL unless the required approval is obtained. Except as set forth elsewhere in this Agreement, at any time prior to the Effective Time, the Parties may extend the time for performance of any of the covenants, agreements or conditions of the other Parties to this Agreement, but only in a written agreement executed and delivered by or on behalf of the Party against which it is sought to be enforced. Neither the failure nor any delay by any Party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.

8.03 Counterparts; Electronic Transmission. This Agreement may be executed in one or more counterparts (whether by facsimile, electronic transmission or otherwise), each of which will be deemed to constitute an original, and transmission of a duly executed counterpart hereof by electronic means will be deemed to constitute delivery of an executed original manual counterpart hereof.

8.04 Governing Law; Jurisdiction; Venue; Service of Process; Waiver of Jury Trial. This Agreement and the agreements, instruments and documents contemplated hereby and all disputes between the Parties under or relating to this Agreement or the facts and circumstances leading to its execution and delivery, whether in contract, tort or otherwise, will be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of the Law of any other State. The Delaware Court of Chancery sitting in Wilmington, Delaware (and if the Delaware Court of Chancery shall be unavailable, any Delaware state court and the Federal court of the United States of America sitting in the State of Delaware) will have exclusive jurisdiction over any and all disputes among the Parties, whether at law or in equity, based upon, arising out of or relating to this Agreement and the agreements, instruments and documents contemplated hereby or the facts and circumstances leading to its execution and delivery, whether in contract, tort or otherwise. Each of the Parties irrevocably consents to and agrees to submit to the exclusive jurisdiction of such courts, agrees that process may be served upon them in any manner authorized by the Laws of the State of Delaware, and hereby waives, and agrees not to assert in any such dispute, to the fullest extent permitted by applicable Law, any claim that (a) such Party is not personally subject to the jurisdiction of such courts, (b) such Party and such Party’s property is immune from any legal process issued by such courts or (c) any litigation commenced in such courts is brought in an inconvenient forum. EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUTSIDE THE TERRITORIAL JURISDICTION OF THE COURTS REFERRED TO IN THIS SECTION 8.04 IN ANY ACTION OR PROCEEDING UNDER OR RELATING TO THIS AGREEMENT OR THE FACTS AND CIRCUMSTANCES LEADING TO ITS EXECUTION AND DELIVERY BY MAILING COPIES THEREOF BY REGISTERED UNITED STATES MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO ITS ADDRESS AS SPECIFIED IN OR PURSUANT TO SECTION 8.07. HOWEVER, THE FOREGOING SHALL NOT LIMIT THE RIGHT OF A PARTY TO EFFECT SERVICE OF PROCESS ON ANY OTHER PARTY BY ANY OTHER LEGALLY AVAILABLE METHOD. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS (AS DEFINED HEREIN).

8.05 Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Each Party agrees that, in the event of any breach or threatened breach by any other Party of any covenant or obligation contained in this Agreement, the non-breaching Party shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation and (b) an injunction restraining such breach or threatened breach. Each Party further agrees that no other Party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.05, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

8.06 Disclosure Schedule. Before entry into this Agreement, the Company delivered to Parent and Merger Sub a schedule (the “Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either (a) in response to an express disclosure requirement contained in a provision hereof or (b) as an exception to one or more representations or warranties contained in Section 3.01 or to one or more of the Company’s covenants contained in Article IV. The Disclosure Schedule constitutes an integral part of this Agreement and is attached hereto as Schedule A and is hereby incorporated herein. There may be included in the Disclosure Schedule and elsewhere in this Agreement items and information that are not “material,” and such inclusion will not be deemed to be an acknowledgment or agreement that any such item or information (or any non-disclosed item or information of comparable or greater significance) is “material” and will not be used as a basis for interpreting the terms “material,” “materially,” “materiality” or any word or phrase of similar import used herein. Matters reflected in the Disclosure Schedule are not necessarily limited to matters required by this Agreement to be disclosed in the Disclosure Schedule. No disclosure in the Disclosure Schedule relating to a possible breach or violation of any contract or Law will be construed as an admission or indication that such breach or violation exists or has occurred. Any disclosures in the Disclosure Schedule that refer to a document are qualified in their entirety by reference to the text of such document, including all amendments, exhibits, schedules and other attachments thereto. Any capitalized term used in the Disclosure Schedule and not otherwise defined therein has the meaning given to such term in this Agreement. Any headings set forth in the Disclosure Schedule are for convenience of reference only and do not affect the meaning or interpretation of any of the disclosures set forth in the Disclosure Schedule.

8.07 Notices. All notices, requests and other communications given or made under this Agreement must be in writing and will be deemed given when personally delivered, transmitted by facsimile (with confirmation of successful transmission) or mailed by registered or certified mail (return receipt requested) to the persons, addresses and/or facsimile numbers set forth below or such other place as such Party may specify by notice given in accordance with this Section 8.07.

If to the Company, to:

Otix Global, Inc.

4246 South Riverboat Road, Suite 300

Salt Lake City, Utah 84123

Attention: Samuel L. Westover

Facsimile: (801) 312-1700

With a Copy to:

Holland & Hart LLP

222 South Main, Suite 2200

Salt Lake City, Utah 84101

Attention: Gregory E. Lindley

Facsimile: (801) 779-5800

If to Parent or Merger Sub, to:

William Demant Holding A/S

Kongebakken 9

DK-2765 Smorum

Denmark

Attention: Niels Jacobsen

With a Copy to:

Accura Advokatparnterselskab

Tuborg Boulevard 1

DK-2900 Hellerup

Copenhagen, Denmark

Attention: Jesper Schultz Larsen

Facsimile: +45 3945 2801

Parr Brown Gee & Loveless

185 South State Street, Suite 800

Salt Lake City, Utah 84111

Attention: Keith L. Pope

Facsimile: (801) 532-7750

8.08 Entire Understanding; No Third Party Beneficiaries. This Agreement represents the entire understanding of the Parties regarding the Transactions and supersedes any and all other oral or written agreements and understandings previously made or purported to be made with respect thereto. No representation, warranty, inducement, promise, understanding or condition not set forth in this Agreement has been made or relied on by any Party in entering into this Agreement. Except for the enforcement by the Indemnified Parties after the Effective Time of Section 5.01, nothing expressed or implied in this Agreement is intended to confer any rights, remedies, obligations or liabilities upon any Person other than the Parties.

8.09 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and will in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party. Upon any such determination, the Parties will negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the Parties.

8.10 Assignment; Successors. No Party may assign either this Agreement or any of its rights or interests, or delegate any of its duties, hereunder, in whole or in part, without the prior written consent of the other Parties; provided that Merger Sub may assign any of its rights, interests and obligations hereunder, in whole or from time to time in part, to any direct or indirect Subsidiary of Parent without the consent of any other party, but no such assignment shall relieve Parent of its obligations hereunder. Any attempt to make any assignment in violation of this Section 8.10 will be null and void. Subject to the preceding sentences of this Section 8.10, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the Parties and their respective successors and permitted assigns.

8.11 Expenses.

(a) Except as otherwise specifically provided herein, all costs and expenses incurred in connection with this Agreement and the Transactions will be paid by the Party incurring such expenses, whether or not the Merger is consummated.

(b) The Company shall pay the Buyer a termination fee in an amount equal to two million dollars ($2,000,000) (the “Company Termination Fee”) in the event of the termination of this Agreement pursuant to Section 7.01(g) or Section 7.01(i). In the event that Parent shall receive full payment pursuant to this Section 8.11(b), the receipt of such fee shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Parent, the Merger Sub, any of their respective Affiliates or any other person in connection with this Agreement (and the termination hereof), the Transactions contemplated hereby (and the abandonment thereof) or any matter forming the basis for such termination, and none of Parent, the Merger Sub, any of their respective Affiliates or any other person shall be entitled to bring or maintain any other claim, action or proceeding against the Company or any of its Affiliates arising out of this Agreement, any of the Transactions contemplated hereby or any matters forming the basis for such termination. Any fee due under this Section 8.11(b) shall be paid to Parent in cash by wire transfer of immediately available funds not later than the earlier of (i) two business days after the close of the Superior Transaction, and (ii) six months after the termination of this Agreement.

(c) In the event that the conditions to the Merger set forth in Sections 6.01 and 6.03 have been satisfied and the Agreement has not been terminated pursuant to Section 7.01 and Parent is unable or unwilling to complete the Transactions, Parent shall pay the Company a fee in an amount equal to five million dollars ($5,000,000) (the “Parent Termination Fee”). The Parent Termination Fee shall be paid to the Company in cash by wire transfer of immediately available funds not later than two business days after the occurrence of such termination. In the event that the Company shall receive payment pursuant to this Section 8.11(c), such amount shall be offset against any claim for any and all losses or damages suffered or incurred by the Company, its Affiliates, or any other person in connection with the actions of Parent and Merger Sub under the terms of this Agreement or in connection with the Transactions contemplated hereby.

(d) Each of the Company and Parent acknowledges that the agreements contained in this Section 8.11 are an integral party of the transactions contemplated by this Agreement, and that without these agreements the parties would not enter into this Agreement. In the event that the Company shall fail to pay the Company Termination Fee when due, the Company shall reimburse Parent for all reasonable costs and expenses actually incurred or accrued by Parent (including reasonable fees and expenses of counsel) in connection with the collection under and enforcement of this Section 8.11. In the event that Parent shall fail to pay the Parent Termination Fee when due, Parent shall reimburse the Company for all reasonable costs and expenses actually incurred or accrued by the Company (including reasonable fees and expenses of counsel) in connection with the collection under and enforceable of this Section 8.11.

8.12 Disclaimer. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 8.02 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

WILLIAM DEMANT HOLDING A/S

By:	/S/ WILLIAM DEMANT HOLDING A/S
Name:
Title:

OI MERGER SUB, INC.

By:	/S/ OI MERGER SUB, INC.
Name:
Title:

OTIX GLOBAL, INC.

By:	/S/ SAMUEL L. WESTOVER
Name:	Samuel L. Westover
Title:	Chairman and Chief Executive Officer

Annex B

Opinion of Valuation Research Corp.

September 8, 2010

Board of Directors

Otix Global, Inc.

4246 South Riverbank Road, Suite 300

Salt Lake City, UT 84123

Ladies and Gentlemen:

Valuation Research Corporation (“VRC”) understands that the Board of Directors of Otix Global, Inc. [NASDAQ: OTIX] (“OTIX” or the “Company”) is currently considering an offer received from William Demant [OMX: WDH] (“WDH”) to purchase all the outstanding common shares of the Company for cash consideration of $8.60 per share in a change of control transaction (the “Transaction”).

In connection with the Transaction, the Board of Directors has requested VRC’s written opinion (the “Opinion”) that the Transaction is fair to the Company’s stockholders from a financial point of view.

In rendering the Opinion, VRC conducted such reviews, analyses and inquiries deemed necessary and appropriate under the circumstances. Among other things, VRC has:

•	Reviewed public filings of the Company;

•	Reviewed the Company’s financial projections, and the material assumptions associated therewith, for fiscal years 2010 through 2015;

•	Reviewed schedule prepared by Company management detailing total common shares outstanding;

•	Reviewed the Company’s correspondence with WDH as it relates to the Transaction;

•	Reviewed Company correspondence related to offers received from parties other than WDH;

•	Reviewed various analyst reports on the Company;

•

Reviewed the industry in which the Company operates, which included a review of (i) certain research with respect to the current market conditions and outlook (ii) certain information on publicly traded companies deemed most comparable to the Company and (iii) certain information related to relevant industry M&A transactions;

•	Had discussions with Company management with respect to the past, present, and future operating and financial conditions of the Company, among other subjects;

•	Developed indications of value for the Company using generally accepted valuation methodology; and

•	Conducted such other reviews, analyses and inquiries and considered such other economic, industry, market, financial and other information and data reasonably deemed appropriate.

In rendering the Opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of all financial and other information and data publicly available or furnished to us or otherwise obtained by us or discussed with us by certain senior managers of the Company. With respect to financial forecasts and other information and data provided to us or otherwise obtained by us or discussed with us, we have been advised by certain senior managers of the Company that such forecasts and other information and data were reasonably prepared, reflecting the best currently available estimates and judgments of management as to the future financial performance of OTIX.

B-1

The Opinion necessarily is based upon economic, industry, market, financial and other conditions and circumstances as they exist and to the extent they can be evaluated on the date hereof and we assume no responsibility to update or revise the Opinion based upon any events or circumstances occurring after the date hereof. Further, we have assumed there has been no material change in the businesses, assets, liabilities, financial condition, or prospects of OTIX since the date of the most recent financial statements (June 30, 2010) and other information and data made available to us and furnished to us as of the date hereof.

In conducting our review and analyses, and as a basis for arriving at the Opinion expressed herein, we utilized valuation methodologies, procedures and considerations deemed relevant and customary under the circumstances. We also have taken into account our assessment of general economic, industry, market, financial and other conditions and circumstances, which may or may not prove to be accurate, and our experience in similar transactions as well as our experience in business and securities valuation in general.

We have not been involved in the structuring, documentation or negotiation of the Transaction and have not provided any investment banking services. We have not been requested to opine as to, and the Opinion therefore does not address, the relative risks or merits of the Transaction or any other business strategies or transactional alternatives that might be available to the Company, nor does the Opinion address the underlying business decision of the Company to consummate the Transaction.

The Opinion relates solely to the fairness, from a financial point of view, to the Company’s common stockholders and does not address any specific legal, tax, accounting, financial reporting, business, employee, labor, pension, postretirement benefit, capitalization, creditor, stockholder or management matters, rights, obligations, effects or consequences with respect to the Company or any of their affiliates related to or associated with the Transaction.

The Opinion expressed herein is provided for the information of the existing Board of Directors of OTIX. The Opinion may not be publicly disclosed or otherwise publicly referred to, without our prior written consent, except as may otherwise be required by law or by a court of competent jurisdiction.

Valuation Research Corporation, in the normal course of its business, provides valuation advisory services in connection with mergers and acquisitions, leveraged buyouts and recapitalizations, reorganizations, sales and dispositions, tax matters, financial reporting matters, and other matters.

Based upon and subject to the foregoing, our prior experience, our work as described above and other factors we deemed relevant, we are of the Opinion that, as of the date hereof, the Transaction is fair to the stockholders of OTIX, from a financial point of view.

Respectfully Submitted,

Valuation Research Corporation

B-2

Annex C

Section 262 of the General Corporation Law of the State of Delaware

§ 262. Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

SPECIAL MEETING OF STOCKHOLDERS OF

OTIX GLOBAL, INC.

November     , 2010

PROXY VOTING INSTRUCTIONS

VOTE BY INTERNET - Use the Internet website at www.voteproxy.com to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

COMPANY NUMBER

Vote online/phone until 11:59 PM EST the day before the meeting.

ACCOUNT NUMBER

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at www.otixglobal.com/2010specialmtgproxy

â  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone.  â

■      20230303000000000000       8                                                                 050709

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1, ADOPTION OF THE MERGER AGREEMENT AND “FOR” PROPOSAL 2, ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES.

PLEASE SIGN, DATE AND RETURN PROMPTLY INT HE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

PROPOSALS:

1.

To adopt the Agreement and Plan of Merger dated as of September 13, 2010, among William Demant Holding A/S, OI Merger Sub, Inc., and Otix Global, Inc., as it may be amended from time to time.

For            Against             Abstain

2.

To adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

For            Against             Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” THE ADOPTION OF THE MERGER AGREEMENT AND “FOR” THE PROPOSAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES.

PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder

Date:

Signature of Stockholder

Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

☐

OTIX GLOBAL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD NOVEMBER     , 2010

As an alternative to completing this form, you may enter your vote instruction via the internet at www.votepoxy.com or by telephone at 1-800-PROXIES, and follow the simple instructions. You will need to use the Company Number and Account Number shown on your proxy card.

The undersigned hereby appoints Samuel L. Westover and Michael M. Halloran, or either of them, as Proxies, with full power of substitution, to vote all shares of common stock whi ch the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders to be held on November     , 2010 at 9:00 a.m. MDT at the Company’s headquarters located at 4246 South Riverboat Road, Suite 300, Salt Lake City, Utah 84123 or any adjournments thereof, and upon any and all matters which may properly be brought before the Special Meeting or any adjournments thereof, hereby revoking all former proxies.

In their discretion, the Proxies are authorized to vote upon such other matters as may come before the meeting.

(Continued and to be signed on reverse side.)